                                                                   Exhibit 10.16




                                CREDIT AGREEMENT


                                     among


                              ORTHALLIANCE, INC.,


                           THE LENDERS NAMED HEREIN,


                                      and


                           FIRST UNION NATIONAL BANK,
                                    as Agent


                     $25,000,000 Revolving Credit Facility


                                  Arranged by
                       FIRST UNION CAPITAL MARKETS CORP.


                         Dated as of December 30, 1997

                               TABLE OF CONTENTS


                                                                                                                           Page
                                                              ARTICLE I

                                                             DEFINITIONS

         1.1.         Defined Terms   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
         1.2.         Accounting Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
         1.3.         Other Terms; Construction.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16

                                                             ARTICLE II

                                                    AMOUNT AND TERMS OF THE LOANS

         2.1.         Commitments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
         2.2.         Borrowings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
         2.3.         Disbursements; Funding Reliance; Domicile of Loans  . . . . . . . . . . . . . . . . . . . . . . . . . 18
         2.4.         Notes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
         2.5.         Termination and Reduction of Commitments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
         2.6.         Mandatory Payments and Prepayments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
         2.7.         Voluntary Prepayments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
         2.8.         Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
         2.9.         Fees.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
         2.10.        Interest Periods.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
         2.11.        Conversions and Continuations   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
         2.12.        Method of Payments; Computations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
         2.13.        Recovery of Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
         2.14.        Use of Proceeds   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
         2.15.        Pro Rata Treatment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
         2.16.        Increased Costs; Change in Circumstances; Illegality; etc   . . . . . . . . . . . . . . . . . . . . . 25
         2.17.        Taxes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
         2.18.        Compensation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29

                                                             ARTICLE III

                                                       CONDITIONS OF BORROWING

         3.1.         Conditions of Initial Borrowing   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
         3.2.         Conditions of All Borrowings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32

                                                             ARTICLE IV

                                                   REPRESENTATIONS AND WARRANTIES

         4.1.         Corporate Organization and Power  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
         4.2.         Authorization; Enforceability.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
         4.3.         No Violation.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
         4.4.         Governmental and Third-Party Authorization; Permits.  . . . . . . . . . . . . . . . . . . . . . . . . 34
         4.5.         Litigation.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
         4.6.         Taxes.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
         4.7.         Subsidiaries.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
         4.8.         Full Disclosure.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
         4.9.         Margin Regulations.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
         4.10.        No Material Adverse Change.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
         4.11.        Financial Matters.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
         4.12.        Ownership of Properties.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
         4.13.        ERISA.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
         4.14.        Environmental Matters.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
         4.15.        Compliance With Laws.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
         4.16.        Regulated Industries.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
         4.17.        Insurance   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
         4.18.        Material Contracts.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
         4.19.        Security Documents.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
         4.20.        Labor Relations.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39

                                                              ARTICLE V

                                                        AFFIRMATIVE COVENANTS

         5.1.         Financial Statements.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
         5.2.         Other Business and Financial Information.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
         5.3.         Corporate Existence; Franchises; Maintenance of Properties.   . . . . . . . . . . . . . . . . . . . . 42
         5.4.         Compliance with Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
         5.5.         Payment of Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
         5.6.         Insurance.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
         5.7.         Maintenance of Books and Records; Inspection.   . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
         5.8.         Permitted Acquisitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
         5.9.         Creation or Acquisition of Subsidiaries   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
         5.10.        Additional Security   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 45
         5.11.        Further Assurances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 45
         5.12.        Year 2000 Compatibility   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 45

                                                             ARTICLE VI

                                                         FINANCIAL COVENANTS

         6.1.         Leverage Ratio  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 45

         6.2.         Coverage Ratio  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
         6.3.         Consolidated Net Worth  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
         6.4.         Capital Expenditures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46



                                                             ARTICLE VII

                                                         NEGATIVE COVENANTS

         7.1.         Merger; Consolidation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
         7.2.         Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 47
         7.3.         Liens   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 47
         7.4.         Disposition of Assets   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
         7.5.         Investments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
         7.6.         Restricted Payments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 50
         7.7.         Transactions with Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 51
         7.8.         Lines of Business   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 51
         7.9.         Certain Amendments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 51
         7.10.        Limitation on Certain Restrictions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 51
         7.11.        No Other Negative Pledges   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 52
         7.12.        Fiscal Year   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 52
         7.13.        Accounting Changes.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 52

                                                            ARTICLE VIII

                                                          EVENTS OF DEFAULT

         8.1.         Events of Default   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 52
         8.2.         Remedies: Termination of Commitments, Acceleration, etc.  . . . . . . . . . . . . . . . . . . . . . . 54
         8.3.         Remedies: Set-Off.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 55

                                                             ARTICLE IX

                                                              THE AGENT

         9.1.         Appointment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 55
         9.2.         Nature of Duties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 55
         9.3.         Exculpatory Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 56
         9.4.         Reliance by Agent   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 56
         9.5.         Non-Reliance on Agent and Other Lenders   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 57
         9.6.         Notice of Default   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 57
         9.7.         Indemnification   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 57
         9.8.         The Agent in its Individual Capacity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 58
         9.9.         Successor Agent   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 58

         9.10.        Collateral Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 59

                                                              ARTICLE X

                                                            MISCELLANEOUS

         10.1.        Fees and Expenses   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 59
         10.2.        Indemnification   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 60
         10.3.        Governing Law; Consent to Jurisdiction.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 60
         10.4.        Arbitration; Preservation and Limitation of Remedies  . . . . . . . . . . . . . . . . . . . . . . . . 61
         10.5.        Notices   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 61
         10.6.        Amendments, Waivers, etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 62
         10.7.        Assignments, Participations.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 63
         10.8.        No Waiver.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 65
         10.9.        Successors and Assigns.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 65
         10.10.       Survival.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 65
         10.11.       Severability.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 65
         10.12.       Construction.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 66
         10.13.       Confidentiality   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 66
         10.14.       Counterparts; Effectiveness   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 66
         10.15.       Disclosure of Information   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 66
         10.16.       Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 66


                                    EXHIBITS

Exhibit A                 Form of Note
Exhibit B-1               Form of Notice of Borrowing
Exhibit B-2               Form of Notice of Conversion/Continuation
Exhibit C                 Form of Compliance Certificate
Exhibit D                 Form of Assignment and Acceptance
Exhibit E                 Form of Pledge and Security Agreement
Exhibit F                 Form of Subsidiary Guaranty
Exhibit G                 Form of Opinion of Munger, Tolles & Olson
Exhibit H                 Form of Financial Condition Certificate




                                   SCHEDULES

Schedule 4.4              Consents and Approvals
Schedule 4.7              Subsidiaries
Schedule 4.12             Real Property Interests
Schedule 4.17             Insurance
Schedule 4.18             Material Contracts
Schedule 7.2              Indebtedness
Schedule 7.3              Liens
Schedule 7.5              Investments
Schedule 7.8              Transactions with Affiliates

                                CREDIT AGREEMENT


         THIS CREDIT AGREEMENT, dated as of the 30th day of December, 1997 (this "Agreement"), is made among ORTHALLIANCE, INC., a Delaware corporation with its principal offices in Torrance, California (the "Borrower"), the banks and financial institutions listed on the signature pages hereto or that become parties hereto after the date hereof (collectively, the "Lenders"), and FIRST UNION NATIONAL BANK ("First Union"), as agent for the Lenders (in such capacity, the "Agent").


                                    RECITALS

         A. The Borrower has requested that the Lenders make available to the Borrower a revolving credit facility in the aggregate principal amount of $25,000,000. The Borrower will use the proceeds of this facility for working capital, including the financing of certain patient receivables, and general corporate purposes, including permitted acquisitions, all as more fully described herein.

         B. The Lenders are willing to make available to the Borrower the credit facility described herein subject to and on the terms and conditions set forth in this Agreement.


                                   AGREEMENT

         NOW, THEREFORE, in consideration of the mutual provisions, covenants and agreements herein contained, the parties hereto hereby agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

         1.1. Defined Terms. For purposes of this Agreement, in addition to the terms defined elsewhere herein, the following terms shall have the meanings set forth below (such meanings to be equally applicable to the singular and plural forms thereof):

         "Account Designation Letter" shall mean a letter from the Borrower to the Agent, duly completed and signed by an Authorized Officer and in form and substance satisfactory to the Agent, listing any one or more accounts to which the Borrower may from time to time request the Agent to forward the proceeds of any Loans made hereunder.

         "Acquisition" shall mean any transaction or series of related transactions, consummated on or after the date hereof, by which the Borrower directly, or indirectly through one or more Subsidiaries, (i) acquires any going business, or all or substantially all of the assets, of any Person, whether through purchase of assets, merger or otherwise, or (ii) acquires securities or other ownership interests of any Person having at least a majority of combined voting power of the then outstanding securities or other ownership interests of such Person.

         "Acquisition Amount" shall mean, with respect to any Acquisition, the sum (without duplication) of (i) the amount of cash paid by the Borrower and its Subsidiaries in connection with such Acquisition, (ii) the Fair Market Value of all Capital Stock of the Borrower issued or given in connection with such Acquisition, (iii) the amount (determined by using the face amount or the amount payable at maturity, whichever is greater) of all Indebtedness incurred, assumed or acquired by the Borrower and its Subsidiaries in connection with such Acquisition, (iv) all additional purchase price amounts in connection with such Acquisition in the form of earnouts and other contingent obligations that should be recorded as a liability on the balance sheet of the Borrower and its Subsidiaries or expensed, in either event in accordance with GAAP, Regulation S-X under the Securities Act of 1933, as amended, or any other rule or regulation of the Securities and Exchange Commission, (v) all amounts paid in respect of covenants not to compete, consulting agreements and other affiliated contracts in connection with such Acquisition, (vi) the amount of all transaction fees and expenses (including, without limitation, legal, accounting and finders' fees and expenses) incurred by the Borrower and its Subsidiaries in connection with such Acquisition and (vii) the aggregate fair market value of all other consideration given by the Borrower and its Subsidiaries in connection with such Acquisition.

         "Adjusted Base Rate" shall mean, at any time with respect to any Base Rate Loan, a rate per annum equal to the Base Rate as in effect at such time plus the Applicable Margin Percentage for Base Rate Loans as in effect at such time.

         "Adjusted LIBOR Rate" shall mean, at any time with respect to any LIBOR Loan, a rate per annum equal to the LIBOR Rate as in effect at such time plus the Applicable Margin Percentage for LIBOR Loans as in effect at such time.

         "Adjustment Date" shall have the meaning given to such term in the definition of the term "Applicable Margin Percentage."

         "Affiliate" shall mean, as to any Person, each other Person that directly, or indirectly through one or more intermediaries, owns or controls, is controlled by or under common control with, such Person or is a director or officer of such Person. For purposes of this definition, with respect to any Person "control" shall mean (i) the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, or (ii) the beneficial ownership of securities or other ownership interests of such Person having 10% or more of the combined voting power of the then outstanding securities or other ownership interests of such Person ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors or other governing body of such Person.

         "Affiliated Orthodontist" shall mean an orthodontist or group of orthodontists (including in each case professional corporations) that has entered into a Services Agreement with the Borrower or its Subsidiaries.

         "Agent" shall mean First Union, in its capacity as Agent appointed under ARTICLE IX, and its successors and permitted assigns in such capacity.

         "Agreement" shall mean this Credit Agreement, including all Schedules and Exhibits hereto, as amended, modified or supplemented from time to time.

         "Annualized EBITDA" shall mean, with respect to the Borrower and its Subsidiaries on a consolidated basis, as of the last day of any fiscal quarter, the product of (i) Consolidated EBITDA for the two (2) consecutive fiscal quarters ending on such date, multiplied by (ii) two (2), provided that prior to the Adjustment Date for the fiscal quarter ending March 31, 1998, Annualized EBITDA shall mean the product of (i) Consolidated EBITDA for the fiscal quarter ending December 31, 1997, multiplied by (ii) four (4), provided, further, that prior to the Adjustment Date for the fiscal quarter ending December 31, 1997, Annualized EBITDA shall mean $7,900,000.

         "Annualized EBITDAR" shall mean, at any time with respect to the Borrower and its Subsidiaries on a consolidated basis, as of the last day of any fiscal quarter, the product of (i) the sum of (a) Consolidated EBITDA for the two (2) consecutive fiscal quarters ending on such date, plus (b) Corporate Rent for the two consecutive fiscal quarters ending on such date, multiplied by
(ii) two (2), provided that prior to the Adjustment Date for the fiscal quarter ending March 31, 1998, Annualized EBITDAR shall mean the product of (i) the sum of (a) Consolidated EBITDA for the fiscal quarter ending December 31, 1997, plus (b) Corporate Rent for such quarter, multiplied by (ii) four (4), provided, further, that prior to the Adjustment Date for the fiscal quarter ending December 31, 1997, Annualized EBITDAR shall mean $7,950,000.

         "Applicable Margin Percentage" shall mean, at any time from and after the Closing Date, the applicable percentage (a) to be added to the Base Rate pursuant to SECTION 2.8 for purposes of determining the Adjusted Base Rate, (b) to be added to the LIBOR Rate pursuant to SECTION 2.8 for purposes of determining the Adjusted LIBOR Rate, and (c) to be used in calculating the commitment fee payable pursuant to SECTION 2.9(B), in each case as determined under the following matrix with reference to the Leverage Ratio:

                                          Applicable Margin        Applicable Margin        Applicable Margin
                                           Percentage for            Percentage for           Percentage for
Leverage Ratio                             Base Rate Loans            LIBOR Loans             Commitment Fee
--------------                             ---------------            -----------             --------------
Greater than 2.5 to 1.0                        0.500%                    1.500%                   0.375%

Greater than 2.0 to 1.0
but less than or equal to 2.5 to 1.0           0.375%                    1.375%                   0.375%

Greater than 1.5 to 1.0
but less than or equal to 2.0 to 1.0           0.250%                    1.250%                   0.250%

Less than or equal to 1.5 to 1.0               0.000%                    1.000%                   0.250%

On each Adjustment Date (as hereinafter defined), the Applicable Margin Percentage for all Loans and the commitment fee payable pursuant to SECTION 2.9(B) shall be adjusted effective as of such date (based upon the calculation of the Leverage Ratio as of the last day of the fiscal period to which such Adjustment Date relates) in accordance with the above matrix; provided, however, that, notwithstanding the foregoing or anything else herein to the contrary, if at any time the Borrower shall have failed to deliver the financial statements and a Compliance Certificate as required by SECTION 5.1(B) or SECTION 5.1(C), as the case may be, and SECTION 5.2(A), or if at any time a Default or Event of Default shall have occurred and be continuing, then at the election of the Required Lenders, at all times from and including the date on which such statements and Compliance Certificate are required to have been delivered (or the date of occurrence of such Default or Event of Default, as the case may be) to the date on which the same shall have been delivered (or such Default or Event of Default cured or waived, as the case may be), each Applicable Margin Percentage shall be determined in accordance with the above matrix as if the Leverage Ratio were greater than 2.5 to 1.0 (notwithstanding the actual Leverage Ratio). For purposes of this definition, "Adjustment Date" shall mean, with respect to any fiscal quarter of the Borrower beginning with the fiscal quarter ending December 31, 1997, the tenth (10th) day (or, if such day is not a Business Day, on the next succeeding Business Day) after delivery by the Borrower in accordance with SECTION 5.1(B) or SECTION 5.1(C), as the case may be, of (i) financial statements for the most recently completed applicable fiscal period and (ii) a duly completed Compliance Certificate with respect to such fiscal period.

        "Assignee" shall have the meaning given to such term in SECTION
10.7(A).

        "Assignment and Acceptance" shall mean an Assignment and Acceptance entered into between a Lender and an Assignee and accepted by the Agent and the Borrower, in substantially the form of EXHIBIT D.

        "Authorized Officer" shall mean, with respect to any action specified herein, any officer of the Borrower duly authorized by resolution of the board of directors of the Borrower to take such action on its behalf, and whose signature and incumbency shall have been certified to the Agent by the secretary or an assistant secretary of the Borrower.

        "Bankruptcy Code" shall mean 11 U.S.C. Section 101 et seq., as amended from time to time, and any successor statute.

        "Base Rate" shall mean the higher of (i) the per annum interest rate publicly announced from time to time by First Union in Charlotte, North Carolina, to be its prime rate (which may not necessarily be its best lending rate), as adjusted to conform to changes as of the opening of business on the date of any such change in such prime rate, and (ii) the Federal Funds Rate plus 0.5% per annum, as adjusted to conform to changes as of the opening of business on the date of any such change in the Federal Funds Rate.

        "Base Rate Loan" shall mean, at any time, any Loan that bears interest at such time at the applicable Adjusted Base Rate.

        "Borrower Margin Stock" shall mean shares of capital stock of the Borrower that are held by the Borrower or any of its Subsidiaries and that constitute Margin Stock.

        "Borrowing" shall mean the incurrence by the Borrower (including as a result of conversions and continuations of outstanding Loans pursuant to
SECTION 2.11) on a single date of one or more Loans of a single Type and, in the case of LIBOR Loans, as to which a single Interest Period is in effect.

        "Borrowing Date" shall mean, with respect to any Borrowing, the date upon which such Borrowing is made.

        "Business Day" shall mean (i) any day other than a Saturday or Sunday, a legal holiday or a day on which commercial banks in Charlotte, North Carolina are required by law to be closed and (ii) in respect of any determination relevant to a LIBOR Loan, any such day that is also a day on which tradings are conducted in the London interbank Eurodollar market.

        "Capital Expenditures" shall mean, for any period, the aggregate amount (whether paid in cash or accrued as a liability) that would, in accordance with GAAP, be included on the consolidated statement of cash flows of the Borrower and its Subsidiaries for such period as additions to equipment, fixed assets, real property or improvements or other capital assets (including, without limitation, capital lease obligations); provided, however, that Capital Expenditures shall not include any such expenditures (i) for replacements and substitutions for capital assets, to the extent made with the proceeds of insurance, (ii) made in connection with Permitted Acquisitions, or (iii) for additions to or replacements of equipment used in the practice of an Affiliated Orthodontist.

        "Capital Stock" shall mean (i) with respect to any Person that is a corporation, any and all shares, interests or equivalents in capital stock (whether voting or nonvoting, and whether common or preferred) of such corporation, and (ii) with respect to any Person that is not a corporation, any and all partnership, membership, limited liability company or other equity interests of such Person; and in each case, any and all warrants, rights or options to purchase any of the foregoing.

        "Cash Equivalents" shall mean (i) securities issued or unconditionally guaranteed by the United States of America or any agency or instrumentality thereof, backed by the full faith and credit of the United States of America and maturing within 90 days from the date of acquisition, (ii) commercial paper issued by any Person organized under the laws of the United States of America, maturing within 90 days from the date of acquisition and, at the time of acquisition, having a rating of at least A-1 or the equivalent thereof by Standard & Poor's Ratings Services or at least P-1 or the equivalent thereof by Moody's Investors Service, Inc., (iii) time deposits and certificates of deposit maturing within 90 days from the date of issuance and issued by a bank or trust company organized under the laws of the United States of America or any state thereof that has combined capital and surplus of at least $500,000,000 and that has (or is a subsidiary of a bank holding company that has) a long-term unsecured debt rating of at least A or the equivalent thereof by Standard & Poor's Ratings Services or at least A2 or the equivalent thereof by Moody's Investors Service, Inc., (iv) repurchase obligations with a term not exceeding seven (7) days with respect to underlying securities of the types described in clause (i) above entered into with any bank or trust company meeting the qualifications specified in clause (iii) above, and (v) money market funds at least 95% of the assets of which are continuously invested in securities of the type described in clause (i) above.

        "Closing Date" shall mean the date upon which the conditions precedent to the Initial Borrowing set forth in SECTION 3.1 shall have been satisfied.

        "Collateral" shall mean all right, title and interest of the Borrower and each of its Subsidiaries in (i) the Services Agreements and the proceeds thereof, (ii) the Securities (as defined in the Pledge and Security Agreement) owned by such Borrower or Subsidiary and the proceeds thereof, (iii) the

Accounts (as defined in the Pledge and Security Agreement) owned by such Borrower or Subsidiary and the proceeds thereof, and (iv) all other property and interests in property that shall from time to time be pledged or be purported to be pledged as direct or indirect security for the Obligations pursuant to any one or more of the Security Documents.

        "Commitment" shall mean, with respect to any Lender at any time, the amount set forth opposite such Lender's name on its signature page hereto under the caption "Commitment" or, if such Lender has entered into one or more Assignment and Acceptances, the amount set forth for such Lender at such time in the Register maintained by the Agent pursuant to SECTION 10.7(B) as such Lender's "Commitment," as such amount may be reduced at or prior to such time pursuant to the terms hereof.

        "Compliance Certificate" shall mean a fully completed and duly executed certificate in the form of EXHIBIT C, together with a Covenant Compliance Worksheet.

        "Consolidated EBITDA" shall mean, for the Borrower and its Subsidiaries on a consolidated basis, for any period, the aggregate of (i) Consolidated Net Income for such period, plus (ii) the sum of Consolidated Interest Expense, federal, state, local and other income taxes, depreciation, amortization of intangible assets, and extraordinary or nonrecurring noncash losses (including in connection with the sale or write-down of assets) and other noncash expenses or charges reducing income for such period, all to the extent taken into account in the calculation of Consolidated Net Income for such period, minus
(iii) the sum of extraordinary or nonrecurring gains (including in connection with the sale or write-up of assets) and other noncash credits increasing income for such period, all to the extent taken into account in the calculation of Consolidated Net Income for such period.

        "Consolidated Funded Debt" shall mean, as of any date of determination, the aggregate (without duplication) of all Funded Debt of the Borrower and its Subsidiaries as of such date, determined on a consolidated basis in accordance with GAAP. For purposes of determining Consolidated Funded Debt as of any date, each Contingent Obligation of the Borrower and its Subsidiaries required to be included in such determination shall be valued at the maximum aggregate principal amount (whether or not drawn or outstanding) of the Indebtedness that is the corresponding "primary obligation" (as such term is defined in the definition of Contingent Obligation) as of such date.

        "Consolidated Interest Expense" shall mean, for any period, the sum (without duplication) of (i) total interest expense of the Borrower and its Subsidiaries for such period in respect of Funded Debt of the Borrower and its Subsidiaries (including, without limitation, all such interest expense accrued or capitalized during such period, whether or not actually paid during such period), determined on a consolidated basis in accordance with GAAP, (ii) all net amounts payable under or in respect of Hedge Agreements, to the extent paid or accrued by the Borrower and its Subsidiaries during such period, and (iii) all commitment fees and other ongoing fees in respect of Funded Debt (including the commitment fee provided for under SECTION 2.9(B) and the fees provided for under the Fee Letter) paid, accrued or capitalized by the Borrower and its Subsidiaries during such period.

        "Consolidated Net Income" shall mean, for any period, net income (or loss) for the Borrower and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

        "Consolidated Net Worth" shall mean, as of any date of determination, the net worth of the Borrower and its Subsidiaries as of such date, determined on a consolidated basis in accordance with GAAP but excluding any Disqualified Capital Stock.

        "Contingent Obligation" shall mean, with respect to any Person, any direct or indirect liability of such Person with respect to any Indebtedness, liability or other obligation (the "primary obligation") of another Person (the "primary obligor"), whether or not contingent, (a) to purchase, repurchase or otherwise acquire such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor in respect thereof to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss or failure or inability to perform in respect thereof; provided, however, that, with respect to the Borrower and its Subsidiaries, the term Contingent Obligation shall not include endorsements for collection or deposit in the ordinary course of business.

        "Corporate Rent" shall mean, for any period, all amounts paid, payable or accrued during such period by the Borrower and its Subsidiaries on a consolidated basis with respect to all leases of real and personal property, excluding (i) any such amounts that are directly reimbursable pursuant to an effective Services Agreement and (ii) intercompany items.

        "Covenant Compliance Worksheet" shall mean a fully completed worksheet in the form of Attachment A to EXHIBIT C.

        "Credit Documents" shall mean this Agreement, the Notes, the Fee Letter, the Pledge and Security Agreement, the Subsidiary Guaranty, any other Security Documents, any Hedge Agreement to which the Borrower and any Lender are parties and that is permitted to be entered into by the Borrower hereunder, and all other agreements, instruments, documents and certificates now or hereafter executed and delivered to the Agent or any Lender by or on behalf of the Borrower or any of its Subsidiaries with respect to this Agreement and the transactions contemplated hereby, in each case as amended, modified, supplemented or restated from time to time.

        "Default" shall mean any event or condition that, with the passage of time or giving of notice, or both, would constitute an Event of Default.

        "Disqualified Capital Stock" means, with respect to any Person, any Capital Stock of such Person that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event or otherwise, (i) matures or is mandatorily redeemable or subject to any mandatory repurchase requirement, pursuant to a sinking fund obligation or otherwise, (ii) is redeemable or subject to any mandatory repurchase requirement at the sole option of the holder thereof, or
(iii) is convertible into or exchangeable for (whether at the option of the issuer or the holder thereof) (a) debt securities or (b) any Capital Stock referred to in (i) or (ii) above, in each case under (i), (ii) or (iii) above at any time on or prior to the Maturity Date; provided, however, that only the portion of Capital Stock that so matures or is mandatorily redeemable, is so redeemable at the option of the holder thereof, or is so convertible or exchangeable on or prior to such date shall be deemed to be Disqualified Capital Stock.

        "Dollars" or "$" shall mean dollars of the United States of America.

        "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute, and all rules and regulations from time to time promulgated thereunder.

        "ERISA Affiliate" shall mean any Person (including any trade or business, whether or not incorporated) that would be deemed to be under "common control" with, or a member of the same "controlled group" as, the Borrower or any of its Subsidiaries, within the meaning of Sections 414(b), (c) or
(o)(without regard to Section 414(m)) of the Internal Revenue Code or Section 4001 of ERISA.

        "ERISA Event" shall mean any of the following with respect to a Plan or Multiemployer Plan, as applicable: (i) a Reportable Event with respect to a Plan or a Multiemployer Plan, (ii) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan that results in liability under Section 4201 or 4204 of ERISA, or the receipt by the Borrower or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA, (iii) the distribution by the Borrower or any ERISA Affiliate under Section 4041 or 4041A of ERISA of a notice of intent to terminate any Plan or the taking of any action to terminate any Plan, (iv) the commencement of proceedings by the PBGC under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Borrower or any ERISA Affiliate of a notice from any Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan, (v) the institution of a proceeding by any fiduciary of any Multiemployer Plan against the Borrower or any ERISA Affiliate to enforce Section 515 of ERISA, which is not dismissed within thirty (30) days, (vi) the imposition upon the Borrower or any ERISA Affiliate of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, or the imposition or threatened imposition of any Lien upon any assets of the Borrower or any ERISA Affiliate as a result of any alleged failure to comply with the Internal Revenue Code or ERISA in respect of any Plan, (vii) the engaging in or otherwise becoming liable for a nonexempt Prohibited Transaction by the Borrower or any ERISA Affiliate, (viii) a violation of the applicable requirements of Section 404 or 405 of ERISA or the exclusive benefit rule under
Section 401(a) of the Internal Revenue Code by any fiduciary of any Plan for which the Borrower or any of its ERISA Affiliates may be directly or indirectly liable or (ix) the adoption of an amendment to any Plan that, pursuant to
Section 401(a)(29) of the Internal Revenue Code or Section 307 of ERISA, would result in the loss of tax-exempt status of the trust of which such Plan is a part if the Borrower or an ERISA Affiliate fails to timely provide security to such Plan in accordance with the provisions of such sections.

        "Eligible Assignee" shall mean (i) a commercial bank organized under the laws of the United States or any state thereof and having total assets in excess of $1,000,000,000, (ii) a commercial bank organized under the laws of any other country that is a member of the Organization for Economic Cooperation and Development or any successor thereto (the "OECD") or a political subdivision of any such country and having total assets in excess of $1,000,000,000, provided that such bank or other financial institution is acting through a branch or agency located in the United States, in the country under the laws of which it is organized or in another country that is also a member of the OECD, (iii) the central bank of any country that is a member of the OECD, (iv) a finance company, insurance company or other financial institution or fund that is engaged in making, purchasing or otherwise investing in loans in the ordinary course of its business and having total assets in excess of $500,000,000, (v) any Affiliate of an existing Lender or (vi) any other Person approved by the Required Lenders (which approval shall not be unreasonably withheld), in each case subject to the approval of the Borrower (which approval shall not be unreasonably withheld); provided, however, that no such approval by the Borrower shall be required if an Event of Default has occurred and is continuing.

        "Environmental Claims" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, accusations, allegations, notices of noncompliance or violation, investigations (other than internal reports prepared by any Person in the ordinary course of its business and not in response to any third party action or request of any kind) or proceedings relating in any way to any actual or alleged violation of or liability under any Environmental Law or relating to any permit issued, or any approval given, under any such Environmental Law (collectively, "Claims"), including, without limitation, (i) any and all Claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Substances or arising from alleged injury or threat of injury to human health or the environment.

        "Environmental Laws" shall mean any and all federal, state and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, rules of common law and orders of courts or Governmental Authorities, relating to the protection of human health or occupational safety or the environment, now or hereafter in effect and in each case as amended from time to time, including, without limitation, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Substances.

        "Event of Default" shall have the meaning given to such term in SECTION 8.1.

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, and any successor statute, and all rules and regulations from time to time promulgated thereunder.

        "Excluded Subsidiaries" shall mean the Subsidiaries listed on SCHEDULE 1.1, provided that, other than as noted on SCHEDULE 1.1, any such Subsidiary shall no longer qualify as an Excluded Subsidiary if at any time it enters into a Service Agreement or holds assets with a fair market value in excess of $100,000.

        "Facility" shall mean the revolving line of credit facility established by the Lenders under SECTION 2.1.

        "Fair Market Value" shall mean, with respect to any Capital Stock of the Borrower given in connection with an Acquisition, the value given to such Capital Stock for purposes of such Acquisition by the parties thereto, as determined in good faith pursuant to the relevant acquisition agreement or otherwise in connection with such Acquisition.

        "Federal Funds Rate" shall mean, for any period, a fluctuating per annum interest rate (rounded upwards, if necessary, to the nearest 1/100 of one percentage point) equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business
Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three federal funds brokers of recognized standing selected by the Agent.

        "Federal Reserve Board" shall mean the Board of Governors of the Federal Reserve System or any successor thereto.

        "Fee Letter" shall mean the letter from First Union to the Borrower, dated August 29, 1997, relating to certain fees payable by the Borrower in respect of the transactions contemplated by this Agreement, as amended, modified or supplemented from time to time.

        "Financial Condition Certificate" shall mean a fully completed and duly executed certificate, substantially in the form of EXHIBIT H, together with the attachments thereto.

        "Financial Officer" shall mean, with respect to the Borrower, the chief financial officer, principal accounting officer or treasurer of the Borrower.

         "Funded Debt" shall mean, with respect to any Person, all Indebtedness of such Person that by its terms or by the terms of any instrument or agreement relating thereto matures more than one year from, or is renewable or extendable at the option of the debtor to a date more than one year from, the date of creation thereof (including an option of the debtor under a revolving credit or similar arrangement obligating the lender or lenders to extend credit over a period of one year or more), including any current maturities of such Indebtedness.

         "GAAP" shall mean generally accepted accounting principles, as set forth in the statements, opinions and pronouncements of the Accounting Principles Board, the American Institute of Certified Public Accountants and the Financial Accounting Standards Board, consistently applied and maintained, as in effect from time to time (subject to the provisions of SECTION 1.2).

         "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof and any central bank thereof, any municipal, local, city or county government, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

         "Hazardous Substances" shall mean any substances or materials (i) that are or become defined as hazardous wastes, hazardous substances, pollutants, contaminants or toxic substances under any

Environmental Law, (ii) that are defined by any Environmental Law as toxic, explosive, corrosive, ignitable, infectious, radioactive, mutagenic or otherwise hazardous, (iii) the presence of which require investigation or response under any Environmental Law, (iv) that constitute a nuisance, trespass or health or safety hazard to Persons or neighboring properties, (v) that consist of underground or aboveground storage tanks, whether empty, filled or partially filled with any substance, or (vi) that contain, without limitation, asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or wastes, crude oil, nuclear fuel, natural gas or synthetic gas.

         "Hedge Agreement" shall mean any interest or foreign currency rate swap, cap, collar, option, hedge, forward rate or other similar agreement or arrangement designed to protect against fluctuations in interest rates or currency exchange rates.

         "Indebtedness" shall mean, with respect to any Person (without duplication), (i) all indebtedness and obligations of such Person for borrowed money or in respect of loans or advances of any kind, (ii) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments, (iii) all reimbursement obligations of such Person with respect to surety bonds, letters of credit and bankers' acceptances (in each case, whether or not drawn or matured and in the stated amount thereof), (iv) all obligations of such Person to pay the deferred purchase price of property or services, (v) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, (vi) all obligations of such Person as lessee under leases that are or are required to be, in accordance with GAAP, recorded as capital leases, to the extent such obligations are required to be so recorded, (vii) all Disqualified Capital Stock issued by such Person, with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any (for purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Agreement, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the board of directors or other governing body of the issuer of such Disqualified Capital Stock), (viii) the net termination obligations of such Person under any Hedge Agreements, calculated as of any date as if such agreement or arrangement were terminated as of such date, (ix) all Contingent Obligations of such Person and (x) all indebtedness referred to in clauses (i) through (ix) above secured by any Lien on any property or asset owned or held by such Person regardless of whether the indebtedness secured thereby shall have been assumed by such Person or is nonrecourse to the credit of such Person.

         "Interest Period" shall have the meaning given to such term in SECTION 2.10.

         "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor statute, and all rules and regulations from time to time promulgated thereunder.

         "LIBOR Loan" shall mean, at any time, any Loan that bears interest at such time at the applicable Adjusted LIBOR Rate.

         "LIBOR Rate" shall mean, with respect to each LIBOR Loan comprising part of the same Borrowing for any Interest Period, an interest rate per annum obtained by dividing (i) (y) the rate of interest appearing on Telerate Page 3750 (or any successor page) or (z) if no such rate is available, the rate of interest determined by the Agent to be the rate or the arithmetic mean of rates (rounded upward, if necessary, to the nearest 1/16 of one percentage point) at which Dollar deposits in immediately available funds are offered by First Union to first-tier banks in the London interbank Eurodollar market, in each case under (y) and (z) above at approximately 11:00 a.m., London time, two (2) Business Days prior to the first day of such Interest Period for a period substantially equal to such Interest Period and in an amount substantially equal to the amount of First Union's LIBOR Loan comprising part of such Borrowing, by (ii) the amount equal to 1.00 minus the Reserve Requirement (expressed as a decimal) for such Interest Period.

         "Lender" shall mean each financial institution signatory hereto and each other financial institution that becomes a "Lender" hereunder pursuant to
SECTION 10.7, and their respective successors and assigns.

         "Lending Office" shall mean, with respect to any Lender, the office of such Lender designated as its "Lending Office" on its signature page hereto or in an Assignment and Acceptance, or such other office as may be otherwise designated in writing from time to time by such Lender to the Borrower and the Agent. A Lender may designate separate Lending Offices as provided in the foregoing sentence for the purposes of making or maintaining different Types of Loans, and, with respect to LIBOR Loans, such office may be a domestic or foreign branch or Affiliate of such Lender.

         "Leverage Ratio" shall mean, as of the last day of any fiscal quarter, the ratio of (i) Consolidated Funded Debt as of such date to (ii) Annualized EBITDA as of such date.

         "Licenses" shall mean any and all licenses, including provisional licenses, certificates of need, accreditations, permits, franchises, rights to conduct business, approvals by a Governmental Authority or otherwise, consents, qualifications, operating authority and any other authorizations.

         "Lien" shall mean any mortgage, pledge, hypothecation, assignment, security interest, lien (statutory or otherwise), preference, priority, charge or other encumbrance of any nature, whether voluntary or involuntary, including, without limitation, the interest of any vendor or lessor under any conditional sale agreement, title retention agreement, capital lease or any other lease or arrangement having substantially the same effect as any of the foregoing.


         "Limitation" shall mean a revocation, suspension, termination, impairment, probation, limitation, non-renewal, forfeiture, declaration of ineligibility, loss of status as a participating provider in a Third Party Payor Arrangement and the loss of any other rights.

         "Loans" shall have the meaning given to such term in SECTION 2.1.

         "Margin Stock" shall have the meaning given to such term in Regulation
U.

         "Material Adverse Change" shall mean a material adverse change in the condition (financial or otherwise), operations, prospects, business, properties or assets of the Borrower and its Subsidiaries, taken as a whole.

         "Material Adverse Effect" shall mean a material adverse effect upon
(i) the condition (financial or otherwise), operations, prospects, business, properties or assets of the Borrower and its Subsidiaries, taken as a whole,
(ii) the ability of the Borrower or any Subsidiary to perform its obligations under this Agreement or any of the other Credit Documents to which it is a party or (iii) the legality, validity or enforceability of this Agreement or any of the other Credit Documents or the rights and remedies of the Agent and the Lenders hereunder and thereunder.

         "Material Contract" shall have the meaning given to such term in
SECTION 4.18.

         "Maturity Date" shall mean December 30, 2000, provided that if, upon the request of the Borrower, the Lenders have agreed in writing at least 90 days prior to such Maturity Date to renew the Facility for one year, then the Maturity Date shall be December 30, 2001 and if, upon the further request of the Borrower, the Lenders have agreed in writing at least 90 days prior to such extended Maturity Date to renew the Facility for an additional year, then the Maturity Date shall be December 30, 2002.

         "Multiemployer Plan" shall mean any "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate makes, is making or is obligated to make contributions or has made or been obligated to make contributions.

         "Notes" shall mean the promissory notes of the Borrower in substantially the form of EXHIBIT A, together with any amendments, modifications and supplements thereto, substitutions therefor and restatements thereof.

         "Notice of Borrowing" shall have the meaning given to such term in
SECTION 2.2(B).

         "Notice of Conversion/Continuation" shall have the meaning given to such term in SECTION 2.11(B).

         "Obligations" shall mean all principal of and interest (including, to the greatest extent permitted by law, post-petition interest) on the Loans and all fees, expenses, indemnities and other obligations owing, due or payable at any time by the Borrower to the Agent, any Lender or any other Person entitled thereto, under this Agreement or any of the other Credit Documents.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation and any successor thereto.

         "Participant" shall have the meaning given to such term in SECTION 10.7(D).

         "Permitted Acquisition" shall mean (a) any Acquisition with respect to which all of the following conditions are satisfied: (i) each business acquired shall be within the permitted lines of business described in SECTION 7.8, (ii) any Capital Stock given as consideration in connection therewith shall be Capital Stock of the Borrower, (iii) in the case of an Acquisition involving the acquisition of control of Capital Stock of any Person, immediately after giving effect to such Acquisition such Person (or the surviving Person, if the Acquisition is effected through a merger or consolidation) shall be the Borrower or a Wholly Owned Subsidiary, and (iv) all of the conditions and requirements of SECTIONS
5.9 and 5.10 applicable to such Acquisition are satisfied; or (b) any other Acquisition to which the Required Lenders (or the Agent on their behalf) shall have given their prior written consent (which consent may be in their sole discretion and may be given subject to such additional terms and conditions as the Required Lenders shall establish) and with respect to which all of the conditions and requirements set forth in this definition and in SECTION 5.9, and in or pursuant to any such consent, have been satisfied or waived in writing by the Required Lenders (or the Agent on their behalf).

         "Permitted Liens" shall have the meaning given to such term in SECTION 7.3.

         "Person" shall mean any corporation, association, joint venture, partnership, limited liability company, organization, business, individual, trust, government or agency or political subdivision thereof or any other legal entity.

         "Plan" shall mean any "employee pension benefit plan" within the meaning of Section 3(2) of ERISA that is subject to the provisions of Title IV of ERISA (other than a Multiemployer Plan) and to which the Borrower or any ERISA Affiliate may have any liability.

         "Pledge and Security Agreement" shall mean a pledge and security agreement made by the Borrower and the Subsidiary Guarantors in favor of the Agent, in substantially the form of EXHIBIT E, as amended, modified or supplemented from time to time.

         "Prohibited Transaction" shall mean any transaction described in (i)
Section 406 of ERISA that is not exempt by reason of Section 408 of ERISA or by reason of a Department of Labor prohibited transaction individual or class exemption or (ii) Section 4975(c) of the Internal Revenue Code that is not exempt by reason of Section 4975(c)(2) or 4975(d) of the Internal Revenue Code.

         "Projections" shall have the meaning given to such term in SECTION 4.11(B).

         "Register" shall have the meaning given to such term in SECTION
10.7(B).

         "Regulations D, G, T, U and X" shall mean Regulations D, G, T, U and X, respectively, of the Federal Reserve Board, and any successor regulations.

         "Reimbursement Approvals" shall mean, with respect to all Third Party Payor Arrangements, any and all certifications, provider numbers, provider agreements, participation agreements, accreditations and any other similar agreements with or approvals by Governmental Authorities or other Persons.

         "Reportable Event" shall mean (i) any "reportable event" within the meaning of Section 4043(c) of ERISA for which the 30-day notice under Section 4043(a) of ERISA has not been waived by the PBGC (including any failure to meet the minimum funding standard of, or timely make any required installment under,
Section 412 of the Internal Revenue

Code or Section 302 of ERISA, regardless of the issuance of any waivers in accordance with Section 412(d) of the Internal Revenue Code), (ii) any such "reportable event" subject to advance notice to the PBGC under Section 4043(b)(3) of ERISA, (iii) any application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Internal Revenue Code, and (iv) a cessation of operations described in Section 4062(e) of ERISA.

         "Required Lenders" shall mean the Lenders holding outstanding Loans and Commitments representing more than fifty-one percent (51%) of the aggregate at such time of all outstanding Loans and Commitments.

         "Requirement of Law" shall mean, with respect to any Person, the charter, articles or certificate of organization or incorporation and bylaws or other organizational or governing documents of such Person, and any statute, law, treaty, rule, regulation, order, decree, writ, injunction or determination of any arbitrator or court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject or otherwise pertaining to any or all of the transactions contemplated by this Agreement and the other Credit Documents.

         "Reserve Requirement" shall mean, with respect to any Interest Period, the reserve percentage (expressed as a decimal) in effect from time to time during such Interest Period, as provided by the Federal Reserve Board, applied for determining the maximum reserve requirements (including, without limitation, basic, supplemental, marginal and emergency reserves) applicable to First Union under Regulation D with respect to "Eurocurrency liabilities" within the meaning of Regulation D, or under any similar or successor regulation with respect to Eurocurrency liabilities or Eurocurrency funding.

         "Responsible Officer" shall mean, with respect to the Borrower, the president, the chief executive officer, the chief financial officer, any executive officer, or any other Financial Officer of the Borrower, and any other officer or similar official thereof responsible for the administration of the obligations of the Borrower in respect of this Agreement.

         "Security Documents" shall mean the Pledge and Security Agreement and all other pledge or security agreements, mortgages, deeds of trust, assignments or other similar agreements or instruments executed and delivered by the Borrower or any of its Subsidiaries pursuant to SECTION 5.10 or SECTION 5.11 or otherwise in connection with the transactions contemplated hereby, in each case as amended, modified or supplemented from time to time.

         "Services Agreements" shall mean the management services agreements and any related consulting agreements between the Borrower and its Subsidiaries and any Affiliated Orthodontist, whether now existing or hereafter acquired or arising, together with any and all extensions, modifications, amendments, renewals, substitutions or replacements thereof.

         "Subsidiary" shall mean, with respect to any Person, any corporation or other Person of which more than fifty percent (50%) of the outstanding Capital Stock having ordinary voting power to elect a majority of the board of directors, board of managers or other governing body of such Person, is at the time, directly or indirectly, owned or controlled by such Person and one or more of its other Subsidiaries or a combination thereof (irrespective of whether, at the time, securities of any other class or classes of any such corporation or other Person shall or might have voting power by reason of the happening of any contingency). When used without reference to a parent entity, the term "Subsidiary" shall be deemed to refer to a Subsidiary of the Borrower.

         "Subsidiary Guarantor" shall mean any Subsidiary of the Borrower that is or is required by SECTION 3.1(A)(II) or SECTION 5.9 to be a guarantor under the Subsidiary Guaranty and has granted to the Agent a Lien upon and security interest in certain of its personal property assets pursuant to the Pledge and Security Agreement, including, without limitation, OrthAlliance Finance, Inc., any other subsidiary that has executed a Services Agreement and any Excluded Subsidiary that ceases to qualify under the definition thereof.

         "Subsidiary Guaranty" shall mean a guaranty agreement made by the Subsidiary Guarantors in favor of the Agent and the Lenders, in substantially the form of EXHIBIT F, as amended, modified or supplemented from time to time.

         "Termination Date" shall mean the Maturity Date or such earlier date of termination of the Commitments pursuant to SECTION 2.5 or SECTION 8.2.

         "Third Party Payor Arrangements" shall mean any and all arrangements with Medicare, Medicaid, CHAMPUS, and any other Governmental Authority, or quasi-public agency, Blue Cross, Blue Shield, any managed care plans and organizations including, without limitation, HMO's and preferred provider organizations, private commercial insurance companies and any similar third party arrangements, plans or programs for payment or reimbursement in connection with orthodontic, dental and other health care services, products or supplies.

         "Type" shall have the meaning given to such term in SECTION 2.2(A).

         "Unfunded Pension Liability" shall mean, with respect to any Plan or Multiemployer Plan, the excess of its benefit liabilities under Section 4001(a)(16) of ERISA over the current value of its assets, determined in accordance with the applicable assumptions used for funding under Section 412 of the Code for the applicable plan year.

         "Unutilized Commitment" shall mean, with respect to any Lender at any time, such Lender's Commitment at such time less the aggregate principal amount of all Loans made by such Lender that are outstanding at such time.

         "Wholly Owned" shall mean, with respect to any Subsidiary of any Person, that 100% of the outstanding Capital Stock of such Subsidiary is owned, directly or indirectly, by such Person.

         1.2. Accounting Terms. Except as specifically provided otherwise in this Agreement, all accounting terms used herein that are not specifically defined shall have the meanings customarily given them in accordance with GAAP. Notwithstanding anything to the contrary in this Agreement, for purposes of calculation of the financial covenants set forth in ARTICLE VI, all accounting determinations and computations hereunder shall be made in accordance with GAAP as in effect as of the date of this Agreement applied on a basis consistent with the application used in preparing the most recent financial statements of the Borrower referred to in SECTION 5.11(A). In the event that any changes in GAAP after such date are required to be applied to the Borrower and would affect the computation of the financial covenants contained in ARTICLE VI, such changes shall be followed only from and after the date this Agreement shall have been amended to take into account any such changes.

         1.3. Other Terms; Construction. Unless otherwise specified or unless the context otherwise requires, all references herein to sections, annexes, schedules and exhibits are references to sections, annexes, schedules and exhibits in and to this Agreement, and all terms defined in this Agreement shall have the defined meanings when used in any other Credit Document or any certificate or other document made or delivered pursuant hereto. All references herein to the Lenders or any of them shall be deemed to include the Issuing Lender unless specifically provided otherwise or unless the context otherwise requires.


                                   ARTICLE II

                         AMOUNT AND TERMS OF THE LOANS

         2.1. Commitments. Each Lender severally agrees, subject to and on the terms and conditions of this Agreement, to make loans (each, a "Loan," and collectively, the "Loans") to the Borrower, from time to time on any Business Day during the period from and including the Closing Date to but not including the Termination Date, provided that (i) the aggregate principal amount of Loans at any time outstanding for any Lender shall not exceed such Lender's Commitment at such time, and (ii) no Borrowing shall be made if, immediately after giving effect thereto, the sum of the aggregate principal amount of Loans outstanding at such time would exceed the aggregate Commitments at such time. Subject to and on the terms and conditions of this Agreement, the Borrower may borrow, repay and reborrow Loans.

         2.2 Borrowings. (a) The Loans shall, at the option of the Borrower and subject to the terms and conditions of this Agreement, be either Base Rate Loans or LIBOR Loans (each, a "Type" of Loan), provided that (i) all Loans comprising the same Borrowing shall, unless otherwise specifically provided herein, be of the same Type and (ii) any Loans made on the Closing Date shall be made initially as Base Rate Loans.

                   (b) In order to make a Borrowing (other than Borrowings involving continuations or conversions of outstanding Loans, which shall be made pursuant to SECTION 2.11), the Borrower will give the Agent written notice not later than 12:00 noon, Charlotte time, three (3) Business Days prior to each Borrowing to be comprised of LIBOR Loans and one (1) Business Day prior to each Borrowing to be comprised of Base Rate Loans; provided, however, that requests for the Borrowing of any Loans to be made on the Closing Date may, at the discretion of the Agent, be given later than the times specified hereinabove. Each such notice (each, a "Notice of Borrowing") shall be irrevocable, shall be given in the form of EXHIBIT B-1 and shall specify (1) the aggregate principal amount and initial Type of the Loans to be made pursuant to such Borrowing, (2) in the case of a Borrowing of LIBOR Loans, the initial Interest Period to be applicable thereto, and (3) the requested date of such Borrowing (the "Borrowing Date"), which shall be a Business Day. Upon its receipt of a Notice of Borrowing, the Agent will promptly notify each Lender of the proposed Borrowing. Notwithstanding anything to the contrary contained herein:

                   (i) the aggregate principal amount of each Borrowing comprised of Base Rate Loans shall not be less than $250,000, or, if greater, an integral multiple of $50,000 in excess thereof, and the aggregate principal amount of each Borrowing comprised of LIBOR Loans shall not be less than $500,000 or, if greater, an integral multiple of $250,000 in excess thereof;

                  (ii) if the Borrower shall have failed to designate the Type of Loans comprising a Borrowing, the Borrower shall be deemed to have requested a Borrowing comprised of Base Rate Loans; and

                 (iii) if the Borrower shall have failed to select the duration of the Interest Period to be applicable to any Borrowing of LIBOR Loans, then the Borrower shall be deemed to have selected an Interest Period with a duration of one month.

         (c) Not later than 1:00 p.m., Charlotte time, on the requested Borrowing Date, each Lender will make available to the Agent at its office referred to in SECTION 10.5 (or at such other location as the Agent may designate) an amount, in Dollars and in immediately available funds, equal to the amount of the Loan or Loans to be made by such Lender. To the extent the Lenders have made such amounts available to the Agent as provided hereinabove, the Agent will make the aggregate of such amounts available to the Borrower in accordance with SECTION 2.3(A) and in like funds as received by the Agent.

         2.3. Disbursements; Funding Reliance; Domicile of Loans. (a) The Borrower hereby authorizes the Agent to disburse the proceeds of each Borrowing in accordance with the terms of any written instructions from any of the Authorized Officers, provided that the Agent shall not be obligated under any circumstances to forward amounts to any account not listed in an Account Designation Letter. The Borrower may at any time deliver to the Agent an Account Designation Letter listing any additional accounts or deleting any accounts listed in a previous Account Designation Letter.

         (b) Unless the Agent has received, prior to 1:00 p.m., Charlotte time, on the relevant Borrowing Date, written notice from a Lender that such Lender will not make available to the Agent such Lender's ratable portion, if any, of the relevant Borrowing, the Agent may assume that such Lender has made such portion available to the Agent in immediately available funds on such Borrowing Date in accordance with the applicable provisions of SECTION 2.2, and the Agent may, in reliance upon such assumption, but shall not be obligated to, make a corresponding amount available to the Borrower on such Borrowing Date. If and to the extent that such Lender shall not have made such portion available to the Agent, and the Agent shall have made such corresponding amount available to the Borrower, such Lender, on the one hand, and the Borrower, on the other, severally agree to pay to the Agent forthwith on demand such corresponding amount, together with interest thereon for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, (i) in the case of such Lender, at the Federal Funds Rate, and (ii) in the case of the Borrower, at the rate of interest applicable at such time to the Type of Loan comprising such Borrowing, as determined under the provisions of SECTION 2.8. If such Lender shall repay to the Agent such corresponding amount, such amount shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement. The failure of any Lender to make any Loan required to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its

Loan as part of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender as part of any Borrowing.

         (c) Each Lender may, at its option, make and maintain any Loan at, to or for the account of any of its Lending Offices, provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan to or for the account of such Lender in accordance with the terms of this Agreement.

         2.4. Notes. (a) The Loans made by each Lender shall be evidenced by a Note appropriately completed in substantially the form of EXHIBIT A.

         (b) Each Note issued to a Lender with a Commitment shall (i) be executed by the Borrower, (ii) be payable to the order of such Lender, (iii) be dated as of the Closing Date, (iv) be in a stated principal amount equal to such Lender's Commitment, (v) bear interest in accordance with the provisions of SECTION 2.8, as the same may be applicable from time to time to the Loans made by such Lender, and (vi) be entitled to all of the benefits of this Agreement and the other Credit Documents and subject to the provisions hereof and thereof.

         (c) Each Lender will record on its internal records the amount and Type of each Loan made by it and each payment received by it in respect thereof and will, in the event of any transfer of any of its Notes, either endorse on the reverse side thereof or on a schedule attached thereto (or any continuation thereof) the outstanding principal amount and Type of the Loans evidenced thereby as of the date of transfer or provide such information on a schedule to the Assignment and Acceptance relating to such transfer; provided, however, that the failure of any Lender to make any such recordation or provide any such information, or any error therein, shall not affect the Borrower's obligations under this Agreement or the Notes.

         2.5. Termination and Reduction of Commitments. (a) The Commitments shall be automatically and permanently terminated on the Termination Date (or on December 31, 1997, but only if the Closing Date shall not have occurred on or prior to such date).

         (b) At any time and from time to time, upon at least five (5) Business Days' prior written notice to the Agent, the Borrower may terminate in whole or reduce in part the aggregate Unutilized Commitments, provided that any such partial reduction shall be in an aggregate amount of not less than $1,000,000 or integral multiples thereof. The amount of any such termination or reduction made under this subparagraph (b) shall be applied ratably to the Commitments and may not thereafter be reinstated.

         2.6. Mandatory Payments and Prepayments. (a) Except to the extent due or paid sooner pursuant to the provisions of this Agreement, the aggregate outstanding principal of the Loans shall be due and payable in full on the Maturity Date.

         (b) In the event that, at any time, the aggregate principal amount of Loans outstanding at such time shall exceed the aggregate Commitments at such time, the Borrower will immediately prepay the outstanding principal amount of the Loans in the amount of such excess.

         (c) Each payment or prepayment of a LIBOR Loan made pursuant to the provisions of this

Section on a day other than the last day of the Interest Period applicable thereto shall be made together with all amounts required under SECTION 2.18 to be paid as a consequence thereof.

         2.7. Voluntary Prepayments. (a) At any time and from time to time, the Borrower shall have the right to prepay the Loans, in whole or in part, without premium or penalty (except as provided in clause (iii) below), upon written notice given to the Agent not later than 12:00 noon, Charlotte time, three (3) Business Days prior to each intended prepayment of LIBOR Loans and one (1) Business Day prior to each intended prepayment of Base Rate Loans, provided that (i) each partial prepayment shall be in an aggregate principal amount of not less than $250,000 or, if greater, an integral multiple of $50,000 in excess thereof, (ii) no partial prepayment of LIBOR Loans made pursuant to any single Borrowing shall reduce the aggregate outstanding principal amount of the remaining LIBOR Loans under such Borrowing to less than $500,000 or to any greater amount not an integral multiple of $250,000 in excess thereof, and (iii) unless made together with all amounts required under
SECTION 2.18 to be paid as a consequence of such prepayment, a prepayment of a LIBOR Loan may be made only on the last day of the Interest Period applicable thereto. Each such notice shall specify the proposed date of such prepayment and the aggregate principal amount and Type of the Loans to be prepaid (and, in the case of LIBOR Loans, the Interest Period of the Borrowing pursuant to which made), and shall be irrevocable and shall bind the Borrower to make such prepayment on the terms specified therein. Loans prepaid pursuant to this subsection (a) may be reborrowed, subject to the terms and conditions of this Agreement.

         (b) Each prepayment of the Loans made pursuant to subsection (a) above shall be applied ratably among the Lenders holding the Loans being prepaid, in proportion to the principal amount held by each.

         2.8. Interest. (a) The Borrower will pay interest in respect of the unpaid principal amount of each Loan, from the date of Borrowing thereof until such principal amount shall be paid in full, (i) at the Adjusted Base Rate applicable to such Loan, as in effect from time to time during such periods as such Loan is a Base Rate Loan, and (ii) at the Adjusted LIBOR Rate applicable to such Loan, as in effect from time to time during such periods as such Loan is a LIBOR Loan.

         (b) Upon the occurrence and during the continuance of an Event of Default as the result of failure by the Borrower to pay any principal of or interest on any Loan, any fees or other amount hereunder when due (whether at maturity, pursuant to acceleration or otherwise), and (at the election of the Required Lenders) upon the occurrence and during the continuance of any other Event of Default, all outstanding principal amounts of the Loans and, to the greatest extent permitted by law, all interest accrued on the Loans and all other accrued and outstanding fees and other amounts hereunder, shall bear interest at a rate per annum equal to the interest rate applicable from time to time thereafter to such Loans (whether the Adjusted Base Rate or the Adjusted LIBOR Rate) plus 2% (or, in the case of fees and other amounts, at the Adjusted Base Rate plus 2%), and, in each case, such default interest shall be payable on demand. To the greatest extent permitted by law, interest shall continue to accrue after the filing by or against the Borrower of any petition seeking any relief in bankruptcy or under any law pertaining to insolvency or debtor relief.

         (c) Accrued (and theretofore unpaid) interest shall be payable as follows:

                   (i) in respect of each Base Rate Loan (including any Base Rate Loan or portion thereof paid or prepaid pursuant to the provisions of SECTION 2.6, except as provided hereinbelow), in arrears on the last Business Day of each calendar quarter, beginning with the first such day to occur after the Closing Date; provided, that in the event the Loans are repaid or prepaid in full and the Commitments have been terminated, then accrued interest in respect of all Base Rate Loans shall be payable together with such repayment or prepayment on the date thereof;

                  (ii) in respect of each LIBOR Loan (including any LIBOR Loan or portion thereof paid or prepaid pursuant to the provisions of
         SECTION 2.6, except as provided hereinbelow), in arrears on the last Business Day of the Interest Period applicable thereto (subject to the provisions of clause (iv) in SECTION 2.10); provided, that in the event all LIBOR Loans made pursuant to a single Borrowing are repaid or prepaid in full, then accrued interest in respect of such LIBOR Loans shall be payable together with such repayment or prepayment on the date thereof; and

                 (iii) in respect of any Loan, at maturity (whether pursuant to acceleration or otherwise) and, after maturity, on demand.

         (d) Nothing contained in this Agreement or in any other Credit Document shall be deemed to establish or require the payment of interest to any Lender at a rate in excess of the maximum rate permitted by applicable law. If the amount of interest payable for the account of any Lender on any interest payment date would exceed the maximum amount permitted by applicable law to be charged by such Lender, the amount of interest payable for its account on such interest payment date shall be automatically reduced to such maximum permissible amount. In the event of any such reduction affecting any Lender, if from time to time thereafter the amount of interest payable for the account of such Lender on any interest payment date would be less than the maximum amount permitted by applicable law to be charged by such Lender, then the amount of interest payable for its account on such subsequent interest payment date shall be automatically increased to such maximum permissible amount, provided that at no time shall the aggregate amount by which interest paid for the account of any Lender has been increased pursuant to this sentence exceed the aggregate amount by which interest paid for its account has theretofore been reduced pursuant to the previous sentence.

         (e) The Agent shall promptly notify the Borrower and the Lenders upon determining the interest rate for each Borrowing of LIBOR Loans after its receipt of the relevant Notice of Borrowing or Notice of Conversion/Continuation, and upon each change in the Base Rate; provided, however, that the failure of the Agent to provide the Borrower or the Lenders with any such notice shall neither affect any obligations of the Borrower or the Lenders hereunder nor result in any liability on the part of the Agent to the Borrower or any Lender. Each such determination (including each determination of the Reserve Requirement) shall, absent manifest error, be conclusive and binding on all parties hereto.

         2.9.    Fees.  The Borrower agrees to pay:

         (a) To First Union, for its own account, on the date of its execution of this Agreement, the fees described in the Fee Letter, in the amounts set forth therein as due and payable on such date and to the extent not theretofore paid to First Union;

         (b) To the Agent, for the account of each Lender, a commitment fee for each calendar quarter (or portion thereof) for the period from the date of this Agreement to the Termination Date, at a per annum rate equal to the Applicable Margin Percentage in effect for such fee from time to time during such quarter, on such Lender's ratable share (based on the proportion that its Commitment bears to the aggregate Commitments) of the average daily aggregate Unutilized Commitments, payable in arrears (i) on the last Business Day of each calendar quarter, beginning with the first such day to occur after the Closing Date, and (ii) on the Termination Date;

         (c) To the Agent, for its own account, an annual administrative fee in the amount and on the terms as may be agreed by the Borrower and the Agent upon the primary syndication of the Facility.

         2.10. Interest Periods. Concurrently with the giving of a Notice of Borrowing or Notice of Conversion/Continuation in respect of any Borrowing comprised of Base Rate Loans to be converted into, or LIBOR Loans to be continued as, LIBOR Loans, the Borrower shall have the right to elect, pursuant to such notice, the interest period (each, an "Interest Period") to be applicable to such LIBOR Loans, which Interest Period shall, at the option of the Borrower, be a one, two or three-month period; provided, however, that:

                   (i) all LIBOR Loans comprising a single Borrowing shall at all times have the same Interest Period;

                   (ii) the initial Interest Period for any LIBOR Loan shall commence on the date of the Borrowing of such LIBOR Loan (including the date of any continuation of, or conversion into, such LIBOR Loan), and each successive Interest Period applicable to such LIBOR Loan shall commence on the day on which the next preceding Interest Period applicable thereto expires;

                   (iii) LIBOR Loans may not be outstanding under more than five (5) separate Interest Periods at any one time (for which purpose Interest Periods shall be deemed to be separate even if they are coterminous);

                   (iv) if any Interest Period otherwise would expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day unless such next succeeding Business Day falls in another calendar month, in which case such Interest Period shall expire on the next preceding Business Day;

                   (v) the Borrower may not select any Interest Period that begins prior to the Closing Date or that expires after the Maturity Date, with respect to Loans that are to be maintained as LIBOR Loans;

                   (vi) if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month during which such Interest Period would otherwise expire, such Interest Period shall expire on the last Business Day of such calendar month; and

                   (vii) if, upon the expiration of any Interest Period applicable to a Borrowing of LIBOR Loans, the Borrower shall have failed to elect a new Interest Period to be applicable to such LIBOR Loans, then the Borrower shall be deemed to have elected to convert such LIBOR Loans into Base Rate Loans as of the expiration of the then current Interest Period applicable thereto.

         2.11. Conversions and Continuations. (a) The Borrower shall have the right, on any Business Day occurring on or after the Closing Date, to elect
(i) to convert all or a portion of the outstanding principal amount of any Base Rate Loans into LIBOR Loans, or to convert any LIBOR Loans the Interest Periods for which end on the same day into Base Rate Loans, or (ii) to continue all or a portion of the outstanding principal amount of any LIBOR Loans the Interest Periods for which end on the same day for an additional Interest Period, provided that (x) any such conversion of LIBOR Loans into Base Rate Loans shall involve an aggregate principal amount of not less than $250,000 or, if greater, an integral multiple of $50,000 in excess thereof; any such conversion of Base Rate Loans into, or continuation of, LIBOR Loans shall involve an aggregate principal amount of not less than $500,000 or, if greater, an integral multiple of $250,000 in excess thereof; and no partial conversion of LIBOR Loans made pursuant to a single Borrowing shall reduce the outstanding principal amount of such LIBOR Loans to less than $500,000 or to any greater amount not an integral multiple of $250,000 in excess thereof, (y) except as otherwise provided in
SECTION 2.16(D), LIBOR Loans may be converted into Base Rate Loans only on the last day of the Interest Period applicable thereto (and, in any event, if a LIBOR Loan is converted into a Base Rate Loan on any day other than the last day of the Interest Period applicable thereto, the Borrower will pay, upon such conversion, all amounts required under SECTION 2.18 to be paid as a consequence thereof), and (z) no conversion of Base Rate Loans into LIBOR Loans or continuation of LIBOR Loans shall be permitted during the continuance of a Default or Event of Default.

         (b) The Borrower shall make each such election by giving the Agent written notice not later than 12:00 noon, Charlotte time, three (3) Business Days prior to the intended effective date of any conversion of Base Rate Loans into, or continuation of, LIBOR Loans and one (1) Business Day prior to the intended effective date of any conversion of LIBOR Loans into Base Rate Loans. Each such notice (each, a "Notice of Conversion/Continuation") shall be irrevocable, shall be given in the form of EXHIBIT B-2 and shall specify (x) the date of such conversion or continuation (which shall be a Business Day),
(y) in the case of a conversion into, or a continuation of, LIBOR Loans, the Interest Period to be applicable thereto, and (z) the aggregate amount and Type of the Loans being converted or continued. Upon the receipt of a Notice of Conversion/Continuation, the Agent will promptly notify each Lender of the proposed conversion or continuation. In the event that the Borrower shall fail to deliver a Notice of Conversion/Continuation as provided herein with respect to any outstanding LIBOR Loans, such LIBOR Loans shall automatically be converted to Base Rate Loans upon the expiration of the then current Interest Period applicable thereto (unless repaid pursuant to the terms hereof). In the event the Borrower shall have failed to select in a Notice of Conversion/Continuation the duration of the Interest Period to be applicable to any conversion into, or continuation of, LIBOR Loans, then the Borrower shall be deemed to have selected an Interest Period with a duration of one month.

         2.12. Method of Payments; Computations. (a) All payments by the Borrower hereunder shall be made without setoff, counterclaim or other defense, in Dollars and in immediately available funds to the Agent, for the account of the Lenders entitled to such payment (except as otherwise provided herein as to payments required to be made to the Agent for its own account or directly to the Lenders) at its office referred to in SECTION 10.5, prior to 12:00 noon, Charlotte time, on the date payment is due. Any payment made as required hereinabove, but after 12:00 noon, Charlotte time, shall be deemed to have been made on the next succeeding Business Day. If any payment falls due on a day that is not a Business Day, then such due date shall be extended to the next succeeding Business Day (except that in the case of LIBOR Loans to which the provisions of clause (iv) in SECTION 2.10 are applicable, such due date shall be the next preceding Business Day), and such extension of time shall then be included in the computation of payment of interest, fees or other applicable amounts.

         (b) The Agent will distribute to the Lenders like amounts relating to payments made to the Agent for the account of the Lenders as follows: (i) if the payment is received by 12:00 noon, Charlotte time, in immediately available funds, the Agent will make available to each relevant Lender on the same date, by wire transfer of immediately available funds, such Lender's ratable share of such payment (based on the percentage that the amount of the relevant payment owing to such Lender bears to the total amount of such payment owing to all of the relevant Lenders), and (ii) if such payment is received after 12:00 noon, Charlotte time, or in other than immediately available funds, the Agent will make available to each such Lender its ratable share of such payment by wire transfer of immediately available funds on the next succeeding Business Day (or in the case of uncollected funds, as soon as practicable after collected). If the Agent shall not have made a required distribution to the appropriate Lenders as required hereinabove after receiving a payment for the account of such Lenders, the Agent will pay to each such Lender, on demand, its ratable share of such payment with interest thereon at the Federal Funds Rate for each day from the date such amount was required to be disbursed by the Agent until the date repaid to such Lender.

         (c) Unless the Agent shall have received written notice from the Borrower prior to the date on which any payment is due to any Lender hereunder that such payment will not be made in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date, and the Agent may, in reliance on such assumption, but shall not be obligated to, cause to be distributed to such Lender on such due date an amount equal to the amount then due to such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Agent, and without limiting the obligation of the Borrower to make such payment in accordance with the terms hereof, such Lender shall repay to the Agent forthwith on demand such amount so distributed to such Lender, together with interest thereon for each day from the date such amount is so distributed to such Lender until the date repaid to the Agent, at the Federal Funds Rate.

         (d) Each Lender for whose account any payment is to be made hereunder may, but shall not be obligated to, debit the amount of any such payment not made as and when required hereunder to any ordinary deposit account of the Borrower with such Lender (with prompt notice to the Agent and the Borrower); provided, however, that the failure to give such notice shall not affect the validity of such debit by such Lender.

         (e) All computations of interest and fees hereunder (including computations of the Reserve Requirement) shall be made on the basis of a year consisting of 360 days and the actual number of days (including the first day, but excluding the last day) elapsed for LIBOR Loans and of 365/366 days and the actual number of days (including the first day, but excluding the last day) elapsed for Base Rate Loans.

         2.13. Recovery of Payments. (a) The Borrower agrees that to the extent the Borrower makes a payment or payments to or for the account of the Agent or any Lender, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy, insolvency or similar state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, the Obligation intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been received.

         (b) If any amounts distributed by the Agent to any Lender are subsequently returned or repaid by the Agent to the Borrower or its representative or successor in interest, whether by court order or by settlement approved by the Lender in question, such Lender will, promptly upon receipt of notice thereof from the Agent, pay the Agent such amount. If any such amounts are recovered by the Agent from the Borrower or its representative or successor in interest, the Agent will redistribute such amounts to the Lenders on the same basis as such amounts were originally distributed.

         2.14. Use of Proceeds. The proceeds of the Loans shall be used solely (i) to provide working capital for the Borrower's and the Subsidiaries' general business purposes, including (y) financing of Permitted Acquisitions together with legal and accounting fees and other transaction costs incurred in connection therewith, and (z) financing of patient receivables to the extent permitted pursuant to SECTION 7.5(IX) and (ii) to pay certain fees and expenses in connection with this Facility.

         2.15. Pro Rata Treatment. (a) All fundings, continuations and conversions of Loans shall be made by the Lenders pro rata on the basis of their respective Commitments to provide Loans (in the case of the initial funding of Loans pursuant to SECTION 2.2) or on the basis of their respective outstanding Loans (in the case of continuations and conversions of Loans pursuant to SECTION 2.11, and additionally in all cases in the event the Commitments have expired or have been terminated), as the case may be from time to time. All payments on account of principal of or interest on any Loans, fees or any other Obligations owing to or for the account of any one or more Lenders shall be apportioned ratably among such Lenders in proportion to the amounts of such principal, interest, fees or other Obligations owed to them respectively.

         (b) Each Lender agrees that if it shall receive any amount hereunder (whether by voluntary payment, realization upon security, exercise of the right of setoff or banker's lien, counterclaim or cross action, or otherwise, other than pursuant to SECTION 2.18 or SECTION 10.7) applicable to the payment of any of the Obligations that exceeds its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of such Obligations due and payable to all Lenders at such time) of payments on account of such Obligations then or therewith obtained by all the Lenders to which such payments are required to have been made, such Lender shall forthwith purchase from the other Lenders such participations in such Obligations as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each such other Lender shall be rescinded and each such other Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery, together with an amount equal to such other Lender's ratable share (according to the proportion of (i) the amount of such other Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to the provisions of this subsection may, to the fullest extent permitted by law, exercise any and all rights of payment (including, without limitation, setoff, banker's lien or counterclaim) with respect to such participation as fully as if such participant were a direct creditor of the Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or similar law, any Lender receives a secured claim in lieu of a setoff to which this subsection applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this subsection to share in the benefits of any recovery on such secured claim.

         2.16.     Increased Costs; Change in Circumstances; Illegality; etc.
(a) If, at any time after the date hereof and from time to time, the introduction of or any change in any applicable law, rule or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Lender with any guideline or request from any such Governmental Authority (whether or not having the force of law), shall (i) subject such Lender to any tax or other charge, or change the basis of taxation of payments to such Lender, in respect of any of its LIBOR Loans or any other amounts payable hereunder or its obligation to make, fund or maintain any LIBOR Loans (other than any change in the rate or basis of tax on the overall net income of such Lender or its applicable Lending Office), (ii) impose, modify or deem applicable any reserve, special deposit or similar requirement (other than as a result of any change in the Reserve Requirement) against assets of, deposits with or for the account of, or credit extended by, such Lender or its applicable Lending Office, or (iii) impose on such Lender or its applicable Lending Office any other condition, and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any LIBOR Loans or to reduce the amount of any sum received or receivable by such Lender hereunder, the Borrower will, promptly upon demand therefor by such Lender, pay to such Lender such additional amounts as shall compensate such Lender for such increase in costs or reduction in return.

         (b) If, at any time after the date hereof and from time to time, any Lender shall have reasonably determined that the introduction of or any change in any applicable law, rule or regulation regarding capital adequacy or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by such Lender with any guideline or request from any such Governmental Authority (whether or not having the force of law), has or would have the effect, as a consequence of such Lender's Commitment or Loans hereunder, of reducing the rate of return on the capital of such Lender or any Person controlling such Lender to a level below that which such Lender or controlling Person could have achieved but for such introduction, change or compliance (taking into account such Lender's or controlling Person's policies with respect to capital adequacy), the Borrower will, promptly upon demand therefor by such Lender therefor, pay to such Lender such additional amounts as will compensate such Lender or controlling Person for such reduction in return.

         (c) If, on or prior to the first day of any Interest Period, (y) the Agent shall have determined that adequate and reasonable means do not exist for ascertaining the applicable LIBOR Rate for such Interest Period or (z) the Agent shall have received written notice from the Required Lenders of their determination that the rate of interest referred to in the definition of "LIBOR Rate" upon the basis of which the Adjusted LIBOR Rate for LIBOR Loans for such Interest Period is to be determined will not adequately and fairly reflect the cost to such Lenders of making or maintaining LIBOR Loans during such Interest Period, the Agent will forthwith so notify the Borrower and the Lenders. Upon such notice, (i) all then outstanding LIBOR Loans shall automatically, on the expiration date of the respective Interest Periods applicable thereto (unless then repaid in full), be converted into Base Rate Loans, (ii) the obligation of the Lenders to make, to convert Base Rate Loans into, or to continue, LIBOR Loans shall be suspended (including pursuant to the Borrowing to which such Interest Period applies), and (iii) any Notice of Borrowing or Notice of Conversion/Continuation given at any time thereafter with respect to LIBOR Loans shall be deemed to be a request for Base Rate Loans, in each case until the Agent or the Required Lenders, as the case may be, shall have determined that the circumstances giving rise to such suspension no longer exist (and the Required Lenders, if making such determination, shall have so notified the Agent), and the Agent shall have so notified the Borrower and the Lenders.

         (d) Notwithstanding any other provision in this Agreement, if, at any time after the date hereof and from time to time, any Lender shall have determined in good faith that the introduction of or any change in any applicable law, rule or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance with any guideline or request from any such Governmental Authority (whether or not having the force of law), has or would have the effect of making it unlawful for such Lender to make or to continue to make or maintain LIBOR Loans, such Lender will forthwith so notify the Agent and the Borrower. Upon such notice, (i) each of such Lender's then outstanding LIBOR Loans shall automatically, on the expiration date of the respective Interest Period applicable thereto (or, to the extent any such LIBOR Loan may not lawfully be maintained as a LIBOR Loan until such expiration date, upon such notice), be converted into a Base Rate Loan, (ii) the obligation of such Lender to make, to convert Base Rate Loans into, or to continue, LIBOR Loans shall be suspended (including pursuant to any Borrowing for which the Agent has received a Notice of Borrowing but for which the Borrowing Date has not arrived), and (iii) any Notice of Borrowing or Notice of Conversion/Continuation given at any time thereafter with respect to LIBOR Loans shall, as to such Lender, be deemed to be a request for a Base Rate Loan, in each case until such Lender shall have determined that the circumstances giving rise to such suspension no longer exist and shall have so notified the Agent, and the Agent shall have so notified the Borrower.

         (e) Determinations by the Agent or any Lender for purposes of this Section of any increased costs, reduction in return, market contingencies, illegality or any other matter shall, absent manifest error, be conclusive, provided that such determinations are made in good faith. No failure by the Agent or any Lender at any time to demand payment of any amounts payable under this Section shall constitute a waiver of its right to demand payment of any additional amounts arising at any subsequent time. Nothing in this Section shall require or be construed to require the Borrower to pay any interest, fees, costs or other amounts in excess of that permitted by applicable law.

         2.17. Taxes. (a) Any and all payments by the Borrower hereunder or under any Note shall be made, in accordance with the terms hereof and thereof, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, other than net income and franchise taxes imposed on the Agent or any

Lender by the United States or by the jurisdiction under the laws of which the Agent or such Lender, as the case may be, is organized or in which its principal office or (in the case of a Lender) its applicable Lending Office is located, or any political subdivision or taxing authority thereof (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to the Agent or any Lender, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), the Agent or such Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower will make such deductions, (iii) the Borrower will pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) the Borrower will deliver to the Agent or such Lender, as the case may be, evidence of such payment.

         (b) The Borrower will indemnify the Agent and each Lender for the full amount of Taxes (including, without limitation, any Taxes imposed by any jurisdiction on amounts payable under this Section) paid by the Agent or such Lender, as the case may be, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date the Agent or such Lender, as the case may be, makes written demand therefor.

         (c) Each of the Agent and the Lenders agrees that if it subsequently recovers, or receives a permanent net tax benefit with respect to, any amount of Taxes (i) previously paid by it and as to which it has been indemnified by or on behalf of the Borrower or (ii) previously deducted by the Borrower (including, without limitation, any Taxes deducted from any additional sums payable under clause (i) of subsection (a) above), the Agent or such Lender, as the case may be, shall reimburse the Borrower to the extent of the amount of any such recovery or permanent net tax benefit (but only to the extent of indemnity payments made, or additional amounts paid, by or on behalf of the Borrower under this Section with respect to the Taxes giving rise to such recovery or tax benefit); provided, however, that the Borrower, upon the request of the Agent or such Lender, agrees to repay to the Agent or such Lender, as the case may be, the amount paid over to the Borrower (together with any penalties, interest or other charges), in the event the Agent or such Lender is required to repay such amount to the relevant taxing authority or other Governmental Authority. The determination by the Agent or any Lender of the amount of any such recovery or permanent net tax benefit shall, in the absence of manifest error, be conclusive and binding.

         (d) If any Lender is incorporated or organized under the laws of a jurisdiction other than the United States of America or any state thereof (a "Non-U.S. Lender") and claims exemption from United States withholding tax pursuant to the Internal Revenue Code, such Non-U.S. Lender will deliver to each of the Agent and the Borrower, on or prior to the Closing Date (or, in the case of a Non-U.S. Lender that becomes a party to this Agreement as a result of an assignment after the Closing Date, on the effective date of such assignment), (i) in the case of a Non-U.S. Lender that is a "bank" for purposes of Section 881(c)(3)(A) of the Internal Revenue Code, a properly completed Internal Revenue Service Form 4224 or 1001, as applicable (or successor forms), certifying that such Non-U.S. Lender is entitled to an exemption from or a reduction of withholding or deduction for or on account of United States federal income taxes in connection with payments under this Agreement or any of the Notes, together with a properly completed Internal Revenue Service Form W-8 or W-9, as applicable

(or successor forms), and (ii) in the case of a Non-U.S. Lender that is not a "bank" for purposes of Section 881(c)(3)(A) of the Internal Revenue Code, a certificate in form and substance reasonably satisfactory to the Agent and the Borrower and to the effect that (x) such Non-U.S. Lender is not a "bank" for purposes of Section 881(c)(3)(A) of the Internal Revenue Code, is not subject to regulatory or other legal requirements as a bank in any jurisdiction, and has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any governmental authority, any application made to a rating agency or qualification for any exemption from any tax, securities law or other legal requirements, (y) is not a 10-percent shareholder for purposes of Section 881(c)(3)(B) of the Internal Revenue Code and (z) is not a controlled foreign corporation receiving interest from a related person for purposes of Section 881(c)(3)(C) of the Internal Revenue Code, together with a properly completed Internal Revenue Service Form W-8 or W-9, as applicable (or successor forms). Each such Non-U.S. Lender further agrees to deliver to each of the Agent and the Borrower an additional copy of each such relevant form on or before the date that such form expires or becomes obsolete or after the occurrence of any event (including a change in its applicable Lending Office) requiring a change in the most recent forms so delivered by it, in each case certifying that such Non-U.S. Lender is entitled to an exemption from or a reduction of withholding or deduction for or on account of United States federal income taxes in connection with payments under this Agreement or any of the Notes, unless an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required, which event renders all such forms inapplicable or the exemption to which such forms relate unavailable and such Non-U.S. Lender notifies the Agent and the Borrower that it is not entitled to receive payments without deduction or withholding of United States federal income taxes. Each such Non-U.S. Lender will promptly notify the Agent and the Borrower of any changes in circumstances that would modify or render invalid any claimed exemption or reduction.

         (e) If any Lender is entitled to a reduction in (and not a complete exemption from) the applicable withholding tax, the Borrower and the Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If any of the forms or other documentation required under subsection (d) above are not delivered to the Agent as therein required, then the Borrower and the Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

         2.18. Compensation. The Borrower will compensate each Lender upon demand for all losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund or maintain LIBOR Loans) that such Lender may incur or sustain (i) if for any reason (other than a default by such Lender) a Borrowing or continuation of, or conversion into, a LIBOR Loan does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation, (ii) if any repayment, prepayment or conversion of any LIBOR Loan occurs on a date other than the last day of an Interest Period applicable thereto (including as a consequence of acceleration of the maturity of the Loans pursuant to SECTION 8.2), (iii) if any prepayment of any LIBOR Loan is not made on any date specified in a notice of prepayment given by the Borrower or (iv) as a consequence of any other failure by the Borrower to make any payments with respect to any LIBOR Loan when due hereunder. Calculation of all amounts payable to a Lender under this Section shall be made as though such Lender had actually funded its relevant LIBOR Loan through the purchase of a Eurodollar deposit bearing interest at the LIBOR Rate in an amount equal to the amount of such LIBOR Loan and having a maturity comparable to the relevant Interest Period; provided, however, that each Lender may fund its LIBOR Loans in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this Section. Determinations by any Lender for purposes of this Section of any such losses, expenses or liabilities shall, absent manifest error, be conclusive, provided that such determinations are made in good faith.


                                  ARTICLE III

                            CONDITIONS OF BORROWING

         3.1. Conditions of Initial Borrowing. The obligation of each Lender to make Loans in connection with the initial Borrowing hereunder is subject to the satisfaction of the following conditions precedent:

         (a) The Agent(shall have received the following, each dated as of the Closing Date (unless otherwise specified) and, except for the Notes and any certificates or instruments required to be delivered under the Pledge and Security Agreement, in sufficient copies for each Lender:

                   (i) A Note for each Lender that is a party hereto as of the Closing Date, in the amount of such Lender's Commitment, duly completed in accordance with SECTION 2.4 and executed by the Borrower;

                  (ii) the Subsidiary Guaranty, duly completed and executed by each Subsidiary of the Borrower other than the Excluded Subsidiaries;

                 (iii) the Pledge and Security Agreement, duly completed and executed by the Borrower and by each Subsidiary Guarantor, together with any certificates evidencing the Capital Stock being pledged thereunder as of the Closing Date and undated assignments separate from certificate for any such certificate, duly executed in blank, and any promissory notes being pledged thereunder, duly endorsed in blank; and

                  (iv) the favorable opinions of Munger, Tolles & Olson, special counsel to the Borrower, in substantially the form of EXHIBIT G, addressed to the Agent and the Lenders and addressing such other matters as the Agent may reasonably request.

         (b) The Agent shall have received a certificate, signed by the president, the chief executive officer or the chief financial officer of the Borrower, in form and substance satisfactory to the Agent, certifying that (i) all representations and warranties of the Borrower contained in this Agreement and the other Credit Documents are true and correct as of the Closing Date, both immediately before and after giving effect to the consummation of the transactions contemplated hereby, the making of the initial Loans hereunder and the application of the proceeds thereof, (ii) no Default or Event of Default has occurred and is continuing, both immediately before and after giving effect to the consummation of the transactions contemplated hereby, the making of the initial Loans hereunder and the application of the proceeds thereof, (iii) both immediately before and after giving effect to the consummation of the transactions contemplated hereby, the making of the initial Loans hereunder and the application of the proceeds thereof, no Material Adverse Change has occurred since August 21, 1997 (the date of filing of the final amendment to the registration statement of the Borrower on Form S-1), and there exists no event, condition or state of facts that could reasonably be expected to result in a Material Adverse Change, and
(iv) all conditions to the initial extensions of credit hereunder set forth in this Section and in SECTION 3.2 have been satisfied or waived as required hereunder.

         (c) The Agent shall have received a certificate of the secretary or an assistant secretary of each of the Borrower and the Subsidiary Guarantors, in form and substance satisfactory to the Agent, certifying (i) that attached thereto is a true and complete copy of the articles or certificate of incorporation and all amendments thereto of the Borrower or such Subsidiary Guarantor, as the case may be, certified as of a recent date by the Secretary of State (or comparable Governmental Authority) of its jurisdiction of organization, and that the same has not been amended since the date of such certification, (ii) that attached thereto is a true and complete copy of the bylaws of the Borrower or such Subsidiary Guarantor, as the case may be, as then in effect and as in effect at all times from the date on which the resolutions referred to in clause (iii) below were adopted to and including the date of such certificate, and (iii) that attached thereto is a true and complete copy of resolutions adopted by the board of directors of the Borrower or such Subsidiary Guarantor, as the case may be, authorizing the execution, delivery and performance of this Agreement and the other Credit Documents to which it is a party, and as to the incumbency and genuineness of the signature of each officer of the Borrower or such Subsidiary Guarantor, as the case may be, executing this Agreement or any of such other Credit Documents, and attaching all such copies of the documents described above.

         (d) The Agent shall have received (i) a certificate as of a recent date of the good standing of each of the Borrower and its Subsidiaries under the laws of its jurisdiction of organization, from the Secretary of State (or comparable Governmental Authority) of such jurisdiction, (ii) a certificate as of a recent date of the qualification of each of the Borrower and its Subsidiaries to conduct business as a foreign corporation in each jurisdiction where it is so qualified as of the Closing Date, from the Secretary of State (or comparable Governmental Authority) of such jurisdiction, and (iii) to the extent generally provided, a tax clearance, tax good standing or similar certificate or letter as to each of the Borrower and the Subsidiary Guarantors, from the department of revenue (or comparable Governmental Authority) in each applicable jurisdiction under (i) and (ii) above.

         (e) All legal matters, documentation, and corporate or other proceedings incident to the transactions contemplated hereby shall be satisfactory in form and substance to the Agent; all approvals, permits and consents of any Governmental Authorities or other Persons required in connection with the execution and delivery of this Agreement and the other Credit Documents and the consummation of the transactions contemplated hereby and thereby shall have been obtained (except for approvals, permits and consents the absence of which, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect), without the imposition of conditions that are not acceptable to the Agent, and all related filings, if any, shall have been made, and all such approvals, permits, consents and filings shall be in full force and effect and the Agent shall have received such copies thereof as it shall have requested; all applicable waiting periods shall have expired without any adverse action being taken by any Governmental Authority having jurisdiction; and no action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before, and no order, injunction or decree shall have been entered by, any court or other Governmental

Authority, in each case to enjoin, restrain or prohibit, to obtain substantial damages in respect of, or that is otherwise related to or arises out of, this Agreement, any of the other Credit Documents or the consummation of the transactions contemplated hereby or thereby, or that, in the opinion of the Agent, could reasonably be expected to have a Material Adverse Effect.

         (f) The Agent shall have received certified reports from an independent search service satisfactory to it listing any judgment or tax lien filing or Uniform Commercial Code financing statement that names the Borrower or any Subsidiary Guarantor as debtor in any of the jurisdictions listed on Annex B to the Pledge and Security Agreement, and the results thereof shall be satisfactory to the Agent.

         (g) The Agent shall have received evidence in form and substance satisfactory to it that all filings, recordings, registrations and other actions (including, without limitation, the filing of duly completed and executed UCC-1 financing statements in each jurisdiction listed on Annex B to the Pledge and Security Agreement) necessary or, in the reasonable opinion of the Agent, desirable to perfect the Liens created by the Security Documents shall have been completed, or arrangements satisfactory to the Agent for the completion thereof shall have been made.

         (h) Since August 21, 1997 (the date of filing of the final amendment to the registration statement of the Borrower on Form S-1), both immediately before and after giving effect to the consummation of the transactions contemplated by this Agreement, there shall not have occurred any Material Adverse Change or any event, condition or state of facts that could reasonably be expected to result in a Material Adverse Change.

         (i) The Borrower shall have paid (i) to First Union, the unpaid balance of the fees described in the Fee Letter, (ii) to the Agent, the initial payment of the annual administrative fee (if any), and (iii) all other fees and expenses of the Agent and the Lenders required hereunder or under any other Credit Document to be paid on or prior to the Closing Date (including fees and expenses of counsel) in connection with this Agreement and the transactions contemplated hereby.

         (j) The Agent shall have received a Financial Condition Certificate, together with the Projections as described in SECTION 4.11(B), all of which shall be in form and substance reasonably satisfactory to the Agent.

         (k) The Agent shall have received a Covenant Compliance Worksheet, duly completed and certified by the chief financial officer of the Borrower and in form and substance satisfactory to the Agent, demonstrating the Borrower's compliance with the financial covenants set forth in SECTIONS 6.1 through 6.4, determined on a pro forma basis as of [September 30, 1997] after giving effect to the making of the initial Loans hereunder and the consummation of the transactions contemplated hereby.

         (l) The Agent shall have received from the Borrower its consolidated operating budget and cash flow projections, prepared on a quarterly basis, for the period from September 30, 1997 through December 31, 1998, and the same shall be in form and substance satisfactory to the Agent.

         (m) The Agent shall have received evidence in form and substance reasonably satisfactory to it that all of the requirements of SECTION 5.6 and those provisions of the Pledge and Security

Agreement relating to the maintenance of insurance have been satisfied, including receipt of certificates of insurance evidencing the insurance coverages described on SCHEDULE 4.17 and all other or additional coverages required under the Borrower Pledge and Security Agreement and naming the Agent as loss payee or additional insured, as its interests may appear.

         (n) The Agent shall have received an Account Designation Letter, together with written instructions from an Authorized Officer, including wire transfer information, directing the payment of the proceeds of the initial Loans to be made hereunder.

         (o) The Agent and each Lender shall have received such other documents, certificates, opinions and instruments in connection with the transactions contemplated hereby as the Agent shall have reasonably requested.

         3.2. Conditions of All Borrowings. The obligation of each Lender to make any Loans hereunder, including the initial Loans, is subject to the satisfaction of the following conditions precedent on the relevant Borrowing
Date:

         (a) The Agent shall have received a Notice of Borrowing in accordance with SECTION 2.2(B);

         (b)     Each of the representations and warranties contained in
ARTICLE IV and in the other Credit Documents shall be true and correct on and as of such Borrowing Date (including the Closing Date, in the case of the initial Loans made hereunder) or date of issuance with the same effect as if made on and as of such date, both immediately before and after giving effect to the Loans to be made on such date (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty shall be true and correct in all material respects as of such date); and

         (c) No Default or Event of Default shall have occurred and be continuing on such date, both immediately before and after giving effect to the Loans to be made on such date.

         Each giving of a Notice of Borrowing and the consummation of each Borrowing shall be deemed to constitute a representation by the Borrower that the statements contained in subsections (b) and (c) above are true, both as of the date of such notice or request and as of the relevant Borrowing Date.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

         To induce the Agent and the Lenders to enter into this Agreement and to induce the Lenders to extend the credit contemplated hereby, the Borrower represents and warrants to the Agent and the Lenders as follows:

         4.1. Corporate Organization and Power. Each of the Borrower and its Subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and (ii) is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the nature of its business or the ownership of its properties requires it to be so qualified, except where the failure to be so qualified would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect; and each of the Borrower and the Subsidiary Guarantors has the full corporate power and authority to execute, deliver and perform the Credit Documents to which it is or will be a party, to own and hold its property and to engage in its business as presently conducted.

         4.2. Authorization; Enforceability. Each of the Borrower and its Subsidiaries has taken, or on the Closing Date will have taken, all necessary corporate action to execute, deliver and perform each of the Credit Documents to which it is or will be a party, and has, or on the Closing Date (or any later date of execution and delivery) will have, validly executed and delivered each of the Credit Documents to which it is or will be a party. This Agreement constitutes, and each of the other Credit Documents upon execution and delivery will constitute, the legal, valid and binding obligation of each of the Borrower and its Subsidiaries that is a party hereto or thereto, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, by general equitable principles or by principles of good faith and fair dealing.

         4.3. No Violation. The execution, delivery and performance by each of the Borrower and its Subsidiaries of this Agreement and each of the other Credit Documents to which it is or will be a party, and compliance by it with the terms hereof and thereof, do not and will not (i) violate any provision of its articles or certificate of incorporation or bylaws or contravene any other Requirement of Law applicable to it, (ii) conflict with, result in a breach of or constitute (with notice, lapse of time or both) a default under any indenture, agreement or other instrument to which it is a party, by which it or any of its properties is bound or to which it is subject, (iii) result in a Limitation on any Licenses applicable to the operations of the Borrower or any of its Subsidiaries or adversely affect the ability of the Borrower or any of its Subsidiaries to participate in any Third Party Payor Arrangement or (iv) except for the Liens granted in favor of the Agent pursuant to the Security Documents, result in or require the creation or imposition of any Lien upon any of its properties or assets. No Subsidiary is a party to any agreement or instrument or otherwise subject to any restriction or encumbrance that restricts or limits its ability to make dividend payments or other distributions in respect of its Capital Stock, to repay Indebtedness owed to the Borrower or any other Subsidiary, to make loans or advances to the Borrower or any other Subsidiary, or to transfer any of its assets or properties to the Borrower or any other Subsidiary, in each case other than such restrictions or encumbrances existing under or by reason of the Credit Documents or applicable Requirements of Law.

         4.4. Governmental and Third-Party Authorization; Permits. (a) No consent, approval, authorization or other action by, notice to, or registration or filing with, any Governmental Authority or other Person is or will be required as a condition to or otherwise in connection with the due execution, delivery and performance by each of the Borrower and its Subsidiaries of this Agreement or any of the other Credit Documents to which it is or will be a party or the legality, validity or enforceability hereof or thereof, other than
(i) filings of Uniform Commercial Code financing statements and other instruments and actions necessary to perfect the Liens created by the Security Documents, (ii) consents, authorizations and filings that have been (or on or prior to the Closing Date will have been) made or obtained and that are (or on the Closing Date will be) in full force and effect, which consents, authorizations and filings are listed on SCHEDULE 4.4, and (iii) consents and filings the failure to obtain or make which would not, individually or in the aggregate, have a Material Adverse Effect.

         (b) Each of the Borrower and its Subsidiaries has, and is in good standing with respect to, all governmental approvals, Licenses, Reimbursement Approvals and other authorizations necessary to conduct its business as presently conducted and to own or lease and operate its properties, except for those the failure to obtain which would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect. Without limitation of the foregoing, the Borrower and each Subsidiary has, to the extent applicable,
(i) obtained and maintains in good standing all required Licenses and Reimbursement Approvals, except where the failure to do so would not have a Material Adverse Effect, and (ii) to the extent prudent and customary in the industry in which the Borrower and such Subsidiary is engaged, obtained and maintains accreditation from all generally recognized accrediting agencies for the Borrower and its Subsidiaries. No Medicaid or Medicare certifications are required for the operation of the business of the Borrower or any Subsidiary and neither the Borrower nor any Subsidiary is required to have entered into Medicaid or Medicare provider agreements for the operation of its business.

         4.5. Litigation. There are no actions, investigations, suits or proceedings pending or, to the knowledge of the Borrower, threatened, at law, in equity or in arbitration, before any court, other Governmental Authority or other Person, (i) against or affecting the Borrower, any of its Subsidiaries or any of their respective properties that would, if adversely determined, be reasonably likely to have a Material Adverse Effect, or (ii) with respect to this Agreement or any of the other Credit Documents.

         4.6. Taxes. Each of the Borrower and its Subsidiaries has timely filed all federal, state and local tax returns and reports required to be filed by it and has paid all taxes, assessments, fees and other charges levied upon it or upon its properties that are shown thereon as due and payable, other than those that are being contested in good faith and by proper proceedings and for which adequate reserves have been established in accordance with GAAP. Such returns accurately reflect in all material respects all liability for taxes of the Borrower and its Subsidiaries for the periods covered thereby. There is no ongoing audit or examination or, to the knowledge of the Borrower, other investigation by any Governmental Authority of the tax liability of the Borrower or any of its Subsidiaries, and there is no unresolved claim by any Governmental Authority concerning the tax liability of the Borrower or any of its Subsidiaries for any period for which tax returns have been or were required to have been filed, other than claims for which adequate reserves have been established in accordance with GAAP. Neither the Borrower nor any of its Subsidiaries has waived or extended or has been requested to waive or extend the statute of limitations relating to the payment of any taxes.

         4.7. Subsidiaries. SCHEDULE 4.7 sets forth a list, as of the Closing Date, of all of the Subsidiaries of the Borrower and, as to each such Subsidiary, the percentage ownership (direct and indirect) of the Borrower in each class of its capital stock and each direct owner thereof. Except for the shares of capital stock expressly indicated on SCHEDULE 4.7, there are no shares of capital stock, warrants, rights, options or other equity securities, or other Capital Stock of any Subsidiary of the Borrower outstanding or reserved for any purpose. All outstanding shares of capital stock of each Subsidiary of the Borrower are duly and validly issued, fully paid and nonassessable. The Borrower is the sole legal, record and beneficial owner of, and has good and valid title to, all such capital stock, free and clear of all Liens other than the Liens created pursuant to the Pledge and Security Agreement.

         4.8. Full Disclosure. All factual information heretofore or contemporaneously furnished to the Agent or any Lender in writing by or on behalf of the Borrower or any of its Subsidiaries for purposes of or in connection with this Agreement and the transactions contemplated hereby is, and all other such factual information hereafter furnished to the Agent or any Lender in writing by or on behalf of the Borrower or any of its Subsidiaries will be, true and accurate in all material respects on the date as of which such information is dated or certified (or, if such information has been amended or supplemented, on the date as of which any such amendment or supplement is dated or certified) and not made incomplete by omitting to state a material fact necessary to make the statements contained therein, in light of the circumstances under which such information was provided, not misleading.

         4.9. Margin Regulations. Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock. No proceeds of the Loans will be used, directly or indirectly, to purchase or carry any Margin Stock, to extend credit for such purpose or for any other purpose that would violate or be inconsistent with Regulations G, T, U or X or any provision of the Exchange Act.

         4.10. No Material Adverse Change. There has been no Material Adverse Change since August 21, 1997 (the date of filing of the final amendment to the registration statement of the Borrower on Form S-1), and there exists no event, condition or state of facts that could reasonably be expected to result in a Material Adverse Change.

         4.11. Financial Matters. (a) The Borrower has heretofore furnished to the Agent copies of (i) the financial statements filed with the Borrower's registration statement on Form S-1, and (ii) the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as of September 30, 1997, and the related statements of income and cash flows for the nine-month period then ended. Such financial statements have been prepared in accordance with GAAP (subject, with respect to the unaudited financial statements, to the absence of notes required by GAAP and to normal year-end adjustments) and present fairly the financial condition of the Borrower and its Subsidiaries on a consolidated basis as of the respective dates thereof and the consolidated results of operations of the Borrower and its Subsidiaries for the respective periods then ended. Except as fully reflected in the most recent financial statements referred to above and the notes thereto, there are no material liabilities or obligations with respect to the Borrower or any of its Subsidiaries of any nature whatsoever (whether absolute, contingent or otherwise and whether or not due).

         (b) The Borrower has prepared, and has heretofore furnished to the Agent a copy of, annual projected balance sheets and statements of income and cash flows of the Borrower for the years ended December 31, 1997 and December 31, 1998, giving effect to the initial extensions of credit made under this Agreement, and the payment of transaction fees and expenses related to the foregoing (the "Projections"). In the opinion of management of the Borrower, the assumptions used in the preparation of the Projections were fair, complete and reasonable when made and continue to be fair, complete and reasonable as of the date hereof. The Projections have been prepared in good faith by the executive and financial personnel of the Borrower, are complete and represent a reasonable estimate of the future performance and financial condition of the Borrower, subject to the uncertainties and approximations inherent in any projections.

         (c) Each of the Borrower and its Subsidiaries, after giving effect to the consummation of the transactions contemplated hereby, (i) has capital sufficient to carry on its businesses as conducted and as proposed to be conducted, (ii) has assets with a fair saleable value, determined on a going concern basis, (y) not less than the amount required to pay the probable liability on its existing debts as they become absolute and matured and (z) greater than the total amount of its liabilities (including identified Contingent Obligations, valued at the amount that can reasonably be expected to become absolute and matured), and (iii) does not intend to, and does not believe that it will, incur debts or liabilities beyond its ability to pay such debts and liabilities as they mature.

         4.12. Ownership of Properties. Each of the Borrower and its Subsidiaries (i) has good and marketable title to all real property owned by it, (ii) holds interests as lessee under valid leases in full force and effect with respect to all material leased real and personal property used in connection with its business, except to the extent that the Borrower and Subsidiaries are not correctly reflected as lessees under leases acquired by or assigned to the Borrower or a Subsidiary, so long as the Borrower is making reasonable efforts to correct such leases and such condition is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect,
(iii) possesses or has rights to use licenses, patents, copyrights, trademarks, service marks, trade names and other assets sufficient to enable it to continue to conduct its business substantially as heretofore conducted and without any material conflict with the rights of others, and (iv) has good title to all of its other properties and assets reflected in the most recent financial statements referred to in SECTION 4.11(A) (except as sold or otherwise disposed of since the date thereof in the ordinary course of business), in each case under (i), (ii), (iii) and (iv) above free and clear of all Liens other than Permitted Liens. SCHEDULE 4.12 lists, as of the Closing Date, all real property interests of the Borrower and its Subsidiaries, indicating in each case the address of the property, the nature of use of the premises, and whether such interest is a leasehold or fee ownership interest.

         4.13. ERISA. Each Plan is and has been administered in compliance in all material respects with all applicable Requirements of Law, including, without limitation, the applicable provisions of ERISA and the Internal Revenue Code. No ERISA Event has occurred and is continuing or, to the knowledge of the Borrower, is reasonably expected to occur with respect to any Plan, in either case that would be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect. No Plan has any Unfunded Pension Liability, and neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA, in either instance where the same would be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect. Neither the Borrower nor any ERISA Affiliate is required to contribute to or has, or has at any time had, any liability to a Multiemployer Plan. To the best of the Borrower's actual knowledge, no condition or event exists, with respect to any Plan (other than a Multiemployer
Plan) which is sponsored by other than the Borrower or any ERISA Affiliate, and with respect to which the Borrower or any ERISA Affiliate and the sponsor thereof are considered members of an affiliated service group, which would have a Material Adverse Effect.

         4.14. Environmental Matters. (a) No Hazardous Substances are or have been generated, used, located, released, treated, disposed of or stored by the Borrower or any of its Subsidiaries or, to the knowledge of the Borrower, by any other Person (including any predecessor in interest) or otherwise, in, on or under any portion of any real property, leased or owned, of the Borrower or any of its Subsidiaries, except in material compliance with all applicable Environmental Laws, and no portion of any such real property or, to the knowledge of the Borrower, any other real property at any time leased, owned or operated by the Borrower or any of its Subsidiaries, has been contaminated by any Hazardous Substance, in either case except to the extent the existence of any Hazardous Substance(s) is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect; and no portion of any real property, leased or owned, of the Borrower or any of its Subsidiaries has been or is presently the subject of an environmental audit, assessment or remedial action.

         (b) No portion of any real property, leased or owned, of the Borrower or any of its Subsidiaries has been used by the Borrower or any of its Subsidiaries or, to the knowledge of the Borrower, by any other Person, as or for a mine, a landfill, a dump or other disposal facility, a gasoline service station, or (other than for petroleum substances stored in the ordinary course of business) a petroleum products storage facility; no portion of such real property or any other real property at any time leased, owned or operated by the Borrower or any of its Subsidiaries has, pursuant to any Environmental Law, been placed on the "National Priorities List" or "CERCLIS List" (or any similar federal, state or local list) of sites subject to possible environmental problems; and there are not and have never been any underground storage tanks situated on any real property, leased or owned, of the Borrower or any of its Subsidiaries, except to the extent any such tanks are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.

         (c) All activities and operations of the Borrower and its Subsidiaries are in compliance with the requirements of all applicable Environmental Laws, except to the extent the failure so to comply, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect. Each of the Borrower and its Subsidiaries has obtained all licenses and permits under Environmental Laws necessary to its respective operations; all such licenses and permits are being maintained in good standing; and each of the Borrower and its Subsidiaries is in compliance with all terms and conditions of such licenses and permits, except for such licenses and permits the failure to obtain, maintain or comply with which would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries is involved in any suit, action or proceeding, or has received any notice, complaint or other request for information from any Governmental Authority or other Person, with respect to any actual or alleged Environmental Claims that, if adversely determined, would be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect; and, to the knowledge of the Borrower, there are no threatened actions, suits, proceedings or investigations with respect to any such Environmental Claims, nor any basis therefor.

         4.15. Compliance With Laws. Each of the Borrower and its Subsidiaries has timely filed all material reports, documents and other materials required to be filed by it under all applicable Requirements of Law with any Governmental Authority, has retained all material records and documents required to be retained by it under all applicable Requirements of Law, and is otherwise in compliance with all applicable Requirements of Law in respect of the conduct of its business and the ownership and operation of its properties, except for such Requirements of Law the failure to comply with which, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect.

          4.16. Regulated Industries. Neither the Borrower nor any of its Subsidiaries is (i) an "investment company," a company "controlled" by an "investment company," or an "investment advisor," within the meaning of the Investment Company Act of 1940, as amended, or (ii) a "holding company," a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         4.17. Insurance. SCHEDULE 4.17 sets forth a true and complete summary of all insurance policies or arrangements carried or maintained by the Borrower and its Subsidiaries as of the Closing Date, indicating in each case the insurer, policy number, expiration, amount and type of coverage and deductibles. The assets, properties and business of the Borrower and its Subsidiaries are insured against such hazards and liabilities, under such coverages and in such amounts, as are customarily maintained by prudent companies similarly situated and under policies issued by insurers of recognized responsibility.

         4.18. Material Contracts. SCHEDULE 4.18 lists, as of the Closing Date, each "material contract" (within the meaning of Item 601(b)(10) of Regulation S-K under the Exchange Act) to which the Borrower or any of its Subsidiaries is a party, by which any of them or their respective properties is bound or to which any of them is subject (collectively, "Material Contracts"), and also indicates the parties, subject matter and term thereof. As of the Closing Date, (i) each Material Contract is in full force and effect and is enforceable by the Borrower or the Subsidiary that is a party thereto in accordance with its terms, and (ii) neither the Borrower nor any of its Subsidiaries (nor, to the knowledge of the Borrower, any other party thereto) is in breach of or default under any Material Contract in any material respect or has given notice of termination or cancellation of any Material Contract.

         4.19. Security Documents. The provisions of each of the Security Documents (whether executed and delivered prior to or on the Closing Date or thereafter) are and will be effective to create in favor of the Agent, for its benefit and the benefit of the Lenders, a valid and enforceable security interest in and Lien upon all right, title and interest of each of the Borrower and its Subsidiaries that is a party thereto in and to the Collateral purported to be pledged by it thereunder and described therein, and upon (i) the initial extension of credit hereunder, (ii) the filing of appropriately completed Uniform Commercial Code financing statements and continuations thereof in the jurisdictions specified therein, (iii) the filing of appropriately completed short-form assignments in the U.S. Patent and Trademark Office and the U.S. Copyright Office, (iv) in the case of uncertificated securities, compliance with Section 8-313 (or its successor provision) of the applicable Uniform Commercial Code, and (v) the possession by the Agent of any certificates evidencing the securities pledged thereby, such security interest and Lien shall constitute a fully perfected and first priority security interest in and Lien upon such right, title and interest of the Borrower or such Subsidiary, as applicable, in and to such Collateral, to the extent that such security interest and Lien can be perfected by such filings, actions and possession, subject only to Permitted Liens.

         4.20. Labor Relations. Neither the Borrower nor any of its Subsidiaries is engaged in any unfair labor practice within the meaning of the National Labor Relations Act of 1947, as amended. There is (i) no unfair labor practice complaint before the National Labor Relations Board, or grievance or arbitration proceeding arising out of or under any collective bargaining agreement, pending or, to the knowledge of the Borrower, threatened, against the Borrower or any of its Subsidiaries, (ii) no strike, lock-out, slowdown, stoppage, walkout or other labor dispute pending or, to the knowledge of the Borrower, threatened, against the Borrower or any of its Subsidiaries, and (iii) to the knowledge of the Borrower, no petition for certification or union election or union organizing activities taking place with respect to the Borrower or any of its Subsidiaries.

                                   ARTICLE V

                             AFFIRMATIVE COVENANTS

         The Borrower covenants and agrees that, until the termination of the Commitments and the payment in full of all principal and interest with respect to the Loans together with all other amounts then due and owing hereunder:

         5.1.      Financial Statements.  The Borrower will deliver to each
Lender:

         (a) As soon as available and in any event within thirty (30) days after the end of each of each month, beginning with the month ending December 31, 1997, (i) copies of all financial statements customarily prepared for the Borrower's senior management and/or Board of Directors and (ii) such other financial statements as the Agent may reasonably request; and

         (b) As soon as available and in any event within fifty (50) days after the end of each of the first three fiscal quarters of each fiscal year, beginning with the fiscal quarter ending March 31, 1998, unaudited consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as of the end of such fiscal quarter and unaudited consolidated and consolidating statements of income and cash flows for the Borrower and its Subsidiaries for the fiscal quarter then ended and for that portion of the fiscal year then ended, in each case setting forth comparative consolidated (or consolidating) figures, if applicable, as of the end of and for the corresponding period in the preceding fiscal year together with comparative budgeted figures for the fiscal year then ended, all in reasonable detail and prepared in accordance with GAAP (subject to the absence of notes required by GAAP and subject to normal year-end adjustments) applied on a basis consistent with that of the preceding quarter or containing disclosure of the effect on the financial condition or results of operations of any change in the application of accounting principles and practices during such quarter; and

         (c) As soon as available and in any event within ninety (90) days after the end of each fiscal year, beginning with the fiscal year ending December 31, 1997, (i) an audited consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal year and audited consolidated statements of income and cash flows for the Borrower and its Subsidiaries for the fiscal year then ended, including the notes thereto, in each case setting forth comparative figures as of the end of and for the preceding fiscal year, if applicable, together with comparative budgeted figures for the fiscal year then ended, all in reasonable detail and certified by the independent certified public accounting firm regularly retained by the Borrower or another independent certified public accounting firm of recognized national standing reasonably acceptable to the Required Lenders, together with (y) a report thereon by such accountants that is not qualified as to going concern or scope of audit and to the effect that such financial statements present fairly the consolidated financial condition and results of operations of the Borrower and its Subsidiaries as of the dates and for the periods indicated in accordance with GAAP applied on a basis consistent with that of the preceding year or containing disclosure of the effect on the financial condition or results of operations of any change in the application of accounting principles and practices during such year, and (z) a report by such accountants to the effect that, based on and in connection with their examination of the financial statements of the Borrower and its Subsidiaries, they obtained no knowledge of the occurrence or existence of any Default or Event of Default relating to accounting or financial reporting matters, or a statement specifying the nature and period of existence of any such Default or Event of Default disclosed by their audit; provided, however, that such accountants shall not be liable by reason of the failure to obtain knowledge of any Default or Event of Default that would not be disclosed or revealed in the course of their audit examination, and (ii) if and to the extent requested by the Agent, an unaudited consolidating balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal year and unaudited consolidating statements of income and cash flows for the Borrower and its Subsidiaries for the fiscal year then ended, all in reasonable detail.

         (d) Concurrently with each delivery of the financial statements described in this SECTION 5.1, a current report showing the ageing of the accounts receivable financed by the Borrower or a Subsidiary, and from time to time, additional accounts receivable ageing reports to the extent requested by the Agent.

         5.2. Other Business and Financial Information. The Borrower will deliver to each Lender:

         (a) Concurrently with each delivery of the financial statements described in SECTION 5.1(B) AND (C), a Compliance Certificate with respect to the period covered by the financial statements then being delivered, executed by a Financial Officer of the Borrower, together with a Covenant Compliance Worksheet reflecting the computation of the financial covenants set forth in SECTIONS 6.1 through 6.4 as of the last day of the period covered by such financial statements;

         (b) As soon as available and in any event by the end of each fiscal year, beginning with the fiscal year ending December 31, 1997, a consolidated operating budget for the Borrower and its Subsidiaries for the succeeding fiscal year (prepared on a quarterly basis), consisting of a consolidated balance sheet and consolidated statements of income and cash flows, together with a certificate of a Financial Officer of the Borrower to the effect that such budgets have been prepared in good faith and are reasonable estimates of the financial position and results of operations of the Borrower and its Subsidiaries for the period covered thereby; and as soon as available from time to time thereafter, any modifications or revisions to or restatements of such budget;

         (c) Promptly upon receipt thereof, copies of any "management letter" submitted to the Borrower or any of its Subsidiaries by its certified public accountants in connection with each annual, interim or special audit, and promptly upon completion thereof, any response reports from the Borrower or any such Subsidiary in respect thereof;

         (d) Promptly upon the sending, filing or receipt thereof, copies of (i) all financial statements, reports, notices and proxy statements that the Borrower or any of its Subsidiaries shall send or make available generally to its shareholders, (ii) all regular, periodic and special reports, registration statements and prospectuses (other than on Form S-8) that the Borrower or any of its Subsidiaries shall render to or file with the Securities and Exchange Commission, the National Association of Securities Dealers, Inc. or any national securities exchange, and (iii) all press releases and other statements made available generally by the Borrower or any of its Subsidiaries to the public concerning material developments in the business of the Borrower or any of its Subsidiaries;

         (e) Promptly upon (and in any event within five (5) Business Days after) any Responsible Officer of the Borrower obtaining knowledge thereof, written notice of any of the following:

                   (i) the occurrence of any Default or Event of Default, together with a written statement of a Responsible Officer of the Borrower specifying the nature of such Default or Event of Default, the period of existence thereof and the action that the Borrower has taken and proposes to take with respect thereto;

                  (ii) the institution or threatened institution of any action, suit, investigation or proceeding against or affecting the Borrower or any of its Subsidiaries, including any such investigation or proceeding by any Governmental Authority (other than routine periodic inquiries, investigations or reviews), that would, if adversely determined, be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect, and any material development in any litigation or other proceeding previously reported pursuant to SECTION 4.5 or this subsection;

                 (iii) the receipt by the Borrower or any of its Subsidiaries from any Governmental Authority of (y) any notice asserting any failure by the Borrower or any of its Subsidiaries to be in compliance with applicable Requirements of Law or that threatens the taking of any action against the Borrower or such Subsidiary or sets forth circumstances that, if taken or adversely determined, would be reasonably likely to have a Material Adverse Effect, or (z) any notice of any actual or threatened Limitation on any License, Reimbursement Agreement or other authorization of the Borrower or any of its Subsidiaries, where such action would be reasonably likely to have a Material Adverse Effect;

                  (iv) the occurrence of any ERISA Event, together with (x) a written statement of a Responsible Officer of the Borrower specifying the details of such ERISA Event and the action that the Borrower has taken and proposes to take with respect thereto, (y) a copy of any notice with respect to such ERISA Event that may be required to be filed with the PBGC and (z) a copy of any notice delivered by the PBGC to the Borrower or such ERISA Affiliate with respect to such ERISA Event;

                   (v) the occurrence of any material default under, or any proposed or threatened termination or cancellation of, any Material Contract or other material contract or agreement to which the Borrower or any of its Subsidiaries is a party, the termination or cancellation of which would be reasonably likely to have a Material Adverse Effect;

                  (vi) the occurrence of any of the following: (x) the assertion of any Environmental Claim against or affecting the Borrower, any of its Subsidiaries or any of their respective real property, leased or owned; (y) the receipt by the Borrower or any of its Subsidiaries of notice of any alleged violation of or noncompliance with any Environmental Laws; or (z) the taking of any remedial action by the Borrower, any of its Subsidiaries or any other Person in response to the actual or alleged generation, storage, release, disposal or discharge of any Hazardous Substances on, to, upon or from any real property leased or owned by the Borrower or any of its Subsidiaries; but in each case under clauses (x), (y) and (z) above, only to the extent the same would be reasonably likely to have a Material Adverse Effect; and

                 (vii) any other matter or event that has, or would be reasonably likely to have, a Material Adverse Effect, together with a written statement of a Responsible Officer of the Borrower setting forth the nature and period of existence thereof and the action that the Borrower has taken and proposes to take with respect thereto; and

         (f) As promptly as reasonably possible, such other information about the business, condition (financial or otherwise), operations or properties of the Borrower or any of its Subsidiaries (including any Plan and any information required to be filed under ERISA) as the Agent or any Lender may from time to time reasonably request.

         5.3. Corporate Existence; Franchises; Maintenance of Properties. The Borrower will, and will cause each of its Subsidiaries to, (i) maintain and preserve in full force and effect its corporate existence, except as expressly permitted otherwise by SECTION 7.1 and (ii) keep all material properties in good working order and condition (normal wear and tear excepted) and from time to time make all necessary repairs to and renewals and replacements of such properties, except to the extent that any of such properties are obsolete or are being replaced.

         5.4. Compliance with Laws. The Borrower shall, and shall cause each of its Subsidiaries to, (i) comply in all respects with all applicable Requirements of Law and (ii) obtain and maintain in effect all Licenses and Reimbursement Approvals, in each case in respect of the conduct of its business and the ownership and operation of its properties, except to the extent that the failure to so comply would not be reasonably likely to have a Material Adverse Effect.

         5.5. Payment of Obligations. The Borrower will, and will cause each of its Subsidiaries to, (i) pay all liabilities and obligations as and when due (subject to any applicable subordination provisions), except to the extent failure to do so would not be reasonably likely to have a Material Adverse Effect, and (ii) pay and discharge all taxes, assessments and governmental charges or levies imposed upon it, upon its income or profits or upon any of its properties, prior to the date on which penalties would attach thereto, and all lawful claims that, if unpaid, might become a Lien upon any of the properties of the Borrower or any of its Subsidiaries; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim that is being contested in good faith and by proper proceedings and as to which the Borrower or such Subsidiary is maintaining adequate reserves with respect thereto in accordance with GAAP.

         5.6. Insurance. The Borrower will, and will cause each of its Subsidiaries to, maintain with financially sound and reputable insurance companies insurance with respect to its assets, properties and business, against such hazards and liabilities, of such types and in such amounts, as is customarily maintained by companies in the same or similar businesses similarly situated, and maintain such other or additional insurance on such terms and subject to such conditions as may be required under any Security Document.

         5.7. Maintenance of Books and Records; Inspection. The Borrower will, and will cause each of its Subsidiaries to, (i) maintain adequate books, accounts and records, in which full, true and correct entries shall be made of all financial transactions in relation to its business and properties, and prepare all financial statements required under this Agreement, in each case in accordance with GAAP and in compliance with the requirements of any Governmental Authority having jurisdiction over it, and (ii) permit employees or agents of the Agent or any Lender to inspect its properties and examine or audit its books, records, working papers and accounts and make copies and memoranda of them, and to discuss its affairs, finances and accounts with its officers and employees and, upon notice to the Borrower, the independent public accountants of the Borrower and its Subsidiaries (and by this provision the Borrower authorizes such accountants to discuss the finances and affairs of the Borrower and its Subsidiaries), all at such times and from time to time, upon reasonable notice and during business hours, as may be reasonably requested.

         5.8. Permitted Acquisitions. (a) Subject to the provisions of subsection (b) below and the requirements contained in the definition of Permitted Acquisition, and subject to the other terms and conditions of this Agreement, the Borrower may from time to time on or after the Closing Date effect Permitted Acquisitions, provided that, with respect to each Permitted
Acquisition:

                 (i) no Default or Event of Default shall have occurred and be continuing at the time of the consummation of such Permitted Acquisition or would exist immediately after giving effect thereto; and

                 (ii) the Acquisition Amount with respect thereto (regardless of the form of consideration) (y) shall not exceed $2,000,000, and (z) together with the aggregate of the Acquisition Amounts (regardless of the form of consideration) for all other Permitted Acquisitions consummated during the term of the Facility, shall not exceed $75,000,000.

         (b) As soon as reasonably practicable after the consummation of any Permitted Acquisition, the Borrower will deliver to the Agent and each
Lender:

                 (i) a certificate, in form and substance reasonably satisfactory to the Agent, executed by a Financial Officer of the Borrower setting forth a reasonably detailed description of the material terms of such Permitted Acquisition, including the Acquisition Amount and each Person or business that is the subject of such Permitted Acquisition (each, a "Target"), and further to the effect that, to the best of such individual's knowledge, (x) the consummation of such Permitted Acquisition will not result in a violation of any provision of this Section, and after giving effect to such Permitted Acquisition and any Borrowings made in connection therewith, the Borrower will be in compliance with the financial covenants contained in SECTIONS 6.1 through 6.4, such compliance determined with regard to calculations made on a pro forma basis in accordance with GAAP as if each Target had been consolidated with the Borrower for those periods applicable to such covenants (such calculations to be attached to the certificate), (y) the Borrower believes in good faith that it will continue to comply with such financial covenants for a period of one year following the date of the consummation of such Permitted Acquisition, and (z) after giving effect to such Permitted Acquisition and any Borrowings in connection therewith, the Borrower believes in good faith that it will have sufficient availability under the Facility to meet its ongoing working capital requirements; and

                 (ii) a copy of the fully executed acquisition agreement (excluding schedules and exhibits thereto, except to the extent reasonably requested by the Agent) and any Services Agreement executed in connection therewith.

         (c) The consummation of each Permitted Acquisition shall be deemed to be a representation and warranty by the Borrower that (except as shall have been approved in writing by the Required Lenders) all conditions thereto set forth in this Section and in the description furnished under clause (i) of subsection (b) above have been satisfied, that the same is permitted in accordance with the terms of this Agreement, and that the matters certified to by the Financial Officer of the Borrower in the certificate referred to in clause (iv) of subsection (b) above are, to the best of such individual's knowledge, true and correct in all material respects as of the date such certificate is given, which representation and warranty shall be deemed to be a representation and warranty as of the date thereof for all purposes hereunder, including, without limitation, for purposes of SECTIONS 3.2 and 8.1.

         5.9. Creation or Acquisition of Subsidiaries. Subject to the provisions of SECTION 7.5, the Borrower may from time to time create or acquire new Wholly Owned Subsidiaries in connection with Permitted Acquisitions or otherwise, and the Subsidiary Guarantors of the Borrower may create or acquire new Wholly Owned Subsidiaries, provided that with respect to each such Subsidiary that has assets at any time in excess of $100,000, has executed or is likely to execute a Services Agreement, or is or will be engaged in active business operations:

         (a) Concurrently with (and in any event within ten (10) Business Days thereafter) the creation or direct or indirect acquisition by the Borrower thereof, each such new Subsidiary will execute and deliver to the Agent (i) a joinder to the Subsidiary Guaranty, pursuant to which such new Subsidiary shall become a party thereto and shall guarantee the payment in full of the Obligations of the Borrower under this Agreement and the other Credit Documents, and (ii) a joinder to the Pledge and Security Agreement, pursuant to which such new Subsidiary shall become a party thereto and shall grant to the Agent a first priority Lien upon and security interest in its accounts receivable, inventory, equipment, general intangibles and other personal property as Collateral for its obligations under the Subsidiary Guaranty, subject only to Permitted Liens;

         (b) Concurrently with (and in any event within ten (10) Business Days thereafter) the creation or acquisition of any new Subsidiary all or a portion of the Capital Stock of which is directly owned by the Borrower, the Borrower will execute and deliver to the Agent an amendment or supplement to the Pledge and Security Agreement pursuant to which all of the Capital Stock of such new Subsidiary owned by the Borrower shall be pledged to the Agent, together with the certificates evidencing such Capital Stock and undated stock powers duly executed in blank; and concurrently with (and in any event within ten (10) Business Days thereafter) the creation or acquisition of any new Subsidiary all or a portion of the Capital Stock of which is directly owned by another Subsidiary (the "Parent Subsidiary"), the Parent Subsidiary will execute and deliver to the Agent an appropriate joinder, amendment or supplement to the Pledge and Security Agreement, pursuant to which all of the Capital Stock of such new Subsidiary owned by such Parent Subsidiary shall be pledged to the Agent, together with the certificates evidencing such Capital Stock and undated stock powers duly executed in blank; and

         (c) As promptly as reasonably possible, the Borrower and its Subsidiaries will deliver any such other documents, certificates and opinions (including opinions of local counsel in the jurisdiction of organization of each such new Subsidiary), in form and substance reasonably satisfactory to the Agent, as the Agent may reasonably request in connection therewith and will take such other action as the Agent may reasonably request to create in favor of the Agent a perfected security interest in the Collateral being pledged pursuant to the documents described above.

         5.10. Additional Security. The Borrower will, and will cause each of its Subsidiaries to, grant to the Agent from time to time security interests, Liens and mortgages in and upon such assets and properties of the Borrower or such Subsidiary as are not covered by the Security Documents executed and delivered on the Closing Date or pursuant to SECTION 5.10 and as may be reasonably requested from time to time by the Required Lenders (including, without limitation, Liens on assets acquired by the Borrower or a Subsidiary in connection with any Permitted Acquisition). Such security interests, Liens and mortgages shall be granted pursuant to documentation in form and substance reasonably satisfactory to the Agent and shall constitute valid and perfected security interests and Liens, subject to no Liens other than Permitted Liens. Without limitation of the foregoing, in connection with the grant of any mortgage or deed of trust with respect to any interest in real property, the Borrower will, and will cause each applicable Subsidiary to, at the Borrower's expense, prepare, obtain and deliver to the Agent any environmental assessments, appraisals, surveys, title insurance and other matters or documents as the Agent may reasonably request or as may be required under applicable banking laws and regulations.

         5.11. Further Assurances. The Borrower will, and will cause each of its Subsidiaries to, make, execute, endorse, acknowledge and deliver any amendments, modifications or supplements hereto and restatements hereof and any other agreements, instruments or documents, and take any and all such other actions, as may from time to time be reasonably requested by the Agent or the Required Lenders to perfect and maintain the validity and priority of the Liens granted pursuant to the Security Documents and to effect, confirm or further assure or protect and preserve the interests, rights and remedies of the Agent and the Lenders under this Agreement and the other Credit Documents.

         5.12. Year 2000 Compatibility. The Borrower will take all action necessary to assure that the Borrower's and its Subsidiaries' computer systems are able to operate and effectively process data including dates on and after January 1, 2000. At the request of the Agent, the Borrower will provide the Agent assurance acceptable to the Agent of such Year 2000 compatibility.


                                   ARTICLE VI

                              FINANCIAL COVENANTS

         The Borrower covenants and agrees that, until the termination of the Commitments and the payment in full of all principal and interest with respect to the Loans, together with all other amounts then due and owing hereunder:

         6.1. Leverage Ratio. The Borrower will not permit the ratio of Consolidated Funded Debt to Annualized EBITDA as of the last day of any fiscal quarter to exceed 3.0 to 1.0.

         6.2. Coverage Ratio. The Borrower will not permit the ratio of Annualized EBITDAR to the sum of (i) Consolidated Interest Expense and (ii) Corporate Rent as of the last day of any fiscal quarter to be less than 2.5 to 1.0.

         6.3. Consolidated Net Worth. The Borrower will not permit Consolidated Net Worth as of the last day of any fiscal quarter, beginning with the fiscal quarter ending December 31, 1997, to be less than the sum of (i) Consolidated Net Worth as shown on the balance sheets of the Borrower and its Subsidiaries as of September 30, 1997, plus (ii) 80% of the aggregate of Consolidated Net Income for each fiscal quarter ending after September 30, 1997 (provided that Consolidated Net Income for any such fiscal quarter shall be taken into account for purposes of this calculation only if positive), plus
(iii) 80% of the aggregate amount of all increases in the stated capital and additional paid-in capital accounts of the Borrower and its Subsidiaries, as determined on a consolidated basis in accordance with GAAP, resulting from the issuance of equity securities (including pursuant to the exercise of options, rights or warrants or pursuant to the conversion of convertible securities) or other Capital Stock after September 30, 1997.

         6.4. Capital Expenditures. The Borrower will not permit Capital Expenditures during any period of four consecutive fiscal quarters ending on the last day of any fiscal quarter to be greater than $200,000.


                                  ARTICLE VII

                               NEGATIVE COVENANTS

         The Borrower covenants and agrees that, until the termination of the Commitments and the payment in full of all principal and interest with respect to the Loans, together with all other amounts then due and owing hereunder:

         7.1. Merger; Consolidation. The Borrower will not, and will not permit or cause any of its Subsidiaries to, liquidate, wind up or dissolve, or enter into any consolidation, merger or other combination, or agree to do any of the foregoing; provided, however, that:

                    (i) the Borrower may merge or consolidate with another Person so long as (x) the Borrower is the surviving entity, (y) unless such other Person is a Wholly Owned Subsidiary immediately prior to giving effect thereto, such merger or consolidation shall constitute a Permitted Acquisition and the applicable conditions and requirements of SECTIONS 5.9 and 5.10 shall be satisfied, and (z) immediately after giving effect thereto, no Default or Event of Default would exist; and

                   (ii) any Subsidiary may merge or consolidate with another Person so long as (x) the surviving entity is the Borrower or a Subsidiary Guarantor, (y) unless such other Person is a Wholly Owned Subsidiary immediately prior to giving effect thereto, such merger or consolidation shall constitute a Permitted Acquisition and the applicable conditions and requirements of SECTIONS 5.9 and 5.10 shall be satisfied, and (z) immediately after giving effect thereto, no Default or Event of Default would exist.

         7.2. Indebtedness. The Borrower will not, and will not permit or cause any of its Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness other than:

                   (i) Indebtedness incurred under this Agreement, the Notes and the Subsidiary Guaranty;

                   (ii) Indebtedness existing on the Closing Date and described in SCHEDULE 7.2;

                 (iii) accrued expenses (including salaries, accrued vacation and other compensation), current trade or other accounts payable and other current liabilities arising in the ordinary course of business and not incurred through the borrowing of money, provided that the same shall be paid when due except to the extent being contested in good faith and by appropriate proceedings;

                  (iv) loans and advances by the Borrower or any Subsidiary Guarantors to any other Subsidiary Guarantor or by any Subsidiary Guarantor to the Borrower, provided that any such loan or advance is subordinated in right and time of payment to the Obligations and is evidenced by a promissory note, in form and substance satisfactory to the Agent, pledged to the Agent pursuant to the Security Documents;

                   (v) Indebtedness of the Borrower under Hedge Agreements entered into (y) with any Lender as the counterparty thereto and (z) with the prior written consent of the Agent;

                  (vi) unsecured Indebtedness of the Borrower that is expressly subordinated and made junior in right and time of payment to the Obligations and that is evidenced by one or more written agreements or instruments having terms, conditions and provisions (including, without limitation, provisions relating to principal amount, maturity, covenants, defaults, interest, and subordination) satisfactory in form and substance to the Required Lenders in their sole discretion;

                 (vii) purchase money Indebtedness of the Borrower and its Subsidiaries incurred solely to finance the payment of all or part of the purchase price of any equipment, real property or other fixed assets acquired in the ordinary course of business, including Indebtedness in respect of capital lease obligations, and any renewals, refinancings or replacements thereof (subject to the limitations on the principal amount thereof set forth in this clause
         (vi)), which Indebtedness shall not exceed $250,000 in aggregate principal amount outstanding at any time; and

                (viii) other unsecured Indebtedness not exceeding $250,000 in aggregate principal amount outstanding at any time.

         7.3. Liens. The Borrower will not, and will not permit or cause any of its Subsidiaries to, directly or indirectly, make, create, incur, assume or suffer to exist, any Lien upon or with respect to any part of its property or assets, whether now owned or hereafter acquired, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the Uniform Commercial Code of any state or under any similar recording or notice statute, or agree to do any of the foregoing, other than the following (collectively, "Permitted Liens"):

                   (i)    Liens created under the Security Documents;

                  (ii) Liens in existence on the Closing Date and set forth on SCHEDULE 7.3;

                 (iii) Liens imposed by law, such as Liens of carriers, warehousemen, mechanics, materialmen and landlords, and other similar Liens incurred in the ordinary course of business for sums not constituting borrowed money that are not overdue for a period of more than thirty (30) days or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP (if so required);

                  (iv) Liens (other than any Lien imposed by ERISA, the creation or incurrence of which would result in an Event of Default under SECTION 8.1(J)) incurred in the ordinary course of business in connection with worker's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure the performance of letters of credit, bids, tenders, statutory obligations, surety and appeal bonds, leases, government contracts and other similar obligations (other than obligations for borrowed money) entered into in the ordinary course of business;

                   (v) Liens for taxes, assessments or other governmental charges or statutory obligations that are not delinquent or remain payable without any penalty or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP (if so required);

                  (vi) Liens securing the purchase money Indebtedness permitted under clause (vii) of SECTION 7.2, provided that any such Lien (a) shall attach to such property concurrently with or within ten
         (10) days after the acquisition thereof by the Borrower or such Subsidiary, (b) shall not exceed the lesser of (y) the fair market value of such property or (z) the cost thereof to the Borrower or such Subsidiary and (c) shall not encumber any other property of the Borrower or any of its Subsidiaries;

                 (vii) any attachment or judgment Lien not constituting an Event of Default under SECTION 8.1(H) that is being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP (if so required);

                (viii) Liens arising from the filing, for notice purposes only, of financing statements in respect of true leases;

                  (ix) Liens on Borrower Margin Stock, to the extent the fair market value thereof exceeds 25% of the fair market value of the assets of the Borrower and its Subsidiaries (including Borrower Margin Stock);

                   (x) with respect to any real property occupied by the Borrower or any of its Subsidiaries, all easements, rights of way, licenses and similar encumbrances on title that do not materially impair the use of such property for its intended purposes; and

                  (xi) other Liens securing obligations of the Borrower and its Subsidiaries not exceeding $100,000 in aggregate amount outstanding at any time.

         7.4. Disposition of Assets. The Borrower will not, and will not permit or cause any of its Subsidiaries to, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) all or any portion of its assets, business or properties (including, without limitation, any Capital Stock of any Subsidiary), or enter into any arrangement with any Person providing for the lease by the Borrower or any Subsidiary as lessee of any asset that has been sold or transferred by the Borrower or such Subsidiary to such Person, or agree to do any of the foregoing, except for:

                   (i) sales of inventory and licenses or leases of intellectual property and other assets, in each case in the ordinary course of business;

                  (ii) the sale or exchange of used or obsolete equipment to the extent (y) the proceeds of such sale are applied towards, or such equipment is exchanged for, replacement equipment or (z) such equipment is no longer necessary for the operations of the Borrower or its applicable Subsidiary in the ordinary course of business;

                 (iii) the sale or other disposition by the Borrower and its Subsidiaries of any Borrower Margin Stock to the extent the fair market value thereof exceeds 25% of the fair market value of the assets of the Borrower and its Subsidiaries (including Borrower Margin Stock), provided that fair value is received in exchange therefor;

                  (iv) the sale, lease or other disposition of assets by a Subsidiary of the Borrower to the Borrower or to a Subsidiary Guarantor if, immediately after giving effect thereto, no Default or Event of Default would exist; and

                   (v) the sale or disposition of assets outside the ordinary course of business for fair value and for cash, provided that
         (x) the fair market value of such assets, when aggregated with the fair market value of all other assets the disposition of which is not otherwise specifically permitted under this Section that are sold during the same fiscal quarter or the period of three consecutive fiscal quarters immediately prior thereto, does not exceed $100,000 in the aggregate for the Borrower and its Subsidiaries, (y) in no event shall the Borrower or any of its Subsidiaries sell or otherwise dispose of any of the Capital Stock of any Subsidiary, and (z) immediately after giving effect thereto, no Default or Event of Default would exist.

                  (vi) sales of patient receivables, provided that all of the net proceeds of such sales shall be used to repay the aggregate outstanding principal and interest of the Loans pursuant to SECTION 2.7.

         7.5. Investments. The Borrower will not, and will not permit or cause any of its

Subsidiaries to, directly or indirectly, purchase, own, invest in or otherwise acquire any Capital Stock, evidence of indebtedness or other obligation or security or any interest whatsoever in any other Person, or make or permit to exist any loans, advances or extensions of credit to, or any investment in cash or by delivery of property in, any other Person, or purchase or otherwise acquire (whether in one or a series of related transactions) any portion of the assets, business or properties of another Person (including pursuant to an Acquisition), or create or acquire any Subsidiary, or become a partner or joint venturer in any partnership or joint venture (collectively, "Investments"), or make a commitment or otherwise agree to do any of the foregoing, other than:

                   (i)    Cash Equivalents;

                  (ii) Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment or licenses or leases of intellectual property and other assets, in each case in the ordinary course of business,

                 (iii) Investments consisting of loans and advances to employees for reasonable travel, relocation and business expenses in the ordinary course of business, extensions of trade credit in the ordinary course of business, and prepaid expenses incurred in the ordinary course of business;

                  (iv) without duplication, Investments consisting of intercompany Indebtedness permitted under clause (iv) of SECTION 7.2;

                   (v) Investments existing on the Closing Date and described in SCHEDULE 7.5;

                  (vi) Investments of the Borrower under Hedge Agreements permitted pursuant to, and entered into in accordance with, SECTION 7.2(V);

                 (vii) Investments consisting of the making of capital contributions or the purchase of Capital Stock (a) by the Borrower or any Subsidiary in any other Wholly Owned Subsidiary that is (or immediately after giving effect to such Investment will be) a Subsidiary Guarantor, provided that the Borrower complies with the provisions of SECTION 5.10, and (b) by any Subsidiary in the Borrower;

                (viii)    Permitted Acquisitions;

                  (ix) Investments consisting of purchases and acquisitions of (y) patient receivables of all Affiliated Orthodontists and (z) up to $1,000,000 in aggregate amount at any time outstanding of patient receivables of Persons who are not Affiliated Orthodontists; and

                   (x) other Investments in an aggregate amount, as valued at the time each such Investment is made, not exceeding $500,000 for all such Investments from and after the Closing Date.

         7.6. Restricted Payments. (a) The Borrower will not, and will not permit or cause any of its Subsidiaries to, directly or indirectly, declare or make any dividend payment, or make any other distribution of cash, property or assets, in respect of any of its Capital Stock or any warrants, rights or options to acquire its Capital Stock, or purchase, redeem, retire or otherwise acquire for value any shares of its Capital Stock or any warrants, rights or options to acquire its Capital Stock, or set aside funds for any of the foregoing, except that:

                   (i) the Borrower may declare and make dividend payments or other distributions payable solely in its common stock; and

                  (ii) each Wholly Owned Subsidiary of the Borrower may declare and make dividend payments or other distributions to the Borrower or another Wholly Owned Subsidiary of the Borrower, to the extent not prohibited under applicable Requirements of Law.

         (b) The Borrower will not, and will not permit or cause any of its Subsidiaries to, make (or give any notice in respect of) any voluntary or optional payment or prepayment of principal on any subordinated indebtedness (as permitted pursuant to SECTION 7.2(VI)), or directly or indirectly make any redemption (including pursuant to any change of control provision), retirement, defeasance or other acquisition for value of any such subordinated indebtedness, or make any deposit or otherwise set aside funds for any of the foregoing purposes.

         7.7. Transactions with Affiliates. The Borrower will not, and will not permit or cause any of its Subsidiaries to, enter into any transaction (including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service) with any officer, director, stockholder or other Affiliate of the Borrower or any Subsidiary, except in the ordinary course of its business and upon fair and reasonable terms that are no less favorable to it than would obtain in a comparable arm's length transaction with a Person other than an Affiliate of the Borrower or such Subsidiary; provided, however, that nothing contained in this Section shall prohibit:

                   (i) transactions described on SCHEDULE 7.7 or otherwise expressly permitted under this Agreement; and

                  (ii) the payment by the Borrower of reasonable and customary fees to members of its board of directors.

         7.8. Lines of Business. The Borrower will not, and will not permit or cause any of its Subsidiaries to, engage in any business other than (i) the businesses engaged in by it on the date hereof, (ii) businesses and activities reasonably related thereto and (iii) to the extent otherwise permitted by this Agreement, the financing of patient receivables.

         7.9. Certain Amendments. The Borrower will not, and will not permit or cause any of its Subsidiaries to, (i) amend, modify or waive, or permit the amendment, modification or waiver of, any provision of any agreement or instrument evidencing or governing any subordinated indebtedness (as permitted pursuant to SECTION 7.2(VI)), the effect of which would be to (a) increase the principal amount due thereunder, (b) shorten or accelerate the time of payment of any amount due thereunder, (c) increase the applicable interest rate or amount of any fees or costs due thereunder, (d) amend any of the subordination provisions thereunder (including any of the definitions relating thereto), (e) make any covenant therein more restrictive or add any new covenant, or (f) otherwise materially and adversely affect the Lenders, or breach or otherwise violate any of the subordination provisions applicable thereto, including, without limitation, restrictions against payment of principal and interest thereon, or (ii) amend, modify or change any provision of its articles or certificate of incorporation or bylaws, or the terms of any class or series of its Capital Stock, other than in a manner that could not reasonably be expected to adversely affect the Lenders.

         7.10. Limitation on Certain Restrictions. The Borrower will not, and will not permit or cause any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any restriction or encumbrance on (i) the ability of the Borrower and its Subsidiaries to perform and comply with their respective obligations under the Credit Documents or (ii) the ability of any Subsidiary of the Borrower to make any dividend payments or other distributions in respect of its Capital Stock, to repay Indebtedness owed to the Borrower or any other Subsidiary, to make loans or advances to the Borrower or any other Subsidiary, or to transfer any of its assets or properties to the Borrower or any other Subsidiary, in each case other than such restrictions or encumbrances existing under or by reason of the Credit Documents or applicable Requirements of Law.

         7.11. No Other Negative Pledges. The Borrower will not, and will not permit or cause any of its Subsidiaries to, directly or indirectly, enter into or suffer to exist any agreement or restriction that prohibits or conditions the creation, incurrence or assumption of any Lien upon or with respect to any part of its property or assets, whether now owned or hereafter acquired, or agree to do any of the foregoing, other than as set forth in (i) this Agreement and the Security Documents, (ii) any agreement or instrument creating a Permitted Lien (but only to the extent such agreement or restriction applies to the assets subject to such Permitted Lien), and (iii) operating leases of real or personal property entered into by the Borrower or any of its Subsidiaries as lessee in the ordinary course of business.

         7.12. Fiscal Year. The Borrower will not, and will not permit or cause any of its Subsidiaries to, change the ending date of its fiscal year to a date other than December 31.

         7.13. Accounting Changes. The Borrower will not, and will not permit or cause any of its Subsidiaries to, make or permit any material change in its accounting policies or reporting practices, except as may be required by GAAP.


                                  ARTICLE VIII

                               EVENTS OF DEFAULT

         8.1. Events of Default. The occurrence of any one or more of the following events shall constitute an "Event of Default":

         (a) The Borrower shall fail to pay any principal of or interest on any Loan, any fee or any other Obligation when due;

         (b) The Borrower shall fail to observe, perform or comply with any condition, covenant or agreement contained in any of SECTIONS 2.14, 5.1, 5.2, 5.3(i), 5.8, 5.9, 5.10 or in ARTICLE VI or ARTICLE VII;

         (c) The Borrower or any of its Subsidiaries shall fail to observe, perform or comply with any condition, covenant or agreement contained in this Agreement or any of the Credit Documents other than those enumerated in subsections (a) and (b) above, and such failure (i) is deemed by the terms of the relevant Credit Document to constitute an Event of Default or (ii) shall continue unremedied for any grace period specifically applicable thereto or, if no such grace period is applicable, for a period of thirty (30) days after the earlier of (y) the date on which a Responsible Officer of the Borrower acquires knowledge thereof and (z) the date on which written notice thereof is delivered by the Agent or any Lender to the Borrower;

         (d) Any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Subsidiaries in this Agreement, any of the other Credit Documents or in any certificate, instrument, report or other document furnished in connection herewith or therewith or in connection with the transactions contemplated hereby or thereby shall prove to have been false or misleading in any material respect as of the time made, deemed made or furnished;

         (e) The Borrower or any of its Subsidiaries shall (i) fail to pay when due (whether by scheduled maturity, acceleration or otherwise and after giving effect to any applicable grace period) any principal of or interest on any Indebtedness (other than the Indebtedness incurred pursuant to this Agreement) having an aggregate principal amount of at least $100,000 or
(ii) fail to observe, perform or comply with any condition, covenant or agreement contained in any agreement or instrument evidencing or relating to any such Indebtedness, or any other event shall occur or condition exist in respect thereof, and the effect of such failure, event or condition is to cause, or permit the holder or holders of such Indebtedness (or a trustee or agent on its or their behalf) to cause (with the giving of notice, lapse of time, or both), such Indebtedness to become due, or to be prepaid, redeemed, purchased or defeased, prior to its stated maturity;

         (f) The Borrower or any of its Subsidiaries shall (i) file a voluntary petition or commence a voluntary case seeking liquidation, winding-up, reorganization, dissolution, arrangement, readjustment of debts or any other relief under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to controvert in a timely and appropriate manner, any petition or case of the type described in subsection (g) below,
(iii) apply for or consent to the appointment of or taking possession by a custodian, trustee, receiver or similar official for or of itself or all or a substantial part of its properties or assets, (iv) fail generally, or admit in writing its inability, to pay its debts generally as they become due, (v) make a general assignment for the benefit of creditors or (vi) take any corporate action to authorize or approve any of the foregoing;

         (g) Any involuntary petition or case shall be filed or commenced against the Borrower or any of its Subsidiaries seeking liquidation, winding-up, reorganization, dissolution, arrangement, readjustment of debts, the appointment of a custodian, trustee, receiver or similar official for it or all or a substantial part of its properties or any other relief under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, and such petition or case shall continue undismissed and unstayed for a period of sixty (60) days; or an order, judgment or decree approving or ordering any of the foregoing shall be entered in any such proceeding;

         (h) Any one or more money judgments, writs or warrants of attachment, executions or similar processes involving an aggregate amount (exclusive of amounts fully bonded or covered by insurance as to which the surety or insurer, as the case may be, has acknowledged its liability in writing) in excess of $100,000 shall be entered or filed against the Borrower or any of its Subsidiaries or any of their respective properties and the same shall not be dismissed, stayed or discharged for a period of thirty (30) days or in any event later than five days prior to the date of any proposed sale thereunder;

         (i) Any Security Document to which the Borrower or any of its Subsidiaries is now or hereafter a party shall for any reason cease to be in full force and effect or cease to be effective to give the Agent a valid and perfected security interest in and Lien upon the Collateral purported to be covered thereby, subject to no Liens other than Permitted Liens, in each case unless any such cessation occurs in accordance with the terms thereof or is due to any act or failure to act on the part of the Agent or any Lender; or the Borrower or any such Subsidiary shall assert any of the foregoing; or any Subsidiary Guarantor or any Person acting on behalf of any such Subsidiary Guarantor shall deny or disaffirm such Subsidiary Guarantor's obligations under the Subsidiary Guaranty;

         (j) Any ERISA Event shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result thereof, together with all other ERISA Events then existing, the Borrower and its ERISA Affiliates would be reasonably likely to incur liability to any one or more Plans or Multiemployer Plans or to the PBGC (or to any combination thereof) in excess of $100,000;

         (k) There shall be a Limitation on any one or more Licenses or Reimbursement Approvals of the Borrower or any of its Subsidiaries or any License or Reimbursement Approval shall not be renewed, or any other action shall be taken, by any Governmental Authority or other Person in response to any alleged failure by the Borrower or any of its Subsidiaries to be in compliance with applicable Requirements of Law and such action, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect;

         (l) Any one or more Environmental Claims shall have been asserted against the Borrower or any of its Subsidiaries (or a reasonable basis shall exist therefor); the Borrower and its Subsidiaries would be reasonably likely to incur liability as a result thereof; and such liability would be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect;

         (m) There shall occur (i) any uninsured damage to, or loss, theft or destruction of, any Collateral or other properties of the Borrower and its Subsidiaries having an aggregate fair market value in excess of $100,000 or
(ii) any labor dispute, act of God or other casualty that would be reasonably likely to have a Material Adverse Effect;

         (n) Sam Westover shall have ceased to be the chief executive officer of the Borrower or to continue to perform his current duties as chief executive officer, and the Borrower shall have failed to hire or appoint a replacement reasonably satisfactory to the Required Lenders within 120 days thereafter; or

         (o) Any of the following shall occur: (i) any Person or group of Persons acting in concert as a partnership or other group shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, have become, after the date hereof, the "beneficial owner" (within the meaning of such term under Rule 13d-3 under the Exchange Act) of securities of the Borrower representing 20% or more of the combined voting power of the then outstanding securities of the Borrower ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors; or (ii) the Board of Directors of the Borrower shall cease to consist of a majority of the individuals who constituted the Board of Directors as of the date hereof or who shall have become a member thereof subsequent to the date hereof after having been nominated, or otherwise approved in writing, by at least a majority of individuals who constituted the Board of Directors of the Borrower as of the date hereof (or their replacements approved as herein required).

         8.2.   Remedies: Termination of Commitments, Acceleration, etc.
Upon and at any time after the occurrence and during the continuance of any Event of Default, the Agent shall at the direction, or may with the consent, of the Required Lenders, take any or all of the following actions at the same or different times:

         (a) Declare the Commitments to be terminated, whereupon the same shall terminate (provided that, upon the occurrence of an Event of Default pursuant to SECTION 8.1(F) or SECTION 8.1(G), the Commitments shall automatically be terminated);

         (b) Declare all or any part of the outstanding principal amount of the Loans to be immediately due and payable, whereupon the principal amount so declared to be immediately due and payable, together with all interest accrued thereon and all other amounts payable under this Agreement, the Notes and the other Credit Documents, shall become immediately due and payable without presentment, demand, protest, notice of intent to accelerate or other notice or legal process of any kind, all of which are hereby knowingly and expressly waived by the Borrower (provided that, upon the occurrence of an Event of Default pursuant to SECTION 8.1(F) or SECTION 8.1(G), all of the outstanding principal amount of the Loans and all other amounts described in this subsection (b) shall automatically become immediately due and payable without presentment, demand, protest, notice of intent to accelerate or other notice or legal process of any kind, all of which are hereby knowingly and expressly waived by the Borrower); and

         (c) Exercise all rights and remedies available to it under this Agreement, the other Credit Documents and applicable law.

         8.3. Remedies: Set-Off. In addition to all other rights and remedies available under the Credit Documents or applicable law or otherwise, upon and at any time after the occurrence and during the continuance of any Event of Default, each Lender may, and each is hereby authorized by the Borrower, at any such time and from time to time, to the fullest extent permitted by applicable law, without presentment, demand, protest or other notice of any kind, all of which are hereby knowingly and expressly waived by the Borrower, to set off and to apply any and all deposits (general or special, time or demand, provisional or final) and any other property at any time held (including at any branches or agencies, wherever located), and any other indebtedness at any time owing, by such Lender to or for the credit or the account of the Borrower against any or all of the Obligations to such Lender now or hereafter existing, whether or not such Obligations may be contingent or unmatured, the Borrower hereby granting to each Lender a continuing security interest in and Lien upon all such deposits and other property as security for such Obligations. Each Lender agrees promptly to notify the Borrower and the Agent after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

                                   ARTICLE IX

                                   THE AGENT

         9.1. Appointment. Each Lender hereby irrevocably appoints and authorizes First Union to act as Agent hereunder and under the other Credit Documents and to take such actions as agent on its behalf hereunder and under the other Credit Documents, and to exercise such powers and to perform such duties, as are specifically delegated to the Agent by the terms hereof or thereof, together with such other powers and duties as are reasonably incidental thereto.

         9.2. Nature of Duties. The Agent shall have no duties or responsibilities other than those expressly set forth in this Agreement and the other Credit Documents. The Agent shall not have, by reason of this Agreement or any other Credit Document, a fiduciary relationship in respect of any Lender; and nothing in this Agreement or any other Credit Document, express or implied, is intended to or shall be so construed as to impose upon the Agent any obligations or liabilities in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein. The Agent may execute any of its duties under this Agreement or any other Credit Document by or through agents or attorneys-in-fact and shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact that it selects with reasonable care. The Agent shall be entitled to consult with legal counsel, independent public accountants and other experts selected by it with respect to all matters pertaining to this Agreement and the other Credit Documents and its duties hereunder and thereunder and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts. The Lenders hereby acknowledge that the Agent shall not be under any duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Credit Document unless it shall be requested in writing to do so by the Required Lenders (or, where a higher percentage of the Lenders is expressly required hereunder, such Lenders).

         9.3. Exculpatory Provisions. Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action taken or omitted to be taken by it or such Person under or in connection with the Credit Documents, except for its or such Person's own gross negligence or willful misconduct, (ii) responsible in any manner to any Lender for any recitals, statements, information, representations or warranties herein or in any other Credit Document or in any document, instrument, certificate, report or other writing delivered in connection herewith or therewith, for the execution, effectiveness, genuineness, validity, enforceability or sufficiency of this Agreement or any other Credit Document, or for the financial condition of the Borrower, its Subsidiaries or any other Person, or (iii) required to ascertain or make any inquiry concerning the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document or the existence or possible existence of any Default or Event of Default, or to inspect the properties, books or records of the Borrower or any of its Subsidiaries.

         9.4. Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any notice, statement, consent or other communication (including, without limitation, any thereof by telephone, telecopy, telex, telegram or cable) believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person or Persons. The Agent may deem and treat each Lender as the owner of its interest hereunder for all purposes hereof unless and until a written notice of the assignment, negotiation or transfer thereof shall have been given to the Agent in accordance with the provisions of this Agreement. The Agent shall be entitled to refrain from taking or omitting to take any action in connection with this Agreement or any other Credit Document (i) if such action or omission would, in the reasonable opinion of the Agent, violate any applicable law or any provision of this Agreement or any other Credit Document or (ii) unless and until it shall have received such advice or concurrence of the Required Lenders (or, where a higher percentage of the Lenders is expressly required hereunder, such Lenders) as it deems appropriate or it shall first have been indemnified to its satisfaction by the Lenders against any and all liability and expense (other than liability and expense arising from its own gross negligence or willful misconduct) that may be incurred by it by reason of taking, continuing to take or omitting to take any such action. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Agent as a result of the Agent's acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Lenders (or, where a higher percentage of the Lenders is expressly required hereunder, such Lenders), and such instructions and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders (including all subsequent Lenders).

         9.5. Non-Reliance on Agent and Other Lenders. Each Lender expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representation or warranty to it and that no act by the Agent or any such Person hereinafter taken, including any review of the affairs of the Borrower and its Subsidiaries, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that
(i) it has, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, properties, financial and other condition and creditworthiness of the Borrower and its Subsidiaries and made its own decision to enter into this Agreement and extend credit to the Borrower hereunder, and
(ii) it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action hereunder and under the other Credit Documents and to make such investigation as it deems necessary to inform itself as to the business, prospects, operations, properties, financial and other condition and creditworthiness of the Borrower and its Subsidiaries. Except as expressly provided in this Agreement and the other Credit Documents, the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information concerning the business, prospects, operations, properties, financial or other condition or creditworthiness of the Borrower, its Subsidiaries or any other Person that may at any time come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

         9.6. Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Agent shall have received written notice from the Borrower or a Lender referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Agent receives such a notice, the

Agent will give notice thereof to the Lenders as soon as reasonably practicable; provided, however, that if any such notice has also been furnished to the Lenders, the Agent shall have no obligation to notify the Lenders with respect thereto. The Agent shall (subject to SECTIONS 9.4 and 10.6) take such action with respect to such Default or Event of Default as shall reasonably be directed by the Required Lenders; provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

         9.7. Indemnification. To the extent the Agent is not reimbursed by or on behalf of the Borrower, and without limiting the obligation of the Borrower to do so, the Lenders agree (i) to indemnify the Agent and its officers, directors, employees, agents, attorneys-in- fact and Affiliates, ratably in proportion to their respective percentages as used in determining the Required Lenders as of the date of determination, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, attorneys' fees and expenses) or disbursements of any kind or nature whatsoever that may at any time (including, without limitation, at any time following the repayment in full of the Loans and the termination of the Commitments) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or any other Credit Document or any documents contemplated by or referred to herein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing, and (ii) to reimburse the Agent upon demand, ratably in proportion to their respective percentages as used in determining the Required Lenders as of the date of determination, for any expenses incurred by the Agent in connection with the preparation, negotiation, execution, delivery, administration, amendment, modification, waiver or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any of the other Credit Documents (including, without limitation, reasonable attorneys' fees and expenses and compensation of agents and employees paid for services rendered on behalf of the Lenders); provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting from the gross negligence or willful misconduct of the party to be indemnified.

         9.8. The Agent in its Individual Capacity. With respect to its Commitment, the Loans made by it and the Note or Notes issued to it, the Agent in its individual capacity and not as Agent shall have the same rights and powers under the Credit Documents as any other Lender and may exercise the same as though it were not performing the agency duties specified herein; and the terms "Lenders," "Required Lenders," "holders of Notes" and any similar terms shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates may accept deposits from, lend money to, make investments in, and generally engage in any kind of banking, trust, financial advisory or other business with the Borrower, any of its Subsidiaries or any of their respective Affiliates as if the Agent were not performing the agency duties specified herein, and may accept fees and other consideration from any of them for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

         9.9. Successor Agent. The Agent may resign at any time by giving ten (10) days' prior written notice to the Borrower and the Lenders, provided that, subject to the last sentence of this section, such resignation shall not be effective until a successor Agent shall have accepted the appointment. Upon any notice of resignation by the Agent, the Required Lenders will, with the prior written consent of the Borrower (which consent shall not be unreasonably withheld), appoint from among the Lenders a successor to the Agent (provided that the Borrower's consent shall not be required in the event a Default or Event of Default shall have occurred and be continuing). If no successor to the Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within such ten-day period, then the retiring Agent may, on behalf of the Lenders and after consulting with the Lenders and the Borrower, appoint a successor Agent from among the Lenders. Upon the acceptance of any appointment as Agent by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Credit Documents. After any retiring Agent's resignation as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent. If no successor to the Agent has accepted appointment as Agent by the thirtieth (30th) day following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective, and the Lenders shall thereafter perform all of the duties of the Agent hereunder and under the other Credit Documents until such time, if any, as the Required Lenders appoint a successor Agent as provided for hereinabove.

         9.10. Collateral Matters. (a) The Agent is hereby authorized on behalf of the Lenders, without the necessity of any notice to or further consent from the Lenders, from time to time (but without any obligation) to take any action with respect to the Collateral and the Security Documents that may be necessary to perfect and maintain perfected the Liens upon the Collateral granted pursuant to the Security Documents.

         (b) The Lenders hereby authorize the Agent, at its option and in its discretion, to release any Lien granted to or held by the Agent upon any Collateral (i) upon termination of the Commitments and payment in full of all of the Obligations, (ii) constituting property sold or to be sold or disposed of as part of or in connection with any disposition expressly permitted hereunder or under any other Credit Document or to which the Required Lenders have consented or (iii) otherwise pursuant to and in accordance with the provisions of any applicable Credit Document. Upon request by the Agent at any time, the Lenders will confirm in writing the Agent's authority to release Collateral pursuant to this subsection (b).

                                   ARTICLE X

                                 MISCELLANEOUS

         10.1. Fees and Expenses. The Borrower agrees (i) whether or not the transactions contemplated by this Agreement shall be consummated, to pay upon demand all reasonable out-of-pocket costs and expenses of the Agent (including, without limitation, the reasonable fees and expenses of counsel to the Agent) in connection with (w) the Agent's due diligence investigation in connection with, and the preparation, negotiation, execution, delivery and syndication of, this Agreement and the other Credit Documents, and any amendment, modification or waiver hereof or thereof or consent with respect hereto or thereto, (x) the administration, monitoring and review of the Loans and the Collateral (including, without limitation, out-of-pocket expenses for travel, meals, long-distance telephone calls, wire transfers, facsimile transmissions and copying and with respect to the engagement of appraisers, consultants, auditors or similar Persons by the Agent at any time, whether before or after the Closing, to render opinions concerning the Borrower's financial condition and the value of the Collateral), (y) any attempt to inspect, verify, protect, collect, sell, liquidate or otherwise dispose of any Collateral and (z) the creation, perfection and maintenance of the perfection of the Agent's Liens upon the Collateral, including, without limitation, Lien search, filing and recording fees, (ii) to pay upon demand all reasonable out-of-pocket costs and expenses of the Agent and each Lender (including, without limitation, reasonable attorneys' fees and expenses) in connection with
(y) any refinancing or restructuring of the credit arrangement provided under this Agreement, whether in the nature of a "work-out," in any insolvency or bankruptcy proceeding or otherwise and whether or not consummated, and (z) the enforcement, attempted enforcement or preservation of any rights or remedies under this Agreement or any of the other Credit Documents, whether in any action, suit or proceeding (including any bankruptcy or insolvency proceeding) or otherwise, and (iii) to pay and hold the Agent and each Lender harmless from and against all liability for any intangibles, documentary, stamp or other similar taxes, fees and excises, if any, including any interest and penalties, and any finder's or brokerage fees, commissions and expenses (other than any fees, commissions or expenses of finders or brokers engaged by the Agent or any Lender), that may be payable in connection with the transactions contemplated by this Agreement and the other Credit Documents.

         10.2. Indemnification. The Borrower agrees, whether or not the transactions contemplated by this Agreement shall be consummated, to indemnify and hold the Agent and each Lender and each of their respective directors, officers, employees, agents and Affiliates (each, an "Indemnified Person") harmless from and against any and all claims, losses, damages, obligations, liabilities, penalties, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) of any kind or nature whatsoever, whether direct, indirect or consequential (collectively, "Indemnified Costs"), that may at any time be imposed on, incurred by or asserted against any such Indemnified Person as a result of, arising from or in any way relating to the preparation, execution, performance or enforcement of this Agreement or any of the other Credit Documents, any of the transactions contemplated herein or therein or any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loans (including, without limitation, in connection with the actual or alleged generation, presence, discharge or release of any Hazardous Substances on, into or from, or the transportation of Hazardous Substances to or from, any real property at any time owned or leased by the Borrower or any of its Subsidiaries, any other Environmental Claims or any violation of or liability under any Environmental
Law), or any action, suit or proceeding (including any inquiry or investigation) by any Person, whether threatened or initiated, related to any of the foregoing, and in any case whether or not such Indemnified Person is a party to any such action, proceeding or suit or a subject of any such inquiry or investigation; provided, however, that no Indemnified Person shall have the right to be indemnified hereunder for any Indemnified Costs to the extent resulting from the gross negligence or willful misconduct of such Indemnified Person. All of the foregoing Indemnified Costs of any Indemnified Person shall be paid or reimbursed by the Borrower, as and when incurred and upon demand.

         10.3. Governing Law; Consent to Jurisdiction. THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS HAVE BEEN EXECUTED, DELIVERED AND ACCEPTED IN, AND SHALL BE DEEMED TO HAVE BEEN MADE IN, NORTH CAROLINA AND SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA (WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF). THE BORROWER HEREBY CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF ANY STATE COURT WITHIN MECKLENBURG COUNTY, NORTH CAROLINA OR ANY FEDERAL COURT LOCATED WITHIN THE WESTERN DISTRICT OF THE STATE OF NORTH CAROLINA FOR ANY PROCEEDING INSTITUTED HEREUNDER OR UNDER ANY OF THE OTHER CREDIT DOCUMENTS, OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS,
OR ANY PROCEEDING TO WHICH THE AGENT OR ANY LENDER OR THE BORROWER IS A PARTY, INCLUDING ANY ACTIONS BASED UPON, ARISING OUT OF, OR IN CONNECTION WITH ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE AGENT OR ANY LENDER OR THE BORROWER. THE BORROWER IRREVOCABLY AGREES TO BE BOUND (SUBJECT TO ANY AVAILABLE RIGHT OF APPEAL) BY ANY JUDGMENT RENDERED OR RELIEF GRANTED THEREBY AND FURTHER WAIVES ANY OBJECTION THAT IT MAY HAVE BASED ON LACK OF JURISDICTION OR IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY SUCH PROCEEDING. THE BORROWER CONSENTS THAT ALL SERVICE OF PROCESS BE MADE BY REGISTERED OR CERTIFIED MAIL DIRECTED TO IT AT ITS ADDRESS SET FORTH HEREINBELOW, AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE UNITED STATES MAILS, PROPER POSTAGE PREPAID AND PROPERLY ADDRESSED. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF THE AGENT OR ANY LENDER TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION.

         10.4. Arbitration; Preservation and Limitation of Remedies. (a) Upon demand of any party hereto, whether made before or after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to this Agreement or any other Credit Document ("Disputes") between or among the Borrower, its Subsidiaries, the Agent and the Lenders, or any of them, shall be resolved by binding arbitration as provided herein. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder. Disputes may include, without limitation, tort claims, counterclaims, claims brought as class actions, claims arising from documents executed in the future, or claims arising out of or connected with the transactions contemplated by this Agreement and the other Credit Documents. Arbitration shall be conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association (the "AAA"), as in effect from time to time, and Title 9 of the U.S. Code, as amended. All arbitration hearings shall be conducted in the city in which the principal office of the Agent is located. The expedited procedures set forth in Rule 51 et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000. All applicable statutes of limitation shall apply to any Dispute. A judgment upon the award may be entered in any court having jurisdiction. The panel from which all arbitrators are selected shall be comprised of licensed attorneys. The single arbitrator selected for expedited procedure shall be a retired judge from the highest court of general jurisdiction, state or federal, of the state where the hearing will be conducted. Notwithstanding the foregoing, this arbitration provision does not apply to Disputes under or related to Hedge Agreements.

         (b) Notwithstanding the preceding binding arbitration provisions, the parties hereto agree to preserve, without diminution, certain remedies that any party hereto may employ or exercise freely, either alone, in conjunction with or during a Dispute. Any party hereto shall have the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable: (i) all rights to foreclose against any Collateral by exercising a power of sale granted pursuant to any of the Credit Documents or under applicable law or by judicial foreclosure and sale, including a proceeding to confirm the sale; (ii) all rights of self-help, including peaceful occupation of real property and collection of rents, set-off, and peaceful possession of personal property; (iii) obtaining provisional or ancillary remedies, including injunctive relief, sequestration, garnishment, attachment, appointment of a receiver and filing an involuntary bankruptcy proceeding; and (iv) when applicable, a judgment by confession of judgment. Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a Dispute. The parties hereto agree that no party shall have a remedy of punitive or exemplary damages against any other party in any Dispute, and each party hereby waives any right or claim to punitive or exemplary damages that it has now or that may arise in the future in connection with any Dispute, whether such Dispute is resolved by arbitration or judicially.

         10.5. Notices. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, facsimile transmission or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered to the party to be notified at the following addresses:

                    (a) if to the Borrower, to OrthAlliance, Inc., 23848 Hawthorne Boulevard, Suite 200, Torrance, CA 90505, Attention: Robert
         S. Chilton, Telecopy No. (310) 791-5660, with a copy to Munger, Tolles & Olson, 355 South Grand Avenue, 35th Floor, Los Angeles, CA 90071,
         Attention:  William L. Cathey, Telecopy No. (213) 687-3702;

                    (b) if to the Agent, to First Union National Bank, One First Union Center, TW-5, 301 South College Street, Charlotte, North Carolina 28288-0735, Attention: David Straut, Telecopy No. (704) 383-9144; and

                    (c) if to any Lender, to it at the address set forth on its signature page hereto (or if to any Lender not a party hereto as of the date hereof, at the address set forth in its Assignment and Acceptance);

or in each case, to such other address as any party may designate for itself by like notice to all other parties hereto. All such notices and communications shall be deemed to have been given (i) if mailed as provided above by any method other than overnight delivery service, on the third Business Day after deposit in the mails, (ii) if mailed by overnight delivery service, telegraphed, telexed, telecopied or cabled, when delivered for overnight delivery, delivered to the telegraph company, confirmed by telex answerback, transmitted by telecopier or delivered to the cable company, respectively, or
(iii) if delivered by hand, upon delivery; provided that notices and communications to the Agent shall not be effective until received by the Agent.

         10.6. Amendments, Waivers, etc. No amendment, modification, waiver or discharge or termination of, or consent to any departure by the Borrower from, any provision of this Agreement or any other Credit Document, shall be effective unless in a writing signed by the Required Lenders (or by the Agent at the direction or with the consent of the Required Lenders), and then the same shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, modification, waiver, discharge, termination or consent shall:

         (a)        unless agreed to by each Lender directly affected thereby,
(i) reduce or forgive the principal amount of any Loan, reduce the rate of or forgive any interest thereon, or reduce or forgive any fees or other Obligations (other than fees payable to the Agent for its own account), or (ii) extend the Maturity Date or any other date (including any scheduled date for the termination of any Commitments) fixed for the payment of any principal of or interest on any Loan (other than additional interest payable under SECTION 2.8(B) at the election of the Required Lenders, as provided therein), any fees (other than fees payable to the Agent for its own account) or any other Obligations;

         (b) unless agreed to by all of the Lenders, (i) increase or extend any Commitment of any Lender (it being understood that a waiver of any Event of Default, if agreed to by the requisite Lenders hereunder, shall not constitute such an increase), (ii) change the percentage of the aggregate Commitments or of the aggregate unpaid principal amount of the Loans, or the number or percentage of Lenders, that shall be required for the Lenders or any of them to take or approve, or direct the Agent to take, any action hereunder (including as set forth in the definition of "Required Lenders"), (iii) except as may be otherwise specifically provided in this Agreement or in any other Credit Document, release all or substantially all of the Collateral or release any Subsidiary Guarantor from its obligations under the Subsidiary Guaranty, or
(iv) change any provision of SECTION 2.15 or this Section; and

         (c) unless agreed to by the Agent in addition to the Lenders required as provided hereinabove to take such action, affect the rights or obligations of the Agent, as applicable, hereunder or under any of the other Credit Documents; and provided further that the Fee Letter and any Hedge Agreement to which any Lender is a party may be amended or modified, and any rights thereunder waived, in a writing signed by the parties thereto.

         10.7. Assignments, Participations. (a) Each Lender may assign to one or more other Eligible Assignees (each, an "Assignee") all or a portion of its rights and obligations under this

Agreement (including, without limitation, all or a portion of its Commitments, the outstanding Loans made by it and the Note or Notes held by it; provided, however, that (i) any such assignment (other than an assignment to a Lender or an Affiliate of a Lender) shall not be made without the prior written consent of the Agent and the Borrower (to be evidenced by its counterexecution of the relevant Assignment and Acceptance), which consent shall not be unreasonably withheld (provided that the Borrower's consent shall not be required in the event a Default or Event of Default shall have occurred and be continuing),
(ii) each such assignment shall be of a uniform, and not varying, percentage of all of the assigning Lender's rights and obligations under this Agreement,
(iii) except in the case of an assignment to a Lender or an Affiliate of a Lender, no such assignment shall be in an aggregate principal amount (determined as of the date of the Assignment and Acceptance with respect to such assignment) less than $5,000,000, determined by combining the amount of the assigning Lender's outstanding Loans and Unutilized Commitment being assigned pursuant to such assignment (or, if less, the entire Commitment of the assigning Lender) and (iv) the parties to each such assignment will execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes subject to such assignment, and will pay a nonrefundable processing fee of $3,000 to the Agent for its own account. Upon such execution, delivery, acceptance and recording of the Assignment and Acceptance, from and after the effective date specified therein, which effective date shall be at least five Business Days after the execution thereof (unless the Agent shall otherwise agree), (A) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of the assigning Lender hereunder with respect thereto and (B) the assigning Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than rights under the provisions of this Agreement and the other Credit Documents relating to indemnification or payment of fees, costs and expenses, to the extent such rights relate to the time prior to the effective date of such Assignment and Acceptance) and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of such assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto). The terms and provisions of each Assignment and Acceptance shall, upon the effectiveness thereof, be incorporated into and made a part of this Agreement, and the covenants, agreements and obligations of each Lender set forth therein shall be deemed made to and for the benefit of the Agent and the other parties hereto as if set forth at length herein.

         (b) The Agent will maintain at its address for notices referred to herein a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and each Lender at any reasonable time and from time to time upon reasonable prior notice.

         (c) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an Assignee and, if required, counterexecuted by the Borrower, together with the Note or Notes subject to such assignment and the processing fee referred to in subsection (a) above, the Agent will (i) accept such Assignment and Acceptance, (ii) on the effective date thereof, record the information contained therein in the Register and (iii) give notice thereof to the Borrower and the Lenders. Within five (5) Business Days after its receipt of such notice, the Borrower, at its own expense, will execute and deliver to the Agent, in exchange for the surrendered Note or Notes, a new Note or Notes to the order of the Assignee (and, if the assigning Lender has retained any portion of its rights and obligations hereunder, to the order of the assigning Lender), prepared in accordance with the applicable provisions of SECTION 2.4 as necessary to reflect, after giving effect to the assignment, the Commitments of the Assignee and (to the extent of any retained interests) the assigning Lender, dated the date of the replaced Note or Notes and otherwise in substantially the form of EXHIBIT A. The Agent will return cancelled Notes to the Borrower.

         (d) Each Lender may, without the consent of the Borrower, the Agent or any other Lender, sell to one or more other Persons (each, a "Participant") participations in any portion comprising less than all of its rights and obligations under this Agreement (including, without limitation, a portion of its Commitments, the outstanding Loans made by it and the Note or Notes held by it; provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged and such Lender shall remain solely responsible for the performance of such obligations, (ii) no Lender shall sell any participation that, when taken together with all other participations, if any, sold by such Lender, covers all of such Lender's rights and obligations under this Agreement, (iii) the Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and no Lender shall permit any Participant to have any voting rights or any right to control the vote of such Lender with respect to any amendment, modification, waiver, consent or other action hereunder or under any other Credit Document (except as to actions that would (x) reduce or forgive the principal amount of any Loan, reduce the rate of or forgive any interest thereon, or reduce or forgive any fees or other Obligations, (y) extend the Maturity Date or any other date fixed for the payment of any principal of or interest on any Loan, any fees or any other Obligations, or (z) increase or extend any Commitment of any Lender), and
(iv) no Participant shall have any rights under this Agreement or any of the other Credit Documents, each Participant's rights against the granting Lender in respect of any participation to be those set forth in the participation agreement, and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not granted such participation. Notwithstanding the foregoing, each Participant shall have the rights of a Lender for purposes of SECTIONS 2.16(A), 2.16(B), 2.17, 2.18 and 8.3, and shall be entitled to the benefits thereto, to the extent that the Lender granting such participation would be entitled to such benefits if the participation had not been made, provided that no Participant shall be entitled to receive any greater amount pursuant to any of such Sections than the Lender granting such participation would have been entitled to receive in respect of the amount of the participation made by such Lender to such Participant had such participation not been made.

         (e) Nothing in this Agreement shall be construed to prohibit any Lender from pledging or assigning all or any portion of its rights and interest hereunder or under any Note to any Federal Reserve Bank as security for borrowings therefrom; provided, however, that no such pledge or assignment shall release a Lender from any of its obligations hereunder.

         (f) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section, disclose to the Assignee or Participant or proposed Assignee or Participant any information relating to the Borrower and its Subsidiaries furnished to it by or on behalf of any other party hereto, provided that such Assignee or Participant or proposed Assignee or Participant agrees in writing to keep such information confidential to the same extent required of the Lenders under SECTION 10.13.

         10.8. No Waiver. The rights and remedies of the Agent and the Lenders expressly set forth in this Agreement and the other Credit Documents are cumulative and in addition to, and not exclusive of, all other rights and remedies available at law, in equity or otherwise. No failure or delay on the part of the Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege or be construed to be a waiver of any Default or Event of Default. No course of dealing between any of the Borrower and the Agent or the Lenders or their agents or employees shall be effective to amend, modify or discharge any provision of this Agreement or any other Credit Document or to constitute a waiver of any Default or Event of Default. No notice to or demand upon the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of the Agent or any Lender to exercise any right or remedy or take any other or further action in any circumstances without notice or demand.

         10.9. Successors and Assigns. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, and all references herein to any party shall be deemed to include its successors and assigns; provided, however, that (i) the Borrower shall not sell, assign or transfer any of its rights, interests, duties or obligations under this Agreement without the prior written consent of all of the Lenders and (ii) any Assignees and Participants shall have such rights and obligations with respect to this Agreement and the other Credit Documents as are provided for under and pursuant to the provisions of SECTION 10.7.

         10.10. Survival. All representations, warranties and agreements made by or on behalf of the Borrower or any of its Subsidiaries in this Agreement and in the other Credit Documents shall survive the execution and delivery hereof or thereof and the making and repayment of the Loans. In addition, notwithstanding anything herein or under applicable law to the contrary, the provisions of this Agreement and the other Credit Documents relating to indemnification or payment of fees, costs and expenses, including, without limitation, the provisions of SECTIONS 2.16(A), 2.16(B), 2.17, 2.18, 9.7, 10.1 and 10.2, shall survive the payment in full of all Loans, the termination of the Commitments and any termination of this Agreement or any of the other Credit Documents.

         10.11. Severability. To the extent any provision of this Agreement is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Agreement in any jurisdiction.

         10.12. Construction. The headings of the various articles, sections and subsections of this Agreement have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof. Except as otherwise expressly provided herein and in the other Credit Documents, in the event of any inconsistency or conflict between any provision of this Agreement and any provision of any of the other Credit Documents, the provision of this Agreement shall control.

         10.13. Confidentiality. Each Lender agrees to keep confidential, pursuant to its customary procedures for handling confidential information of a similar nature and in accordance with safe and sound banking practices, all nonpublic information provided to it by or on behalf of the Borrower or any of its Subsidiaries in connection with this Agreement or any other Credit Document; provided, however, that any Lender may disclose such information (i) to its directors, employees and agents and to its auditors, counsel and other professional advisors, (ii) at the demand or request of any bank regulatory authority, court or other Governmental Authority having or asserting jurisdiction over such Lender, as may be required pursuant to subpoena or other legal process, or otherwise in order to comply with any applicable Requirement of Law, (iii) in connection with any proceeding to enforce its rights hereunder or under any other Credit Document or any other litigation or proceeding related hereto or to which it is a party, (iv) to the Agent or any other Lender, (v) to the extent the same has become publicly available other than as a result of a breach of this Agreement and (vi) pursuant to and in accordance with the provisions of SECTION 10.7(F).

         10.14. Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by the Agent and the Borrower of written or telephonic notification of such execution and authorization of delivery thereof.

         10.15. Disclosure of Information. The Borrower agrees and consents to the Agent's disclosure of information relating to this transaction to Gold Sheets and other similar bank trade publications. Such information will consist of deal terms and other information customarily found in such publications.

         10.16. Entire Agreement. THIS AGREEMENT AND THE OTHER DOCUMENTS AND INSTRUMENTS EXECUTED AND DELIVERED IN CONNECTION HEREWITH (A) EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE PARTIES HERETO AND THERETO RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF, (B) SUPERSEDE ANY AND ALL PRIOR AGREEMENTS AND UNDERSTANDINGS OF SUCH PERSONS, ORAL OR WRITTEN, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF, INCLUDING, WITHOUT LIMITATION, THE COMMITMENT LETTER FROM FIRST UNION TO THE BORROWER DATED AUGUST 29, 1997, BUT SPECIFICALLY EXCLUDING THE FEE LETTER, AND (C) MAY NOT BE AMENDED, SUPPLEMENTED, CONTRADICTED OR OTHERWISE MODIFIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first above written.



                                    ORTHALLIANCE, INC., as Borrower


                                    By: /s/ Robert S. Chilton
                                        ------------------------------------

                                    Title: Chief Financial Officer
                                           ---------------------------------

                             (signatures continued)

                                    FIRST UNION NATIONAL BANK, as Agent and as a Lender


                                    By: /s/ Ann M. Dodd
                                       -----------------------------------
Commitment:
$25,000,000                         Title: Senior Vice President
                                          --------------------------------



                              Instructions for wire transfers to the
                                    Agent:

                                    First Union National Bank
                                    Charlotte, North Carolina
                                    ABA Routing No. 053000219
                                    For further credit to:
                                    General Ledger No. 465906, RC No. 1802
                                    Attention: Sue Patterson
                                    Re: OrthAlliance, Inc.

                                    Address for notices as a Lender:

                                    First Union National Bank
                                    One First Union Center, 5th Floor
                                    301 South College Street
                                    Charlotte, North Carolina 28288-0735
                                    Attention: Syndication Agency Services
                                    Telephone: (704) 374-2698
                                    Telecopy: (704) 383-0288

                                    Lending Office:

                                    First Union National Bank
                                    One First Union Center, 5th Floor
                                    301 South College Street
                                    Charlotte, North Carolina 28288-0735
                                    Attention: _________________
                                    Telephone: (704) ___________
                                    Telecopy: (704) ____________

                                                   Exhibit A to Credit Agreement




                            Borrower's Taxpayer Identification No.______________



                                  FORM OF NOTE



$ ____________                                        _______________,1997
                                                      Charlotte, North Carolina



FOR VALUE RECEIVED, OrthAlliance, Inc., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of

          _______________________ (the "Lender"), at the offices of First Union National Bank (the "Agent") located at One First Union Center, 301 South College Street, Charlotte, North Carolina (or at such other place or places as the Agent may designate), at the times and in the manner provided in the Credit Agreement, dated as of _________ , 1997 (as amended, modified or supplemented from time to time, the "Credit Agreement"), among the Borrower, the Lenders from time to time parties thereto and First Union National Bank, as Agent, the principal sum of

         _________________________ DOLLARS ($______), or such lesser amount as may constitute the unpaid principal amount of the Loans made by the Lender, under the terms and conditions of this promissory note (this "Note") and the Credit Agreement. The defined terms in the Credit Agreement are used herein with the same meaning. The Borrower also unconditionally promises to pay interest on the aggregate unpaid principal amount of this Note at the rates applicable thereto from time to time as provided in the Credit Agreement.

         This Note is one of a series of Notes referred to in the Credit Agreement and is issued to evidence the Revolving Loans made by the Lender pursuant to the Credit Agreement. All of the terms, conditions and covenants of the Credit Agreement are expressly made a part of this Note by reference in the same manner and with the same effect as if set forth herein at length, and any holder of this Note is entitled to the benefits of and remedies provided in the Credit Agreement and the other Credit Documents. Reference is made to the Credit Agreement for provisions relating to the interest rate, maturity, payment, prepayment and acceleration of this Note.

         In the event of an acceleration of the maturity of this Note, this Note shall become immediately due and payable, without presentation, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

         In the event this Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees.

         This Note shall be governed by and construed in accordance with the internal laws and judicial decisions of the State of North Carolina. The Borrower hereby submits to the nonexclusive jurisdiction and venue of the federal and state courts located in Mecklenburg County, North Carolina, although the Lender shall not be limited to bringing an action in such courts.

         IN WITNESS WHEREOF, the Borrower has caused this Note to be executed under seal by its duly authorized corporate officer as of the day and year first above written.



                               ORTHALLIANCE, INC.

                               By:_____________________________
                               Title:__________________________

                                                 Exhibit B-1 to Credit Agreement


                                     FORM OF
                               NOTICE OF BORROWING

                                     [Date]


First Union National Bank, as Agent
One First Union Center, TW-10
301 South College Street
Charlotte, North Carolina 28288-0608
Attention: Syndication Agency Services


Ladies and Gentlemen:

         The undersigned, OrthAlliance, Inc. (the "Borrower"), refers to the Credit Agreement, dated as of ___________, 1997, among the Borrower, certain banks and other financial institutions from time to time parties thereto (the "Lenders") and you, as Agent for the Lenders (as amended, modified or supplemented from time to time, the "Credit Agreement," the terms defined therein being used herein as therein defined), and, pursuant to SECTION 2.2(B) of the Credit Agreement, hereby gives you, as Agent, irrevocable notice that the Borrower requests a Borrowing of Loans under the Credit Agreement, and to that end sets forth below the information relating to such Borrowing (the "Proposed Borrowing") as required by SECTION 2.2(B) of the Credit Agreement.


                  (i) The aggregate principal amount of the Proposed Borrowing is $_____________.(1)

                  (ii) The Loans comprising the Proposed Borrowing shall be initially made as [Base Rate Loans] [LIBOR Loans].(2)

_____________________

(1) Shall be an amount not less than $250,000 or, if greater, an integral multiple of $100,000 in excess thereof (in the case of Base Rate Loans), or $1,000,000 or, if greater, an integral multiple of $250,000 in excess thereof (in the case of LIBOR Loans) (or, if less, the amount of the aggregate Unutilized Commitments).

(2) Select the applicable Type of Loans.

First Union National Bank
[Date]
Page 2


                  [(iii) The initial Interest Period for the LIBOR Loans comprising the Proposed Borrowing shall be [one/two/three months].](3)

                  (iv) The Proposed Borrowing is requested to be made on ____________ (the "Borrowing Date").(4)


The Borrower hereby certifies that the following statements are true on and as of the date hereof and will be true on and as of the Borrowing Date:


         (A) Each of the representations and warranties contained in ARTICLE IV of the Credit Agreement and in the other Credit Documents is and will be true and correct in all material respects on and as of each such date, with the same effect as if made on and as of each such date, both immediately before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty shall be true and correct as of such date);

         (B) No Default or Event of Default has occurred and is continuing or would result from the Proposed Borrowing or from the application of the proceeds therefrom; and

         (C) After giving effect to the Proposed Borrowing, the aggregate principal amount of Loans outstanding will not exceed the aggregate Commitments.



                                      Very truly yours,

                                      ORTHALLIANCE, INC.
                                      By:___________________________________
                                      Title: _______________________________

_________________________

(3) Include this clause in the case of a Proposed Borrowing comprised of LIBOR Loans, and select the applicable Interest Period.

(4) Shall be a Business Day at least one Business Day after the date hereof (in the case of Base Rate Loans) or at least three Business Days after the date hereof (in the case of LIBOR Loans).

                                                 Exhibit B-2 to Credit Agreement


                                     FORM OF
                        NOTICE OF CONVERSION/CONTINUATION



                                     [Date]


First Union National Bank, as Agent
One First Union Center, TW-10
301 South College Street
Charlotte, North Carolina 28288-0608
Attention: Syndication Agency Services



Ladies and Gentlemen:

         The undersigned, OrthAlliance, Inc. (the "Borrower"), refers to the Credit Agreement, dated as of____________ , 1997, among the Borrower, certain banks and other financial institutions from time to time parties thereto (the "Lenders") and you, as Agent for the Lenders (as amended, modified or supplemented from time to time, the "Credit Agreement," the terms defined therein being used herein as therein defined), and, pursuant to SECTION 2.11(b) of the Credit Agreement, hereby gives you, as Agent, irrevocable notice that the Borrower requests a [conversion] [continuation](1) of Loans under the Credit Agreement, and to that end sets forth below the information relating to such [conversion] [continuation] (the "Proposed [Conversion] [Continuation]") as required by SECTION 2.11(b) of the Credit Agreement:



         (i) The Proposed [Conversion] [Continuation] is requested to be made on ___________________. (2)


__________________________________
(1) Insert "conversion" or "continuation" throughout the notice, as applicable.

(2) Shall be a Business Day at least one Business Day after the date hereof (in the case of any conversion of LIBOR Loans into Base Rate Loans) or at least three Business Days after the date hereof (in the case of any conversion of Base Rate Loans into, or continuation of, LIBOR Loans), and additionally, in the case of any conversion of LIBOR Loans into Base Rate Loans, or continuation of LIBOR Loans, shall be the last day of the Interest Period then applicable to such LIBOR Loans.

First Union National Bank
[Date]
Page 2



         (ii) The Proposed [Conversion] [Continuation] involves $____________(3) in aggregate principal amount of Loans made pursuant to a Borrowing on ______________,(4) which Loans are presently maintained as [Base Rate] [LIBOR] Loans and are proposed hereby to be [converted into Base Rate Loans] [converted into LIBOR Loans] [continued as LIBOR Loans].(5)

         [(iii) The Interest Period for the Loans being [converted into] [continued as] LIBOR Loans pursuant to the Proposed [Conversion] [Continuation] shall be [one/two/three months].](6)

         The Borrower hereby certifies that the following statement is true both on and as of the date hereof and on and as of the effective date of the Proposed [Conversion] [Continuation]: no Default or Event of Default has occurred and is continuing or would result from the Proposed [Conversion] [Continuation].

                                   Very truly yours,

                                   ORTHALLIANCE, INC.
                                   By: _________________________________
                                   Title: ______________________________



______________________

(3) Shall be an amount not less than $250,000 or, if greater, an integral multiple of $100,000 in excess thereof (in the case of any conversion of LIBOR Loans into Base Rate Loans) or $1,000,000 or, if greater, an integral multiple of $250,000 in excess thereof (in the case of any conversion of Base Rate Loans into, or continuation of, LIBOR Loans).

(4) Insert the applicable Borrowing Date for the Loans being converted or continued.

(5)  Complete with the applicable bracketed language.

(6) Include this clause in the case of a Proposed Conversion or Continuation involving a conversion of Base Rate Loans into, or continuation of, LIBOR Loans, and select the applicable Interest Period.

                                                   Exhibit C to Credit Agreement


                                     FORM OF
                             COMPLIANCE CERTIFICATE


         THIS CERTIFICATE is given pursuant to SECTION 5.2(a) of the Credit Agreement, dated as of ___________, 1997 (as amended, modified or supplemented from time to time, the "Credit Agreement," the terms defined therein being used herein as therein defined), among OrthAlliance, Inc. (the "Borrower"), certain banks and other financial institutions from time to time parties thereto (the "Lenders") and First Union National Bank, as Agent for the Lenders.

         The undersigned hereby certifies that:

         1. He is Financial Officer of the Borrower.

         2. Enclosed with this Certificate are copies of the certified, [audited] [company prepared, unaudited]1 financial statements of the Borrower and its Subsidiaries as of _________, and for the [_______ -month period] [year] then ended, required to be delivered under SECTION [5.1(b)][5.1(c)] of the Credit Agreement. Such financial statements have been prepared in accordance with GAAP [(subject to the absence of notes required by GAAP and subject to normal year-end adjustments)](1) and fairly present the financial condition of the Borrower and its Subsidiaries on a consolidated basis as of the date indicated and the results of operation of the Borrower and its Subsidiaries on a consolidated basis for the period covered thereby.

         3. The undersigned has reviewed the terms of the Credit Agreement and has made, or caused to be made under the supervision of the undersigned, a review in reasonable detail of the transactions and condition of the Borrower and its Subsidiaries during the accounting period covered by such financial statements.

         4. The examination described in paragraph 3 above did not disclose, and the undersigned has no knowledge of the existence of, any Default or Event of Default during or at the end of the accounting period covered by such financial statements or as of the date of this Certificate. [, except as set forth below.


____________________________________
(1)  Insert in the case of quarterly financial statements.

         Describe here or in a separate attachment any exceptions to paragraph 4 above by listing, in reasonable detail, the nature of the Default or Event of Default, the period during which it existed and the action that the Borrower has taken or proposes to take with respect thereto.]

         1. Attached to this Certificate as Attachment A is a covenant compliance worksheet reflecting the computation of the financial covenants set forth in ARTICLE VI of the Credit Agreement as of the last day of the period covered by the financial statements enclosed herewith.

         IN WITNESS WHEREOF, the undersigned has executed and delivered this Certificate as of the _______ day of _______________, _______.



                                    ORTHALLIANCE, INC.


                                    By:    [signature]
                                    Name: ________________________
                                    Title: ________________________

                     ATTACHMENT A TO COMPLIANCE CERTIFICATE
                          COVENANT COMPLIANCE WORKSHEET

             A. Leverage Ratio (Section 6.1 of the Credit Agreement)

(1)      Consolidated funded debt as of the date of determination               $_____________


(2)      Annualized EBITDA as of the date of
          determination (from Part D, Line 6 below)                             $_____________


(3)      Leverage Ratio as of the date of determination
             Divide Line1 by Line 2                                             _____________


(4)      Maximum Leverage Ratio permitted under
         the Credit Agreement as of the
         date of determination                                                  3.0:1.0


             B. Coverage Ratio (Section 6.2 of the Credit Agreement)

(1)      Annualized EBITDAR as of the date of
         determination (from Part E, Line 6 below)                              $______________


(2)      Consolidated Interest Expense as of
         the date of determination                                              $______________

(3)      Corporate Rent as of the date of determination                         $______________

(4)      Coverage    Ratio   as  of the     date   of  determination
           Divide Line 1 by the sum of Lines 2 and 3                            ______________

(5)      Minimum Coverage Ratio required by the
          Credit Agreement as of the date of determination                         2.5:1.0

                            C. Consolidated Net Worth
                      (Section 6.3 of the Credit Agreement)

(1)      Consolidated Net Worth as of the date of determination                 $______________


(2)      Consolidated Net Worth as of September 30, 1997                        $______________
                                                                                [TO BE FILLED IN PRIOR
                                                                                 TO CLOSING]

(3)      Eighty percent (80%) of the aggregate of positive
         Consolidated Net Income from
         September 30, 1997 to the date of determination                        $______________

(4)      Eighty percent (80%) of the aggregate amount of
         capital increases resulting from the issuance
         of equity securities since September 30, 1997                          $______________

(5)      Minimum required Consolidated Net Worth
             Add Lines 2, 3 and 4                                               $______________


(6)      Line 1 must be greater than or equal to Line 5


                              D. Annualized EBITDA

(1)      Consolidated Net Income for the relevant
         calculation period(2)                                                  $______________

(2) Additions to Consolidated Net Income (to the extent taken into account in the calculation of Consolidated Net Income for such period):


         (a)      Consolidated Interest Expense for such period                 $______________


-------------------------
(2) The applicable calculation period is the period of two consecutive fiscal quarters ending on the determination date, except for the December 31, 1997 determination date, for which the calculation period is the fiscal quarter ending on such date

        (b)       Income taxes accrued or paid (without duplication
                  of taxes accrued in prior periods) by the Borrower
                  and the Borrower Affiliates during such period                $_____________


         (c)      Depreciation and amortization for such period                 $______________

         (d)      Extraordinary or nonrecurring noncash losses or
                  other noncash expenses or charges reducing net
                  income for such period                                        $______________


         (e)     Add Lines 2(a) through 2(d)                                    $______________


(3)      Net Income plus Additions:
                  Add Lines (1) and 2(e)                                        $______________


(4)      Reductions to Consolidated Net Income
         (to the extent taken into account in the calculation of Consolidated Net Income for such period):

         (a)      Extraordinary or nonrecurring gains
                   and other non-cash credits increasing
                   net income for such period                                   ($______________)


(5) Consolidated EBITDA for the relevant calculation period:
             Subtract Line 4(a) from Line 3                                     $______________


(6)      Annualized EBITDA as of the date of determination:
             Multiply Line 5 by two(3)


_________________________________
(3)  Except for the period ending on December 31, 1997, multiply by four.

                              E. Annualized EBITDAR


(1)      Consolidated EBITAR for the relevant
         calculation period (from Part D, line 5)                               $______________


(2)      Lease Expense for the relevant calculation period(4)                   $______________


(3)       Annualized EBITAR as of the date of determination:
                  Multiply the sum of Lines 1 and 2 by
                  the relevant multiple(5)                                      $______________


__________________________

(4) Refer to footnote 2 above for the applicable calculation period as of the date of determination.

(5) Refer to footnote 3 above for the applicable multiple as of the date of determination.

                                                   Exhibit D to Credit Agreement


                                     FORM OF
                            ASSIGNMENT AND ACCEPTANCE



         THIS ASSIGNMENT AND ACCEPTANCE (this "Assignment and Acceptance") is made this _______ day of __________, _______, by and between ________________
(the "Assignor") and ___________________________ (the "Assignee"). Reference is made to the Credit Agreement, dated as of _______________, 1997 (as amended, modified or supplemented from time to time, the "Credit Agreement"), among OrthAlliance, Inc. (the "Borrower"), certain banks and other financial institutions from time to parties thereto (the "Lenders") and First Union National Bank, as Agent for the Lenders (the "Agent"). Unless otherwise defined herein, capitalized terms used herein without definition shall have the meanings given to them in the Credit Agreement.

         The Assignor and the Assignee hereby agree as follows:

         1. Assignment and Assumption. Subject to the terms and conditions hereof, the Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, without recourse to the Assignor and, except as expressly provided herein, without representation or warranty by the Assignor, the interest as of the Effective Date (as hereinafter defined) in and to all of the Assignor's rights and obligations under the Credit Agreement and the other Credit Documents (in its capacity as a Lender thereunder) represented by the percentage interest specified in Item 4 of Annex I (such assigned interest, the "Assigned Share"), including, without limitation, the Assigned Share of (y) the Assignor's Commitment and (z) all rights and obligations of the Assignor with respect to its Note and Loans.

         2. The Assignor. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder, that such interest is free and clear of any adverse claim, that as of the date hereof the amount of its Commitment and outstanding Loans is as set forth in
Item 4 of Annex 1, and that after giving effect to the assignment provided for herein, the Commitment of the Assignee will be as set forth in Item 4 of Annex I; (ii) except as set forth in clause (i) above, makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement, any other Credit Document or any other instrument or document furnished pursuant thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Credit Document or any other instrument or document furnished pursuant thereto, and
(iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any of its Subsidiaries or the performance or observance by the Borrower or any of its Subsidiaries of any of their respective obligations under the Credit Agreement, any other Credit Document or any other instrument or document furnished pursuant thereto.

         3. The Assignee. The Assignee (i) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (ii) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements most recently required to have been delivered under Section
5.1 of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (iii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iv) confirms that it is an Eligible Assignee; (v) appoints and authorizes the Agent to take such actions as agent on its behalf under the Credit Agreement and the other Credit Documents, and to exercise such powers and to perform such duties, as are specifically delegated to the Agent by the terms thereof, together with such other powers and duties as are reasonably incidental thereto, and (vi) agrees that it will perform in accordance with their respective terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender. [To the extent legally entitled to do so, the Assignee will deliver to the Agent, as and when required to be delivered under the Credit Agreement, duly completed and executed originals of the applicable tax withholding forms described in Section 2.17(d) of the Credit Agreement].(1)

         4. Effective Date. Following the execution of this Assignment and Acceptance by the Assignor and the Assignee, an executed original hereof, together with all attachments hereto, shall be delivered to each of the Agent and the Borrower (and also to the Agent, the processing fee referred to in Section 10.7(a) of the Credit Agreement). The effective date of this Assignment and Acceptance (the "Effective Date") shall be the earlier of (i) the date of acceptance hereof by the Agent and the Borrower or (ii) the date, if any, designated as the Effective Date in Item 5 of Annex I (which date shall be not less than five (5) Business Days after the date of execution hereof by the Assignor and the Assignee). As of the Effective Date, (y) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, shall have the rights and obligations of a Lender thereunder and under the other Credit Documents, and (z) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights (other than rights under the provisions of the Credit Agreement and the other Credit Documents relating to indemnification or payment of fees, costs and expenses, to the extent such rights relate to the time prior to the Effective Date) and be released from its obligations under the Credit Agreement and the other Credit Documents.

         5. Payments; Settlement. On or prior to the Effective Date, in consideration of the sale and assignment provided for herein and as a condition to the effectiveness of this Assignment and Acceptance, the Assignee will pay to the Assignor an amount (to be confined between the Assignor and the Assignee) that represents the Assigned Share of the principal

________________________

(1) Insert if the Assignee is organized under the laws of a jurisdiction outside the United States.

amount of the Loans made by the Assignor and outstanding on the Effective Date (together, if and to the extent the Assignor and the Assignee so elect, with the Assigned Share of any related accrued but unpaid interest, fees and other amounts). From and after the Effective Date, the Agent will make all payments required to be made by it under the Credit Agreement in respect of the interest assigned hereunder (including, without limitation, all payments of principal, interest and fees in respect of the Assigned Share of the Assignor's Commitment and Loans assigned hereunder) directly to the Assignee. The Assignor and the Assignee shall be responsible for making between themselves all appropriate adjustments in payments due under the Credit Agreement in respect of the period prior to the Effective Date. All payments required to be made hereunder or in connection herewith shall be made in Dollars by wire transfer of immediately available funds to the appropriate party at its address for payments designated in Annex I.

         6. Governing Law. This Assignment and Acceptance shall be governed by, and construed in accordance with, the internal laws of the State of North Carolina (without regard to the conflicts of laws principles thereof).

         7. Entire Agreement. This Assignment and Acceptance, together with the Credit Agreement and the other Credit Documents, embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings of the parties, verbal or written, relating to the subject matter hereof.

         8. Successors and Assigns. This Assignment and Acceptance shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

         9. Counterparts. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have caused this Assignment and Acceptance to be executed by their duly authorized officers as of the date first above written.


[signatures appear on next page]

ASSIGNOR:
By:_________________________
Title:_______________________


ASSIGNEE:
By:_________________________
Title:_______________________


Accepted this ___  day of
_______________, ____:

FIRST UNION NATIONAL BANK, as Agent

By:_________________________
Title:_______________________

Consented and agreed to:
ORTHALLIANCE, INC.
By:_________________________
Title:_______________________

                                     ANNEX I



1.       Borrower:      OrthAlliance, Inc.

2.       Name and Date of Credit Agreement:

         Credit Agreement, dated as of ______________, 1997, among OrthAlliance, Inc., certain Lenders from time to time parties thereto and First Union National Bank, as Agent.

3.       Date of Assignment and Acceptance: ________________________

4.       Amounts:

                                        Aggregate for               Assigned               Amount of
                                          Assignor                   Share(2)            Assigned Share
(a) Commitment                          $____________                  ____%              $_________
(b) Loans(3)                            $____________                  ____%              $_________
(c) Letter of Credit Exposure           $____________                  ____%              $_________

5.      Effective Date: __________________(4)

6.      Addresses for Payments:

         Assignor: _____________________
                   _____________________
         Attention: ___________________
         Telephone: __________________
         Telecopy: ___________________
         Reference: __________________


----------------------------

(2) Percentage taken to up to ten decimal places, if necessary.

(3) Insert amounts outstanding as of the date of the Assignment and Acceptance.

(4) Shall be a date not less than five Business Days after the date of the Assignment and Acceptance.

Assignee:                  ______________________________
                           ______________________________
                           ______________________________
                           Attention:____________________
                           Telephone:____________________
                           Telecopy:_____________________
                           Reference:____________________

Addresses for Notices:

Assignor:                  ______________________________
                           ______________________________
                           ______________________________
                           Attention:____________________
                           Telephone:____________________
                           Telecopy:_____________________
                           Reference:____________________:

Assignee:                  ______________________________
                           ______________________________
                           ______________________________
                           Attention:____________________
                           Telephone:____________________
                           Telecopy:_____________________
                           Reference:____________________

Lending Office of Assignee:         ______________________________
                                    ______________________________
                                    ______________________________
                                    Attention:____________________
                                    Telephone:____________________
                                    Telecopy:_____________________
                                    Reference:____________________

                                                                    Exhibit E to
                                                                Credit Agreement

                         PLEDGE AND SECURITY AGREEMENT


         THIS PLEDGE AND SECURITY AGREEMENT, dated as of the 30th day of December, 1997 (this "Agreement"), is made by ORTHALLIANCE, INC., a Delaware corporation (the "Borrower"), together with other related entities from time to time parties hereto (the "Guarantor Pledgors," and together with the Borrower, the "Pledgors"), in favor of FIRST UNION NATIONAL BANK, as agent for the banks and other financial institutions (collectively, the "Lenders") party to the Credit Agreement referred to below (in such capacity, the "Agent"), for the benefit of the Secured Parties (as hereinafter defined). Capitalized terms used herein without definition shall have the meanings given to them in the Credit Agreement referred to below.


                                    RECITALS


         A. The Borrower, the Lenders and First Union National Bank, as Agent, are parties to a Credit Agreement, dated as of December 30, 1997 (as amended, modified or supplemented from time to time, the "Credit Agreement"), providing for the availability of a revolving credit facility to the Borrower upon the terms and subject to the conditions set forth therein.

         B. The Guarantor Pledgors have executed a Subsidiary Guaranty, dated as of December 30, 1997 (as amended, modified or supplemented from time to time, the "Guaranty"), in favor of the Lenders and the Agent, pursuant to which, as a condition to the extension of credit to the Borrower under the Credit Agreement, the Guarantor Pledgors have guaranteed the Total Obligations (as defined in the Guaranty).

         C. It is a condition to the extension of credit to the Borrower under the Credit Agreement that the Pledgors shall have agreed, by executing and delivering this Agreement, to secure the payment in full of the Borrower's Obligations and the Guaranty Obligations (as defined below) of the Guarantor Pledgors. The Secured Parties are relying on this Agreement in their decision to extend credit to the Borrower under the Credit Agreement, and would not enter into the Credit Agreement without this Agreement.

         D. Each of the Guarantor Pledgors is a Subsidiary of the Borrower, and as such, has and will benefit directly from the transactions contemplated by the Credit Agreement.


                             STATEMENT OF AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, to induce the Secured Parties to enter into the Credit Agreement and to induce the Lenders to extend credit to the Borrower thereunder, the Pledgors hereby jointly and severally agree as follows:

                                   ARTICLE I.


                                  DEFINITIONS


         1.1 Defined Terms. For purposes of this Agreement, in addition to the terms defined elsewhere herein, the following terms shall have the meanings set forth below:

         "Accounts" shall mean, collectively, all of the Pledgors' accounts, as defined in the Uniform Commercial Code, whether now owned or existing or hereafter acquired or arising, including, without limitation, all of the Pledgors' accounts receivable, all rights to payment for goods sold or leased or to be sold or to be leased (including all rights to returned or repossessed goods) or for services rendered at any time or for services to be rendered (including all rights to payment under the Service Agreements and any rights to stoppage in transit, repossession and reclamation and other rights of an unpaid vendor or secured party), all rights under or evidenced by book debts, notes, bills, drafts or acceptances, all Instruments evidencing or relating to any of the foregoing, and all rights under security agreements, guarantees, indemnities and other instruments and contracts securing or otherwise relating to any of the foregoing, in each case whether now owned or existing or hereafter acquired or arising.

         "Collateral" shall have the meaning given to such term in SECTION 2.1.

         "Collateral Accounts" shall have the meaning given to such term in
SECTION 6.3.

         "Deposit Accounts" shall mean, collectively, all of the Pledgors' deposit accounts maintained with the Agent whether now owned or existing or hereafter acquired or arising and including, without limitation, any Collateral Account, together with all funds held from time to time therein and all certificates and instruments from time to time representing, evidencing or deposited into such accounts.

         "Guaranty Obligations" shall mean the obligations of the Guarantor Pledgors under the Guaranty to the Guaranteed Parties (all as defined in the Guaranty).

         "Instruments" shall mean, collectively, all instruments, chattel paper or documents, each as defined in the Uniform Commercial Code, of the Pledgors, whether now owned or existing or hereafter acquired or arising, evidencing, representing, securing, arising from or otherwise relating to any Accounts, Intercompany Obligations or other Collateral, including, without limitation, any promissory notes, drafts, bills of exchange, documents of title and receipts.

         "Intercompany Obligations" shall mean, collectively, all indebtedness, obligations and other amounts at any time owing to any Pledgor from any Subsidiary or Affiliate and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness, obligations or other amounts.

         "Interests" shall mean, collectively, all partnership, joint venture, limited liability company or other equity interests in any Person not a corporation (including, without limitation, any such Person that is or hereafter becomes a Subsidiary of any Pledgor) at any time owned by any Pledgor, and all rights, powers and privileges relating thereto or arising therefrom, including, without limitation, such Pledgor's right to vote and to manage and administer the business of any such Person pursuant to the applicable Investment Agreement, together with all other rights, interests, claims and other property of such Pledgor in any manner arising out of or relating to any such interests, whether now existing or hereafter arising or acquired, of whatever kind or character (including any tangible or intangible property or interests therein), and further including, without limitation (but subject to the provisions of SECTION 5.3), all rights of such Pledgor to receive amounts due and to become due (including, without limitation, dividends, distributions, interest, income and returns of capital) under or in respect of any Investment Agreement, to receive payments or other amounts upon termination of any Investment Agreement, and to receive any other payments or distributions, whether in cash, securities, property, or a combination thereof, in respect of any such interests, all of such Pledgor's rights of access to the books and records of any such Person, and all rights granted or available under applicable law in connection therewith, all options, warrants and other rights exercisable for any of the foregoing, and all securities convertible into any of the foregoing, in each case whether now or hereafter existing and any time owned by such Pledgor, together with all certificates, instruments and entries upon the books of financial intermediaries at any time evidencing any of the foregoing.

         "Investment Agreement" shall mean any partnership agreement, joint venture agreement, limited liability company operating agreement or other agreement creating, governing or evidencing any Interests and to which any Pledgor is now or hereafter becomes a party, as any such agreement may be amended, modified, supplemented, restated or replaced from time to time.

         "Investments" shall mean, collectively, the Stock and the Interests.

         "Proceeds" shall have the meaning given to such term in SECTION 2.1.

         "Secured Parties" shall mean, collectively, the Lenders (including any Lender in its capacity as a counterparty to any Hedge Agreement with the Borrower) and the Agent.

         "Securities Act" shall have the meaning given to such term in SECTION 6.5.

         "Service Agreement" shall have the meaning given to such term in the Credit Agreement.

         "Stock" shall mean, collectively, all of the issued and outstanding shares, interests or other equivalents of capital stock of any corporation (including, without limitation, any corporation that is or hereafter becomes a Subsidiary of any Pledgor) at any time owned by any Pledgor, whether voting or non-voting and whether common or preferred, all options, warrants and other rights to acquire, and all securities convertible into, any of the foregoing, all interest, dividends, distributions and other amounts, and all additional stock, warrants, options, securities and other property, from time to time paid or payable or distributed or distributable in respect of any of the foregoing, in each case whether now or hereafter existing and any time owned by such

Pledgor, together with all certificates, instruments and entries upon the books of financial intermediaries at any time evidencing any of the foregoing.

         1.2 Other Terms. All terms in this Agreement that are not capitalized shall have the meanings provided by the applicable Uniform Commercial Code to the extent the same are used or defined therein.


                                  ARTICLE II.


                         CREATION OF SECURITY INTEREST


         2.1 Pledge and Grant of Security Interest. The Pledgors hereby pledge, assign and deliver to the Agent, for the ratable benefit of the Secured Parties, and grant to the Agent, for the ratable benefit of the Secured Parties, a Lien upon and security interest in, all of the Pledgors' right, title and interest in and to the following, in each case whether now owned or existing or hereafter acquired or arising (collectively, the "Collateral"):


                (i)       all Accounts;


               (ii)       all Service Agreements;


              (iii)       all Stock; and


               (iv) any and all proceeds, as defined in the Uniform Commercial Code, products, rents and profits of or from any and all of the foregoing and, to the extent not otherwise included, (x) all payments under any insurance (whether or not the Agent is the loss payee thereunder), indemnity, warranty or guaranty with respect to any of the foregoing Collateral, (y) all payments in connection with any requisition, condemnation, seizure or forfeiture with respect to any of the foregoing Collateral, and (z) all other amounts from time to time paid or payable under or with respect to any of the foregoing Collateral (collectively, "Proceeds"). For purposes of this Agreement, the term "Proceeds" includes whatever is receivable or received when Collateral or Proceeds are sold, exchanged, collected or otherwise disposed of, whether voluntarily or involuntarily.

         2.2 Security for Obligations. This Agreement and the Collateral secure the full and prompt payment, at any time and from time to time as and when due (whether at the stated maturity, by acceleration or otherwise), of all liabilities and obligations of each Pledgor, whether now existing or hereafter incurred, created or arising and whether direct or indirect, absolute or contingent, due or to become due, under, arising out of or in connection with the Credit Agreement, the Subsidiary Guaranty, any other Guaranty Agreement or any of the other Credit Documents to which it is or hereafter becomes a party, including, without limitation, (i) in the case of the Borrower, all Obligations, including, without limitation, all principal of and interest on the Loans, all fees, expenses, indemnities and other amounts payable by the Borrower under the Credit Agreement or any other Credit Document (including interest accruing after the filing of a petition or commencement of a case by or with respect to the Borrower seeking relief under any applicable federal and state laws pertaining to bankruptcy, reorganization, arrangement, moratorium, readjustment of debts, dissolution, liquidation or other debtor relief, specifically including, without limitation, the Bankruptcy Code and any fraudulent transfer and fraudulent conveyance laws, whether or not the claim for such interest is allowed in such proceeding), and all obligations of the Borrower to any Lender under any Hedge Agreement, and (ii) in the case of any Guarantor Pledgor, all of its liabilities and obligations as a Guarantor in respect of the Olbigations; and in each case under (i) and (ii) above, (a) all such liabilities and obligations that, but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, would become due, and (b) all fees, costs and expenses payable by such Pledgor under SECTION 8.1 (the liabilities and obligations of the Pledgors described in this SECTION 2.2, collectively, the "Secured Obligations").


                                  ARTICLE III.


                         REPRESENTATIONS AND WARRANTIES


         The Pledgors represent and warrant as follows:

         3.1 Ownership of Collateral. The Pledgors own, or have valid rights as a lessee or licensee with respect to, all Collateral purported to be pledged by them hereunder, free and clear of any Liens except for the Liens granted to the Agent, for the benefit of the Secured Parties, pursuant to this Agreement, and except for other Permitted Liens. No security agreement, financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any government or public office, and no Pledgor has filed or consented to the filing of any such statement or notice, except (i) Uniform Commercial Code financing statements naming the Agent as secured party, (ii) security instruments filed in the U.S. Copyright Office or the U.S. Patent and Trademark Office naming the Agent as secured party and (iii) as may be otherwise permitted by the Credit Agreement.

         3.2     Security Interests; Filings.  This Agreement, together with
(i) the filing of duly completed and executed Uniform Commercial Code financing statements naming the respective Pledgors as debtors, the Agent as secured party, and describing the Collateral, in the jurisdictions set forth on Annex B hereto, which have been duly executed and delivered by the Pledgors and delivered to the Agent for filing, (ii) in the case of uncertificated Investments, compliance with Section 8-313 (or its successor provision) of the applicable Uniform Commercial Code, and (iii) the delivery to the Agent of all chattel paper, promissory notes and other Instruments included in the Collateral, creates, and at all times shall constitute, a valid and perfected security interest in and Lien upon the Collateral in favor of the Agent, for the benefit of the Secured Parties, to the extent a security interest therein can be perfected by such filings or possession of such chattel paper, promissory notes or Instruments, as applicable, superior and prior to the rights of all other Persons therein (except for Permitted Liens), and no other or additional filings, registrations, recordings or actions are or shall be necessary or appropriate in order to maintain the perfection and priority of such Lien and security interest, other than actions required with respect to Collateral of the types excluded from Article 9 of the applicable Uniform Commercial code or from the filing requirements under such Article 9 by reason of Section 9-104 or 9-302 of the applicable Uniform Commercial Code and other than continuation statements required under the applicable Uniform Commercial Code (it being specifically noted that the Agent may at its option, but shall not be required to, require that any bank or other depository institution at which a Deposit Account is maintained enter into a written agreement or take such other action as may be necessary to perfect the security interest of the Agent in such Deposit Account and the funds therein).

         3.3 Locations. Annex C lists, as to each Pledgor, (i) the addresses of its chief executive office and principal place of business and each other place of business and (ii) the address of each location of all original invoices, ledgers, chattel paper, Instruments and other records or information evidencing or relating to the Collateral in each instance except for any new locations established in accordance with the provisions of SECTION
4.2. Except as may be otherwise noted therein, all locations identified in Annex C are leased by a Pledgor. The Pledgors do not presently conduct business under any prior or other corporate or company name or under any trade or fictitious names, except as indicated on Annex C, and the none of Pledgors has entered into any contract or granted any Lien within the past five years under any name other than their legal corporate name or a trade or fictitious name indicated on Annex C.

         3.4 Authorization; Consent. No authorization, consent or approval of, or declaration or filing with, any Governmental Authority (including, without limitation, any notice filing with state tax or revenue authorities required to be made by account creditors in order to enforce any Accounts in such state) is required for the valid execution, delivery and performance by any of the Pledgors of this Agreement, the grant by them of the Lien and security interest in favor of the Agent provided for herein, or the exercise by the Agent of its rights and remedies hereunder, except for (i) the filings described in SECTION 3.2, (ii) in the case of Accounts owing from any federal governmental agency or authority, the filing by the Agent of a notice of assignment in accordance with the federal Assignment of Claims Act of 1940, as amended, and (iii) in the case of Investments, except as may be required in connection with a disposition of any such Collateral by laws affecting the offering and sale of securities generally.

         3.5 No Restrictions. There are no statutory or regulatory restrictions, prohibitions or limitations on the Pledgors' ability to grant to the Agent a Lien upon and security interest in the Collateral pursuant to this Agreement or (except for the provisions of the federal Anti-Assignment Act and Anti-Claims Act, as amended) on the exercise by the Agent of its rights and remedies hereunder (including any foreclosure upon or collection of the Collateral), and there are no contractual restrictions on the Pledgors' ability so to grant such Lien and security interest.

         3.6     Accounts.  Each Account is, or at the time it arises will be,
(i) a bona fide, valid and legally enforceable indebtedness of the account debtor according to its terms, arising out of or in connection with the sale, lease or performance of goods or services by the Pledgors, (ii) subject to no offsets, discounts, counterclaims, contra accounts or any other defense of any kind and character, other than warranties and discounts customarily given by the Pledgors in the ordinary course of their businesses and warranties provided by applicable law, (iii) to the extent listed on any schedule of Accounts at any time furnished to the Agent, a true and correct statement of the amount actually and unconditionally owing thereunder, maturing as stated in such schedule and in the invoice covering the transaction creating such Account, and (iv) not evidenced by any chattel paper or other Instrument; or if so, such chattel paper or other Instrument (other than invoices and related correspondence and supporting documentation) shall promptly be duly endorsed to the order of the Agent and delivered to the Agent to be held as Collateral hereunder. To the knowledge of each of the Pledgors, there are no facts, events or occurrences that would in any way impair the validity or enforcement of any Accounts except as set forth above.

         3.7 Investments. As of the date hereof, the Investments required to be pledged by the Borrower hereunder consist of the number and type of shares of capital stock (in the case of issuers that are corporations) or the percentage and type of equity interests (in the case of issuers other than corporations) as described in Annex A. All of the Investments have been duly and validly issued and are fully paid and nonassessable (or, in the case of Interests, not subject to any capital call or other additional capital requirement) and not subject to any preemptive rights, warrants, options or similar rights or restrictions in favor of third parties or any contractual or other restrictions upon transfer.

         3.8 Material Contracts. As to each Investment Agreement, each Service Agreement listed on Annex D and each Service Agreement specified in writing by the Agent to the Pledgors at any time after the date hereof (the foregoing, collectively, "Material Contracts"), (i) no Pledgor is in default in any material respect under such Material Contract, and to the knowledge of each of the Pledgors, none of the other parties to such Material Contract is in default in any material respect thereunder (except as shall have been disclosed in writing to the Agent), (ii) such Material Contract is, or at the time of execution will be, the legal, valid and binding obligation of all parties thereto, enforceable against such parties in accordance with the respective terms thereof, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and no defense, offset, deduction or counterclaim will exist thereunder in favor of any such party, (iii) the performance by each of the Pledgors of its obligations under such Material Contract in accordance with its terms will not contravene any Requirement of Law or any contractual restriction binding on or affecting such Pledgor or any of its properties, and will not result in or require the creation of any Lien upon or with respect to any of its properties, and (iv) each of the Pledgors has (or at the time of execution will have) furnished the Agent with a correct and complete copy of each Material Contract to which it is a party as then in effect.

         3.9 Documents of Title. No bill of lading, warehouse receipt or other document or instrument of title is outstanding with respect to any Collateral.


                                  ARTICLE IV.


                                   COVENANTS

         4.1 Use and Disposition of Collateral. So long as no Event of Default shall have occurred and be continuing, the Pledgors may, in any lawful manner not inconsistent with the provisions of this Agreement and the other Credit Documents, use, control and manage the Collateral in the operation of their respective businesses, and receive and use the income, revenue and profits arising therefrom and the Proceeds thereof, in the same manner and with the same effect as if this Agreement had not been made; provided, however, that none of the Pledgors will sell or otherwise dispose of, grant any option with respect to, or mortgage, pledge, grant any Lien with respect to or otherwise encumber any of the Collateral or any interest therein, except for the security interest created in favor of the Agent hereunder and except as may be otherwise expressly permitted in accordance with the terms of this Agreement and the Credit Agreement (including any applicable provisions therein regarding delivery of proceeds of sale or disposition to the Agent).

         4.2 Change of Name, Locations, etc. None of the Pledgors will (i) change its name, identity or corporate structure, (ii) change its chief executive office or principal place of business from the location thereof listed on Annex C, or (iii) remove any Collateral (other than goods in transit), or any books, records or other information relating to Collateral, from the applicable location thereof listed on Annex C, or keep or maintain any Collateral at a location not listed on Annex C, unless in each case such Pledgor has (1) given twenty (20) days' prior written notice to the Agent of its intention to do so, together with information regarding any such new location and such other information in connection with such proposed action as the Agent may reasonably request, and (2) delivered to the Agent ten (10) days prior to any such change or removal such documents, instruments and financing statements as may be required by the Agent, all in form and substance satisfactory to the Agent, paid all necessary filing and recording fees and taxes, and taken all other actions reasonably requested by the Agent (including, at the request of the Agent, delivery of opinions of counsel reasonably satisfactory to the Agent to the effect that all such actions have been taken), in order to perfect and maintain the Lien upon and security interest in the Collateral provided for herein in accordance with the provisions of SECTION 3.2.

         4.3 Records; Inspection. (a) Each Pledgor will keep and maintain at its own cost and expense satisfactory and complete records of the Accounts and all other Collateral, including, without limitation, records of all payments received, all credits granted thereon, all merchandise returned and all other documentation relating thereto, and will furnish to the Agent from time to time such statements, schedules and reports (including, without limitation, accounts receivable aging schedules) with regard to the Collateral as the Agent may reasonably request.

         (b) Each Pledgor shall, from time to time at such times as may be reasonably requested and upon reasonable notice, (i) make available to the Agent for inspection and review at such Pledgor's offices copies of all invoices and other documents and information relating to the Collateral (including, without limitation, itemized schedules of all collections of Accounts, showing the name of each account debtor, the amount of each payment and such other information as the Agent shall reasonably request), and (ii) permit the Agent or its representatives to visit its offices or the premises upon which any Collateral may be located, inspect its books and records and make copies and memoranda thereof, inspect the Collateral, discuss its finances and affairs with its officers, employees and independent accountants and take any other actions necessary for the protection of the interests of the Secured Parties in the Collateral. At the request of the Agent, each Pledgor will legend, in form and manner satisfactory to the Agent, the books, records and materials evidencing or relating to the Collateral with an appropriate reference to the fact that the Collateral has been assigned to the Agent and that the Agent has a security interest therein. The Agent shall have the right to make test verifications of Accounts in any reasonable manner and through any reasonable medium, and each Pledgor agrees to furnish all such reasonable assistance and information as the Agent may require in connection therewith.

         4.4 Accounts. Unless notified otherwise by the Agent in accordance with the terms hereof, each Pledgor shall endeavor to collect its Accounts and all amounts owing to it thereunder in the ordinary course of its business consistent with past practices and shall apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balances thereof, and in connection therewith shall, at the request of the Agent, take such action as the Agent may deem necessary or advisable (within applicable laws) to enforce such collection. No Pledgor shall, except to the extent done in the ordinary course of its business consistent with past practices and in accordance with sound business judgment and provided that no Event of Default shall have occurred and be continuing, (i) grant any extension of the time for payment of any Account, (ii) compromise or settle any Account for less than the full amount thereof, (iii) release, in whole or in part, any Person or property liable for the payment of any Account, or (iv) allow any credit or discount on any Account. Each Pledgor shall promptly inform the Agent of any disputes with any account debtor or obligor and of any claimed offset and counterclaim that may be asserted with respect thereto involving, in each case, $100,000 or more, where such Pledgor reasonably believes that the likelihood of payment by such account debtor is materially impaired, indicating in detail the reason for the dispute, all claims relating thereto and the amount in controversy.

         4.5 Instruments. Each Pledgor agrees that if any Intercompany Obligations, Accounts or other Collateral shall at any time be evidenced by a promissory note, chattel paper or other Instrument, the same shall promptly be duly endorsed to the order of the Agent and delivered to the Agent to be held as Collateral hereunder.

         4.6 Service Agreements. Each Pledgor will, at its expense, at all times perform and comply with, in all material respects, all terms and provisions of each Service Agreement to which it is or hereafter becomes a party required to be performed or complied with by it and enforce the terms and provisions thereof in accordance with its terms, and will not waive, amend or modify any provision thereof in any manner other than in the ordinary course of business of such Pledgor in accordance with past practices and for a valid economic reason benefiting such Pledgor (provided that in no event may any waiver, amendment or modification be made that would materially adversely affect the interests of the Agent and the Secured Parties). Each Pledgor will deliver copies of each Service Agreement and each material amendment or modification thereof to the Agent promptly upon the execution and delivery thereof. No Pledgor will enter into any Service Agreement that by its terms prohibits the assignment of such Pledgor's rights and interest thereunder in the manner contemplated by this Agreement, other than as may be entered into in the ordinary course of business of such Pledgor in accordance with past practices and for a valid economic reason benefiting such Pledgor. Each Pledgor further covenants and agrees to use its reasonable best efforts to obtain any required consent to the collateral assignment of any Service Agreement, in form and substance reasonably satisfactory to the Agent, upon the request of the Agent, and will deliver copies thereof to the Agent promptly upon execution and delivery thereof. Each Pledgor will notify the Agent promptly in writing upon any termination of any Service Agreement, in whole or in part, or any material breach, default or event of default by any party thereunder.

         4.7 Taxes. Each Pledgor will pay and discharge (i) all taxes, assessments and governmental charges or levies imposed upon it, upon its income or profits or upon any of its properties, prior to the date on which penalties would attach thereto, and (ii) all lawful claims that, if unpaid, might become a Lien upon any of its properties; provided, however, that no Pledgor shall be required to pay any such tax, assessment, charge, levy or claim that is being contested in good faith and by proper proceedings and as to which such Pledgor has maintained adequate reserves with respect thereto in accordance with Generally Accepted Accounting Principles, unless and until any tax lien notice has become effective with respect thereto or until any Lien resulting therefrom attaches to its properties and becomes enforceable against its other creditors.

         4.8 Insurance. (a) Each Pledgor will, and will cause each of its Subsidiaries to, maintain and pay for, or cause to be maintained and paid for, insurance covering commercial general liability, property and casualty, business interruption and such other risks, and in such amounts and with such financially sound and reputable insurance companies, as are usually and customarily carried by companies of similar size engaged in similar businesses, and will, and will cause each of its Subsidiaries to, deliver certificates of such insurance to the Agent with standard loss payable endorsements naming the Agent as loss payee (on property and casualty policies) and additional insured (on liability policies) as its interests may appear. Each such policy of insurance shall contain a clause requiring the insurer to give not less than thirty (30) days' prior written notice to the Agent before any cancellation of the policies for any reason whatsoever and shall provide that any loss shall be payable in accordance with the terms thereof notwithstanding any act of any Pledgor or any Subsidiary that might result in the forfeiture of such insurance.

         (b) Each Pledgor will, and will cause each of its Subsidiaries to, direct all insurers under policies of property and casualty insurance on the Collateral to pay all proceeds payable thereunder directly to the Agent. The Agent shall hold all such proceeds for the account of the Borrower. So long as no Event of Default has occurred and is continuing, the Agent shall, at the Borrower's request, disburse such proceeds as payment for the purpose of replacing or repairing destroyed or damaged assets, as and when required to be paid and upon presentation of evidence satisfactory to the Agent of such required payments and such other documents as the Agent may reasonably request. Upon and during the continuance of an Event of Default, the Agent shall apply such proceeds as a prepayment of the Loans in the order and manner provided in the Credit Agreement. The Pledgor hereby irrevocably makes, constitutes and appoints the Agent at all times during the continuance of an Event of Default, its true and lawful attorney (and agent-in-fact) for the purpose of making, settling and adjusting claims under such policies of insurance, endorsing its name on any check, draft, instrument or other item or payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect to such policies of insurance.

         (c) If any Pledgor fails to, or to cause any of its Subsidiaries to, obtain and maintain any of the policies of insurance required to be maintained hereunder or to pay any premium in whole or in part, the Agent may, without waiving or releasing any obligation or Default, at such Pledgor's expense, but without any obligation to do so, procure such policies or pay such premiums. All sums so disbursed by the Agent, including reasonable attorneys' fees, court costs, expenses and other charges related thereto, shall be payable by the Pledgor to the Agent on demand and shall be additional Secured Obligations hereunder, secured by the Collateral.

         (d) Each Pledgor will, and will cause each of its Subsidiaries to, deliver to the Agent, promptly as rendered, true copies of all material claims and reports made in any reporting forms to insurance companies. Not less than 30 days prior to the expiration date of the insurance policies required to be maintained by each Pledgor and its Subsidiaries hereunder, each Pledgor will, and will cause each of its Subsidiaries to, deliver to the Agent one or more certificates of insurance evidencing renewal of the insurance coverage required hereunder plus such other evidence of payment of premiums therefor as the Agent may request. Upon the reasonable request of the Agent from time to time, each Pledgor will, and will cause each of its Subsidiaries to, deliver to the Agent evidence that the insurance required to be maintained pursuant to this Section is in effect.

         4.9 Delivery of Collateral. All certificates or instruments representing or evidencing any Accounts, Intercompany Obligations, Investments or other Collateral shall be delivered to and held by or on behalf of the Agent pursuant hereto, shall be in form suitable for transfer by delivery and shall be delivered together with undated stock powers duly executed in blank, appropriate endorsements or other necessary instruments of registration, transfer or assignment, duly executed and in form and substance satisfactory to the Agent, and in each case such other instruments or documents as the Agent may reasonably request.

         4.10 Protection of Security Interest. Each Pledgor agrees that it will, at its own cost and expense, take any and all actions necessary to warrant and defend the right, title and interest of the Secured Parties in and to the Collateral against the claims and demands of all other Persons.


                                   ARTICLE V.


                   CERTAIN PROVISIONS RELATING TO INVESTMENTS


         5.1 Ownership; After-Acquired Investments. (a) Except to the extent otherwise expressly permitted by or pursuant to the Credit Agreement, each Pledgor will cause the Investments pledged hereunder to constitute at all times 100% of the capital stock or other equity interests in each issuer thereof, such that the issuer thereof shall be a Wholly Owned Subsidiary of such Pledgor, and unless the Agent shall have given its prior written consent, no Pledgor will cause or permit any such issuer to issue or sell any new capital stock or other equity interests, any warrants, options or rights to acquire the same, or other equity securities of any nature to any Person other than a Pledgor, or cause, permit or consent to the admission of any other Person as a stockholder, partner or member of any such issuer.

         (b) If any Pledgor shall, at any time and from time to time after the date hereof, acquire any additional capital stock or other equity interests in any Person of the types described in the definition of the terms "Stock" or "Interests," the same shall be automatically deemed to be Stock or Interests, as the case may be, and to be pledged to the Agent pursuant to SECTION 2.1, and such Pledgor will forthwith pledge and deposit the same with the Agent and deliver to the Agent any certificates or instruments therefor, together with the endorsement of such Pledgor (in the case of any promissory notes or other instruments), undated stock powers (in the case of Stock evidenced by certificates) or other necessary instruments of transfer or assignment, duly executed in blank and in form and substance satisfactory to the Agent, together with such other certificates and instruments as the Agent may reasonably request (including Uniform Commercial Code financing statements or appropriate amendments thereto), and will promptly thereafter deliver to the Agent a fully completed and duly executed amendment to this Agreement in the form of Exhibit A (each, a "Pledge Amendment") in respect thereof. Each Pledgor hereby authorizes the Agent to attach each Pledge Amendment to this Agreement, and agrees that all such Collateral listed on any Pledge Amendment shall for all purposes be deemed Collateral hereunder and shall be subject to the provisions hereof; provided that the failure of any Pledgor to execute and deliver any Pledge Amendment with respect to any such additional Collateral as required hereinabove shall not impair the security interest of the Agent in such Collateral or otherwise adversely affect the rights and remedies of the Agent hereunder with respect thereto.

         (c) If any Investments (whether now owned or hereafter acquired) included in the Collateral are "uncertificated securities" within the meaning of the applicable Uniform Commercial Code or are otherwise not evidenced by any certificate or instrument, the Pledgors will promptly notify the Agent thereof and will promptly take and cause to be taken all actions required under applicable law, including, as applicable, under Article 8 or 9 of the applicable Uniform Commercial Code, to perfect the security interest of the Agent therein.

         5.2 Voting Rights. So long as no Event of Default shall have occurred and be continuing, each Pledgor shall be entitled to exercise all voting and other consensual rights pertaining to its Investments (subject to its obligations under SECTION 5.1), and for that purpose the Agent will execute and deliver or cause to be executed and delivered to such Pledgor all such proxies and other instruments as the Pledgor may reasonably request in writing to enable the Borrower to exercise such voting and other consensual rights; provided, however, that no Pledgor will cast any vote, give any consent, waiver or ratification, or take or fail to take any action, in any manner that would, or could reasonably be expected to, violate or be inconsistent with any of the terms of this Agreement, the Credit Agreement or any other Credit Document, or have the effect of impairing in any material respect the position or interests of the Agent or any other Secured Party.

         5.3 Dividends and Other Distributions. So long as no Event of Default shall have occurred and be continuing (or would occur as a result thereof), and except as provided otherwise herein, all interest, income, dividends, distributions and other amounts payable in cash in respect of the Investments may be paid to and retained by the Pledgors; provided, however, that all such interest, dividends, distributions and other amounts shall, at all times after the occurrence and during the continuance of an Event of Default, be paid to the Agent and retained by it as part of the Collateral (except to the extent applied upon receipt to the repayment of the Secured Obligations). The Agent shall also be entitled at all times (whether or not during the continuance of an Event of Default) to receive directly, and to retain as part of the Collateral, (i) all interest, income, dividends, distributions or other amounts paid or payable in cash or other property in respect of any Investments included in the Collateral in connection with the dissolution, liquidation, recapitalization or reclassification of the capital of the applicable issuer to the extent representing (in the reasonable judgment of the Agent) an extraordinary, liquidating or other distribution in return of capital, (ii) all additional membership interests, warrants, options or other securities or property (other than cash) paid or payable or distributed or distributable in respect of any Investments included in the Collateral in connection with any noncash dividend, distribution, return of capital, spin-off, stock split, split-up, reclassification, combination of shares or interests or similar rearrangement, and (iii) without affecting any restrictions against such actions contained in the Credit Agreement, all additional membership interests, warrants, options or other securities or property (including cash) paid or payable or distributed or distributable in respect of any Investments included in the Collateral in connection with any consolidation, merger, exchange of securities, liquidation or other reorganization. All interest, income, dividends, distributions or other amounts that are received by any Pledgor in violation of the provisions of this Section shall be received in trust for the benefit of the Agent, shall be segregated from other property or funds of such Pledgor and shall be forthwith delivered to the Agent as Collateral in the same form as so received (with any necessary endorsements).


                                  ARTICLE VI.


                                    REMEDIES


         6.1 Remedies. If an Event of Default shall have occurred and be continuing, the Agent shall be entitled to exercise in respect of the Collateral all of its rights, powers and remedies provided for herein or otherwise available to it under any other Credit Document, by law, in equity or otherwise, including all rights and remedies of a secured party under the Uniform Commercial Code as in effect in each relevant jurisdiction, and shall be entitled in particular, but without limitation of the foregoing, to exercise the following rights, which the Pledgors agree to be commercially reasonable:

         (a) To notify any or all account debtors or obligors under any Accounts, Service Agreements or other Collateral of the security interest in favor of the Agent created hereby and to direct all such Persons to make payments of all amounts due thereon or thereunder directly to the Agent or to an account designated by the Agent; and in such instance and from and after such notice, all amounts and Proceeds (including wire transfers, checks and other instruments) received by any Pledgor in respect of any Accounts or other Collateral shall be received in trust for the benefit of the Agent hereunder, shall be segregated from the other funds of such Pledgor and shall be forthwith deposited into such account or paid over or delivered to the Agent in the same form as so received (with any necessary endorsements or assignments), to be held as Collateral and applied to the Obligations as provided herein; and by this provision, each Pledgor irrevocably authorizes and directs each Person who is or shall be a party to or liable for the performance of any Service Agreement, upon receipt of notice from the Agent to the effect that an Event of Default has occurred and is continuing, to attorn to or otherwise recognize the Agent as owner under such Service Agreement and to pay, observe and otherwise perform the obligations under such Service Agreement to or for the Agent or the Agent's designee as though the Agent or such designee were such Pledgor named therein, and to do so until otherwise notified by the Agent;

         (b) To take possession of, receive, endorse, assign and deliver, in its own name or in the name of any Pledgor, all checks, notes, drafts and other instruments relating to any Collateral, including receiving, opening and properly disposing of all mail addressed to any Pledgor concerning Accounts and other Collateral; to verify with account debtors or other contract parties the validity, amount or any other matter relating to any Accounts or other Collateral, in its own name or in the name of any Pledgor; to accelerate any indebtedness or other obligation constituting Collateral that may be accelerated in accordance with its terms; to take or bring all actions and suits deemed necessary or appropriate to effect collections and to enforce payment of any Accounts or other Collateral; to settle, compromise or release in whole or in part any amounts owing on Accounts or other Collateral; and to extend the time of payment of any and all Accounts or other amounts owing under any Collateral and to make allowances and adjustments with respect thereto, all in the same manner and to the same extent as any Pledgor might have done;

         (c) To remit and transfer all monies, securities and other property on deposit in any Deposit Accounts or deposited or received for deposit thereafter to the Agent, for deposit in a Collateral Account or such other accounts as may be designated by the Agent, for application to the Secured Obligations as provided herein;

         (d) To transfer to or register in its name or the name of any of its agents or nominees all or any part of the Collateral, without notice to the Pledgors and with or without disclosing that such Collateral is subject to the security interest created hereunder;

         (e) To require the Pledgors to, and each Pledgor hereby agrees that it will at its expense and upon request of the Agent forthwith, assemble all or any part of the Collateral as directed by the Agent and make it available to the Agent at a place designated by the Agent;

         (f) To enter and remain upon the premises of any Pledgor and take possession of all or any part of the Collateral, with or without judicial process; to use the materials, services, books and records of any Pledgor for the purpose of liquidating or collecting the Collateral, whether by foreclosure, auction or otherwise; and to remove the same to the premises of the

Agent or any designated agent for such time as the Agent may desire, in order to effectively collect or liquidate the Collateral;

         (g) To exercise (i) all voting, consensual and other rights and powers pertaining to the Investments (whether or not transferred into the name of the Agent), at any meeting of shareholders, partners, members or otherwise, and (ii) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to the Investments as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Investments upon the merger, consolidation, reorganization, reclassification, combination of shares or interests, similar rearrangement or other similar fundamental change in the structure of the applicable issuer, or upon the exercise by any Pledgor or the Agent of any right, privilege or option pertaining to such Investments, and in connection therewith, the right to deposit and deliver any and all of the Investments with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Agent may determine, and give all consents, waivers and ratifications in respect of the Investments, all without liability except to account for any property actually received by it, but the Agent shall have no duty to exercise any such right, privilege or option or give any such consent, waiver or ratification and shall not be responsible for any failure to do so or delay in so doing; and for the foregoing purposes the Pledgors will promptly execute and deliver or cause to be executed and delivered to the Agent, upon request, all such proxies and other instruments as the Agent may reasonably request to enable the Agent to exercise such rights and powers; AND IN FURTHERANCE OF THE FOREGOING AND WITHOUT LIMITATION THEREOF, EACH PLEDGOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS THE AGENT AS THE TRUE AND LAWFUL PROXY AND ATTORNEY-IN-FACT OF THE PLEDGOR, WITH FULL POWER OF SUBSTITUTION IN THE PREMISES, TO EXERCISE ALL SUCH VOTING, CONSENSUAL AND OTHER RIGHTS AND POWERS TO WHICH ANY HOLDER OF ANY INVESTMENTS WOULD BE ENTITLED BY VIRTUE OF HOLDING THE SAME, WHICH PROXY AND POWER OF ATTORNEY, BEING COUPLED WITH AN INTEREST, IS IRREVOCABLE AND SHALL BE EFFECTIVE FOR SO LONG AS THIS AGREEMENT SHALL BE IN EFFECT; and

         (h) To sell, resell, assign and deliver, in its sole discretion, all or any of the Collateral, in one or more parcels, on any securities exchange on which any Investments may be listed, at public or private sale, at any of the Agent's offices or elsewhere, for cash, upon credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Agent may deem satisfactory. If any of the Collateral is sold by the Agent upon credit or for future delivery, the Agent shall not be liable for the failure of the purchaser to purchase or pay for the same and, in the event of any such failure, the Agent may resell such Collateral. In no event shall any Pledgor be credited with any part of the Proceeds of sale of any Collateral until and to the extent cash payment in respect thereof has actually been received by the Agent. Each purchaser at any such sale shall hold the property sold absolutely, free from any claim or right of whatsoever kind, including any equity or right of redemption of any Pledgor, and each Pledgor hereby expressly waives all rights of redemption, stay or appraisal, and all rights to require the Agent to marshal any assets in favor of such Pledgor or any other party or against or in payment of any or all of the Secured Obligations, that it has or may have under any rule of law or statute now existing or hereafter adopted. No demand, presentment, protest, advertisement or notice of any kind (except any notice required by law, as referred to below), all of which are hereby expressly waived by each Pledgor, shall be required in connection with any sale or other disposition of any part of the Collateral. If any notice of a proposed sale or other disposition of any part of the Collateral shall be required under applicable law, the Agent shall give the applicable Pledgor at least ten (10) days' prior notice of the time and place of any public sale and of the time after which any private sale or other disposition is to be made, which notice each Pledgor agrees is commercially reasonable. The Agent shall not be obligated to make any sale of Collateral if it shall determine not to do so, regardless of the fact that notice of sale may have been given. The Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. Upon each public sale and, to the extent permitted by applicable law, upon each private sale, the Agent may purchase all or any of the Collateral being sold, free from any equity, right of redemption or other claim or demand, and may make payment therefor by endorsement and application (without recourse) of the Secured Obligations in lieu of cash as a credit on account of the purchase price for such Collateral.

         6.2 Application of Proceeds. (a) All Proceeds collected by the Agent upon any sale, other disposition of or realization upon any of the Collateral, together with all other moneys received by the Agent hereunder, shall be applied as follows:

                  (i) first, to the payment of all costs and expenses of such sale, disposition or other realization, including the reasonable costs and expenses of the Agent and the reasonable fees and expenses of its agents and counsel, all amounts advanced by the Agent for the account of any Pledgor, and all other amounts payable to the Agent under SECTION 8.1;

                 (ii) second, after payment in full of the amounts specified in clause (i) above, to the ratable payment of all other Secured Obligations (without duplication) owing to the Secured Parties; and

                (iii) third, after payment in full of the amounts specified in clauses (i) and (ii) above, and following the termination of this Agreement, to the Pledgor or any other Person lawfully entitled to receive such surplus.

         (b) For purposes of applying amounts in accordance with this Section, the Agent shall be entitled to rely upon any Secured Party that has entered into a Hedge Agreement with the Borrower for a determination (which such Secured Party agrees to provide or cause to be provided upon request of the Agent) of the outstanding Secured Obligations owed to such Secured Party under any such Hedge Agreement. Unless it has actual knowledge (including by way of written notice from any such Secured Party) to the contrary, the Agent, in acting hereunder, shall be entitled to assume that no Hedge Agreements or Secured Obligations in respect thereof are in existence between any Secured Party and the Borrower.

         (c) Each Pledgor shall remain liable to the extent of any deficiency between the amount of all Proceeds realized upon sale or other disposition of the Collateral pursuant to this Agreement and the aggregate amount of the sums referred to in clauses (i) and (ii) of subsection (a) above. Upon any sale of any Collateral hereunder by the Agent (whether by virtue of the power of sale herein granted, pursuant to judicial proceeding, or otherwise), the receipt of the Agent or the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Agent or such officer or be answerable in any way for the misapplication thereof.

         6.3 Collateral Accounts. Upon the occurrence and during the continuance of an Event of Default, the Agent shall have the right to cause to be established and maintained, at its principal office or such other location or locations as it may establish from time to time in its discretion, one or more cash collateral bank accounts (collectively, "Collateral Accounts") for the collection of Proceeds of the Collateral. Such Proceeds, when deposited, shall continue to constitute Collateral for the Secured Obligations and shall not constitute payment thereof until applied as herein provided. The Agent shall have sole dominion and control over all funds deposited in any Collateral Account, and such funds may be withdrawn therefrom only by the Agent. Upon the occurrence and during the continuance of an Event of Default, the Agent shall have the right to (and, if directed by the Required Lenders pursuant to the Credit Agreement, shall) apply amounts held in the Collateral Accounts in payment of the Obligations in the manner provided for in SECTION 6.2.

         6.4 Registration; Private Sales. (a) If, at any time after the occurrence and during the continuance of an Event of Default, any Pledgor shall have received from the Agent a written request or requests that such Pledgor cause any registration, qualification or compliance under any federal or state securities law or laws to be effected with respect to all or any part of the Investments, the Pledgor will, as soon as practicable and at its expense, use its best efforts to cause such registration to be effected and be kept effective and will use its best efforts to cause such qualification and compliance to be effected and be kept effective as may be so requested and as would permit or facilitate the sale and distribution of such Investments, including, without limitation, registration under the Securities Act of 1933, as amended (the "Securities Act"), appropriate qualifications under applicable blue sky or other state securities laws and appropriate compliance with any other applicable requirements of Governmental Authorities; provided, that the Agent shall furnish to the Pledgor such information regarding the Agent as the Pledgor may reasonably request in writing and as shall be required in connection with any such registration, qualification or compliance. The Pledgor will cause the Agent to be kept reasonably advised in writing as to the progress of each such registration, qualification or compliance and as to the completion thereof, will furnish to the Agent such number of prospectuses, offering circulars or other documents incident thereto as the Agent from time to time may reasonably request, and will indemnify the Agent and all others participating in the distribution of such Pledged Securities against all claims, losses, damages and liabilities caused by any untrue statement (or alleged untrue statement) of a material fact contained therein (or in any related registration statement, notification or the like) or by any omission (or alleged omission) to state therein (or in any related registration statement, notification or the like) a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same may have been caused by an untrue statement or omission based upon information furnished in writing to the Pledgor by the Agent or any other Secured Party expressly for use therein.

         (b) Each Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws as in effect from time to time, the Agent may be compelled, with respect to any sale of all or any part of the Investments conducted without registration or qualification under the Securities Act and such state securities laws, to limit purchasers to any one or more Persons who will represent and agree, among other things, to acquire such Investments for their own account, for investment and not with a view to the distribution or resale thereof. Each Pledgor acknowledges that any such private sales may be made in such manner and under such circumstances as the Agent may deem necessary or advisable in its sole and absolute discretion, including at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including, without limitation, a public offering made pursuant to a registration statement under the Securities Act), and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and agrees that the Agent shall have no obligation to conduct any public sales and no obligation to delay the sale of any Investments for the period of time necessary to permit its registration for public sale under the Securities Act and applicable state securities laws, and shall not have any responsibility or liability as a result of its election so not to conduct any such public sales or delay the sale of any Investments, notwithstanding the possibility that a substantially higher price might be realized if the sale were deferred until after such registration. Each Pledgor hereby waives any claims against the Agent or any Secured Party arising by reason of the fact that the price at which any Investments may have been sold at any private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Agent accepts the first offer received and does not offer such Investments to more than one offeree.

         (c) Each Pledgor agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to the Agent and the other Secured Parties, that the Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against the Pledgors.

         6.5 The Pledgors Remain Liable. Notwithstanding anything herein to the contrary, (i) each Pledgor shall remain liable under all Service Agreements included within the Collateral (including, without limitation, all Investment Agreements) to perform all of its obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by the Agent of any of its rights or remedies hereunder shall not release any Pledgor from any of its obligations under any of such Service Agreements, and (iii) except as specifically provided for hereinbelow, the Agent shall not have any obligation or liability by reason of this Agreement under any of such Service Agreements, nor shall the Agent be obligated to perform any of the obligations or duties of any Pledgor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder. This Agreement shall not in any way be deemed to obligate the Agent, any other Secured Party or any purchaser at a foreclosure sale under this

Agreement to assume any of a Pledgor's obligations, duties or liabilities under any Investment Agreement, including, without limitation, any Pledgor's obligations, if any, to manage the business and affairs of the applicable partnership, joint venture, limited liability company or other issuer (collectively, the "Partner Obligations"), unless the Agent or such other Secured Party or purchaser otherwise agrees in writing to assume any or all of such Partner Obligations. In the event of foreclosure by the Agent hereunder, then except as provided in the preceding sentence, any Pledgor shall remain bound and obligated to perform its Partner Obligations and neither the Agent nor any other Secured Party shall be deemed to have assumed any Partner Obligations. In the event the Agent, any other Secured Party or any purchaser at a foreclosure sale elects to become a substitute member in place of a Pledgor, the party making such election shall adopt in writing such Investment Agreement and agree to be bound by the terms and provisions thereof; and subject to the execution of such written agreement, such Pledgor hereby irrevocably consents in advance to the admission of the Agent, any other Secured Party or any such purchaser as a substitute member to the extent of the Investments acquired pursuant to such sale, and agrees to execute any documents or instruments and take any other action as may be necessary or as may be reasonably requested in connection therewith. The powers, rights and remedies conferred on the Agent hereunder are solely to protect its interest and privilege in such Contracts, as Collateral, and shall not impose any duty upon it to exercise any such powers, rights or remedies.


                                  ARTICLE VII.


                                   THE AGENT


         7.1 The Agent; Standard of Care. The Agent will hold all items of the Collateral at any time received under this Agreement in accordance with the provisions hereof. The obligations of the Agent as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement and the other Credit Documents, are only those expressly set forth in this Agreement and the other Credit Documents. The Agent shall act hereunder at the direction, or with the consent, of the Required Lenders on the terms and conditions set forth in the Credit Agreement. The powers conferred on the Agent hereunder are solely to protect its interest, on behalf of the Secured Parties, in the Collateral, and shall not impose any duty upon it to exercise any such powers. Except for treatment of the Collateral in its possession in a manner substantially equivalent to that which the Agent, in its individual capacity, accords its own property of a similar nature, and the accounting for moneys actually received by it hereunder, the Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to the Collateral. Neither the Agent nor any other Secured Party shall be liable to any Pledgor (i) for any loss or damage sustained by such Pledgor, or (ii) for any loss, damage, depreciation or other diminution in the value of any of the Collateral that may occur as a result of or in connection with or that is in any way related to any exercise by the Agent or any other Secured Party of any right or remedy under this Agreement, any failure to demand, collect or realize upon any of the Collateral or any delay in doing so, or any other act or failure to act on the part of the Agent or any other Secured Party, except to the extent that the same is caused by its own gross negligence or willful misconduct.

         7.2 Further Assurances; Attorney-in-Fact. (a) Each Pledgor agrees that it will join with the Agent to execute and, at its own expense, file and refile under any applicable Uniform Commercial Code such financing statements, continuation statements and other documents and instruments in such offices as the Agent may reasonably deem necessary or appropriate, and wherever required or permitted by law, in order to perfect and preserve the Agent's security interest in the Collateral, and hereby authorizes the Agent to file financing statements and amendments thereto relating to all or any part of the Collateral without the signature of any Pledgor where permitted by law, and agrees to do such further acts and things (including, without limitation, making any notice filings with state tax or revenue authorities required to be made by account creditors in order to enforce any Accounts in such state) and to execute and deliver to the Agent such additional conveyances, assignments, agreements and instruments as the Agent may reasonably require or deem advisable to perfect, establish, confirm and maintain the security interest and Lien provided for herein, to carry out the purposes of this Agreement or to further assure and confirm unto the Agent its rights, powers and remedies hereunder.

         (b) Each Pledgor hereby irrevocably appoints the Agent its lawful attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor, the Agent or otherwise, and with full power of substitution in the premises (which power of attorney, being coupled with an interest, is irrevocable for so long as this Agreement shall be in effect), from time to time in the Agent's discretion after the occurrence and during the continuance of an Event of Default to take any action and to execute any instruments that the Agent may deem necessary or advisable to accomplish the purpose of this Agreement, including, without limitation:

                  (i) to sign the name of such Pledgor on any financing statement, continuation statement, notice or other similar document that, in the Agent's opinion, should be made or filed in order to perfect or continue perfected the security interest granted under this Agreement (including, without limitation, any title or ownership applications for filing with applicable state agencies to enable any motor vehicles now or hereafter owned by the Company to be retitled and the Agent listed as lienholder thereon);

                 (ii) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

                (iii) to receive, endorse and collect any checks, drafts, instruments, chattel paper and other orders for the payment of money made payable to such Pledgor representing any interest, income, dividend, distribution or other amount payable in respect of any of the Collateral and to give full discharge for the same;

                 (iv) to obtain, maintain and adjust any property or casualty insurance required to be maintained by such Pledgor under
         SECTION 4.9 and direct the payment of proceeds thereof to the Agent;

                  (v) to pay or discharge taxes, Liens or other encumbrances levied or placed on or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Agent in its sole discretion, any such payments made by the Agent to become Secured Obligations of the Pledgors to the Agent, due and payable immediately and without demand;

                 (vi) to file any claims or take any action or institute any proceedings that the Agent may deem necessary or advisable for the collection of any of the Collateral or otherwise to enforce the rights of the Agent with respect to any of the Collateral; and

                (vii) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with any and all of the Collateral as fully and completely as though the Agent were the absolute owner of the Collateral for all purposes, and to do from time to time, at the Agent's option and the Pledgors' expense, all other acts and things deemed necessary by the Agent to protect, preserve or realize upon the Collateral and to more completely carry out the purposes of this Agreement.

         (c) If any Pledgor fails to perform any covenant or agreement contained in this Agreement after written request to do so by the Agent (provided that no such request shall be necessary at any time after the occurrence and during the continuance of an Event of Default), the Agent may itself perform, or cause the performance of, such covenant or agreement and may take any other action that it deems necessary and appropriate for the maintenance and preservation of the Collateral or its security interest therein, and the reasonable expenses so incurred in connection therewith shall be payable by the Pledgors under SECTION 8.1.


                                 ARTICLE VIII.


                                 MISCELLANEOUS


         8.1 Indemnity and Expenses. The Pledgors agree jointly and severally:

         (a) To indemnify and hold harmless the Agent, each other Secured Party and each of their respective directors, officers, employees, agents and affiliates from and against any and all claims, damages, demands, losses, obligations, judgments and liabilities (including, without limitation, reasonable attorneys' fees and expenses) in any way arising out of or in connection with this Agreement and the transactions contemplated hereby, except to the extent the same shall arise as a result of the gross negligence or willful misconduct of the party seeking to be indemnified; and

         (b) To pay and reimburse the Agent upon demand for all reasonable costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) that the Agent may incur in connection with (i) the custody, use or preservation of, or the sale of, collection from or other realization upon, any of the Collateral, including the reasonable expenses of re-taking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, (ii) the exercise or enforcement of any rights or remedies granted hereunder (including, without limitation, under ARTICLE VI), under any of the other Credit Documents or otherwise available to it (whether at law, in equity or otherwise), or (iii) the failure by such Pledgor to perform or observe any of the provisions hereof. The provisions of this SECTION 8.1 shall survive the execution and delivery of this Agreement, the repayment of any of the Secured Obligations, the termination of the Commitments under the Credit Agreement and the termination of this Agreement or any other Credit Document.

         8.2 No Waiver. The rights and remedies of the Secured Parties expressly set forth in this Agreement and the other Credit Documents are cumulative and in addition to, and not exclusive of, all other rights and remedies available at law, in equity or otherwise. No failure or delay on the part of any Secured Party in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege or be construed to be a waiver of any Default or Event of Default. No course of dealing between any Pledgor and the Secured Parties or their agents or employees shall be effective to amend, modify or discharge any provision of this Agreement or any other Credit Document or to constitute a waiver of any Default or Event of Default. No notice to or demand upon any Pledgor in any case shall entitle such Pledgor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of any Secured Party to exercise any right or remedy or take any other or further action in any circumstances without notice or demand.

         8.3 Enforcement. By its acceptance of the benefits of this Agreement, each Lender agrees that this Agreement may be enforced only by the Agent, acting upon the instructions or with the consent of the Required Lenders as provided for in the Credit Agreement, and that no Lender shall have any right individually to enforce or seek to enforce this Agreement or to realize upon any Collateral or other security given to secure the payment and performance of the Secured Obligations.

         8.4 Amendments, Waivers, etc. No amendment, modification, waiver, discharge or termination of, or consent to any departure by any Pledgor from, any provision of this Agreement, shall be effective unless in a writing executed and delivered in accordance with SECTION 10.6 of the Credit Agreement, and then the same shall be effective only in the specific instance and for the specific purpose for which given.

         8.5 Continuing Security Interest; Term; Successors and Assigns; Assignment; Termination and Release; Survival. This Agreement shall create a continuing security interest in the Collateral and shall secure the payment and performance of all of the Secured Obligations as the same may arise and be outstanding at any time and from time to time from and after the date hereof, and shall (i) remain in full force and effect until the occurrence of (y) the payment in full of the Secured Obligations, and (z) the termination of the Commitments under the Credit

Agreement (the events in clauses (y) and (z) above, collectively, the "Termination Requirements"), (ii) be binding upon and enforceable against each Pledgor and its successors and assigns (provided, however, that no Pledgor may sell, assign or transfer any of its rights, interests, duties or obligations hereunder without the prior written consent of the Lenders) and (iii) inure to the benefit of and be enforceable by each Secured Party and its successors and assigns. Upon any sale or other disposition by any Pledgor of any Collateral in a transaction expressly permitted hereunder or under or pursuant to the Credit Agreement or any other applicable Credit Document, the Lien and security interest created by this Agreement in and upon such Collateral shall be automatically released, and upon the satisfaction of all of the Termination Requirements, this Agreement and the Lien and security interest created hereby shall terminate; and in connection with any such release or termination, the Agent, at the request and expense of the applicable Pledgor, will execute and deliver to such Pledgor such documents and instruments evidencing such release or termination as such Pledgor may reasonably request and will assign, transfer and deliver to such Pledgor, without recourse and without representation or warranty, such of the Collateral as may then be in the possession of the Agent (or, in the case of any partial release of Collateral, such of the Collateral so being released as may be in its possession). All representations, warranties, covenants and agreements herein shall survive the execution and delivery of this Agreement and any Pledge Amendment.

         8.6 Notices. All notices and other communications provided for hereunder shall be given to the parties in the manner and subject to the other notice provisions set forth in the Credit Agreement.

         8.7 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of North Carolina (without regard to the conflicts of law provisions thereof).

         8.8 Severability. To the extent any provision of this Agreement is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Agreement in any jurisdiction.

         8.9 Construction. The headings of the various sections and subsections of this Agreement have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof. Unless the context otherwise requires, words in the singular include the plural and words in the plural include the singular.

         8.10 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed under seal by their duly authorized officers as of the date first above written.





                               ORTHALLIANCE, INC., as Borrower



                               By:    _______________________________



                               Title: _______________________________





Accepted and agreed to:



FIRST UNION NATIONAL BANK, as

  Agent



By:    _______________________________



Title: _______________________________





                               GUARANTOR PLEDGOR





                               ORTHALLIANCE FINANCE, INC.



                               By:    _______________________________



                               Title: _______________________________

                                      Annex A to Pledge and Security Agreement
                                      First Union National Bank, as Agent
                                      OrthAlliance, Inc.
                                      December 30, 1997
                                      ----------------------------------------




Pledged Investments
-------------------


Pledgor:  OrthAlliance, Inc.


                                                                   Certificate                        Percentage of
                                                                   -----------      No. of shares        Outstanding
Name of Issuer                               Type of Interests        Number       (if applicable)   Interests in Issuer
--------------                               -----------------        ------       ---------------   -------------------
OA Equipment, Inc.                                    stock              3               1,000            100%
Crawford Asset Subsidiary, Inc.                       stock              2                500             100%
Rodeffer & Garner Asset Subsidiary, Inc.              stock              3                500             100%
Halliburton Asset Subsidiary, Inc.                    stock              2                100             100%
Horvath Asset Subsidiary, Inc.                        stock              II               500             100%
Lorentz Asset Subsidiary, Inc.                        stock              2                100             100%
Mitchell Asset Subsidiary, Inc.                       stock              2                500             100%
Pence Asset Subsidiary, Inc.                          stock              2                100             100%
Pickron Asset Subsidiary, Inc.                        stock              10             100,000           100%
Only Orthodontics of South Miami, Inc.                stock              2                100             100%
Silver Asset Subsidiary, Inc.                         stock              3                100             100%
Smernoff Asset Subsidiary, Inc.                       stock              2                200             100%
Yaffey Asset Subsidiary, Inc.                         stock              2                100             100%
Yurfest Asset Subsidiary, Inc.                        stock              7                150             100%
OrthAlliance Finance, Inc.                            stock              1                 10             100%

                                      Annex B to Pledge and Security Agreement
                                      First Union National Bank, as Agent
                                      OrthAlliance, Inc.
                                      December 30, 1997
                                      ----------------------------------------



                                FILING LOCATIONS




I.       ORTHALLIANCE, INC.

Secretary of State of California

Clerk of Superior Court of Forsyth County, Georgia


II.      SUBSIDIARIES (GUARANTOR PLEDGORS)

         A.      ORTHALLIANCE FINANCE, INC.

                 Secretary of State of California

                 Clerk of Superior Court of Forsyth County, Georgia

                                       Annex C to Pledge and Security Agreement
                                       First Union National Bank, as Agent
                                       OrthAlliance, Inc.
                                       December 30, 1997
                                       ----------------------------------------



           LOCATIONS OF CHIEF EXECUTIVE OFFICES, PLACES OF BUSINESS,
                 RECORDS RELATING TO COLLATERAL, AND COLLATERAL

I.       ORTHALLIANCE

         23848 Hawthorne Boulevard
         Suite 200
         Torrance, California  90505

         413 Tribble Gap Road
         Suite E
         Cumming, Georgia  30040


II.      GUARANTOR PLEDGORS

         A.      ORTHALLIANCE FINANCE, INC.

                 23848 Hawthorne Boulevard
                 Suite 200
                 Torrance, California  90505

                 413 Tribble Gap Road
                 Suite E
                 Cumming, Georgia  30040

                                      Annex D to Pledge and Security Agreement
                                      First Union National Bank, as Agent
                                      OrthAlliance, Inc.  December
                                      30, 1997
                                      ----------------------------------------



                               SERVICE AGREEMENTS



Service Agreement dated as of October 22, 1996, by and between US Orthodontic Care, Inc. and Gregory P. Scott, D.D.S., P.A.

Consulting and Business Services Agreement dated as of May 8, 1997 by and between Premier Orthodontic Group, Inc. and Randall K. Bennett, D.D.S., M.S., P.C.

Consulting and Business Services Agreement dated as of June 23, 1997 by and between Premier Orthodontic Group, Inc. and Kenneth Brehnan, D.D., M.S.

Consulting and Business Services Agreement dated as of April 25, 1997 by and between Premier Orthodontic Group, Inc. and Bryant Dental Corporation, a professional corporation.

Consulting and Business Services Agreement dated as of July 15, 1997 by and between OrthAlliance, Inc. and Thomas Edward Butler, an Arizona Professional Corporation, D.D.S., P.C.

Service Agreement dated as of September 5, 1996 by and between US Orthodontic Care, Inc. and Sammy A. Caves, D.M.D., P.C.

Service Agreement dated as of August 26, 1997 by and between OrthAlliance, Inc. and Shannon Dental Care, a Georgia professional corporation.

Service Agreement dated as of May 1, 1997 by and between US Orthodontic Care, Inc. and Crawford Orthodontic Care, P.C.

Service Agreement dated as of March 15, 1997 by and between US Orthodontic Care, Inc. and Michael J. Devito, D.D.S., P.A.

Service Agreement dated as of September 6, 1996 by and between US Orthodontic Care, Inc. and Douglas D. Durbin, D.M.S., M.S.D., P.S.C

Service Agreement dated as of November ___, 1997 by and between OrthAlliance, Inc. and Eberhardt Orthodontics, P.C.

Service Agreement dated as of March 6, 1997 by and between US Orthodontic Care, Inc. and Daniel J. Enger, Jr., D.D.S., P.A.

Service Agreement dated as of May 12, 1997 by and between Premier Orthodontic Group, Inc. and Raymond Fortson D.D.S. Professional Corporation

Service Agreement dated as of ___________, 1997 by and between OrthAlliance, Inc. and Fryar Orthodontics, P.C.

Service Agreement dated as of March 7, 1997 by and between US Orthodontic Care, Inc. and Suellen Rodeffer & David Tod Garner, D.D.S., P.A.

Consulting and Business Services Agreement dated as of December 4, 1996 by and between US Orthodontic Care, Inc. and Fredrick A. Ghiz, D.D.S., M.S., P.C.

Service Agreement dated as of October 24, , 1996 by and between US Orthodontic Care, Inc. and Paul J. Giorgetti, D.D.S., P.A.

Consulting and Business Services Agreement dated as of September 26, 1996 by and between US Orthodontic Care, Inc. and John R. Goode, D.D.S., Inc.

Service Agreement dated as of September 12, 1996 by and between US Orthodontic Care, Inc. and Michael D. Goodwin, D.D.S, M.S.

Consulting and Business Services Agreement dated as of April 25, 1997 by and between Premier Orthodontic Group, Inc. and Gray Dental Corporation.

Service Agreement dated as of September 26, 1996 by and between US Orthodontic Care, Inc. and Jack L. Green, Jr., D.D.S., P.A.

Consulting and Business Services Agreement dated as of November 11, 1997 by and between OrthAlliance, Inc. and Greenbaum Orthodontics, P.C.

Service Agreement dated as of May 1, 1997 by and between US Orthodontic Care, Inc. and Griffin Orthodontics, P.C.

Consulting and Business Services Agreement dated as of January 28, 1997 by and between US Orthodontic Care, Inc. and Halliburton Orthodontics, P.C.

Service Agreement dated as of October ____, 1997 by and between OrthAlliance, Inc. and C. Wayne Hester - Dana E. Fender, D.M.D., P.C.

Consulting and Business Services Agreement dated as of May 1, 1997 by and between Premier Orthodontic Group, Inc. and Gregg F. Hipple, D.D.S., M.S., Ltd.

Service Agreement dated as of May 12, 1997 by and between Premier Orthodontic Group, Inc. and Hirschfield & Associates, P.A.

Service Agreement dated as of February 15, 1997 by and between US Orthodontic Care, Inc. and Arrowhead Orthodontic Associates, P.C.

Service Agreement dated as of April 22, 1997 by and between Premier Orthodontic Group, Inc. and Joseph C. Jackson, Jr., D.D.S., P.A.

Service Agreement dated as of May 13, 1997 by and between Premier Orthodontic Group, Inc. and Orthodontic Associates of the Delaware Valley, P.C.

Service Agreement dated as of September 6, 1996 by and between US Orthodontic Care, Inc. and Stuart Kimmel, D.D.S., P.A.

Service Agreement dated as of March 1, 1997 by and between US Orthodontic Care, Inc. and Don E. Lahrman, D.D.S., M.S.D., Inc.

Service Agreement dated as of December 19, 1996 by and between US Orthodontic Care, Inc. and Causey C. Lee, D.D.S., P.A.

Service Agreement dated as of May 13, 1997 by and between US Orthodontic Care, Inc. and Robert P. Lorentz, D.D.S., M.S., P.C.

Consulting and Business Services Agreement dated as of October 31, 1997 by and between OrthAlliance, Inc. and Manasse Orthodontics, Ltd.

Service Agreement dated as of April 29, 1997 by and between Premier Orthodontic Group, Inc. and Joel Martinez, D.D.S., Inc.

Consulting and Business Services Agreement dated as of August 22, 1997 by and between OrthAlliance, Inc. and Dr. McClury Smile Center.

Service Agreement dated as of April 1, 1997 by and between Premier Orthodontic Group, Inc. and Anderson Orthodontic Associates, P.A.

Service Agreement dated as of April 21, 1997 by and between Premier Orthodontic Group, Inc. and R. A. McLendon, D.D.S., P.L.L.C.

Service Agreement dated as of April 29, 1997 by and between US Orthodontic Care, Inc. and Mitchell Dentistry, P.C.

Service Agreement dated as of April 1, 1997 by and between US Orthodontic Care, Inc. and Winston C. Morris, D.M.D., P.A.

Consulting and Business Services Agreement dated as of June 24, 1997 by and between Premier Orthodontic Group, Inc. and The Nettleman Dental Corporation.

Service Agreement dated as of July 23, 1997 by and between OrthAlliance, Inc. and Paul L. Ouellette, D.D.S., M.S., and Associates, Inc.

Service Agreement dated as of February 12, 1997 by and between US Orthodontic Care, Inc. and R. O. Parsons, D.M.D., M.S.D., P.C.

Service Agreement dated as of January 15, 1997 by and between US Orthodontic Care, Inc. and Columbus Orthodontic Associates, P.C.

Service Agreement dated as of March 31, 1997 by and between Premier Orthodontic Group, Inc. and Penny Orthodontics, P.C.

Service Agreement dated as of May 1, 1997 by and between US Orthodontic Care, Inc. and Birmingham OrthoCare, P.C.

Service Agreement dated as of August 20, 1997 by and between US Orthodontic Care, Inc. and Pickron Orthodontic Care, P.C.

Consulting and Business Services Agreement dated as of July 23, 1997 by and between OrthAlliance, Inc. and Ricciardi Dental Corporation.

Service Agreement dated as of February 13, 1997 by and between US Orthodontic Care, Inc. and Richard L. Rothstein, D.M.D., P.A.

Consulting and Business Services Agreement dated as of February 3, 1997 by and between US Orthodontic Care, Inc. and Victor S. Sands, D.D.S., Inc.

Service Agreement dated as of November 1, 1996 by and between US Orthodontic Care, Inc. and Orthodontic Affiliates, P.C.

Consulting and Business Services Agreement dated as of April 17 , 1997 by and between Premier Orthodontic Group, Inc. and A. Paul Serrano, D.D.S., P.C.

Service Agreement dated as of May 13, 1997 by and between US Orthodontic Care, Inc. and Arthur B. Silver, D.D.S., P.C.

Service Agreement dated as of January 13, 1997 by and between US Orthodontic Care, Inc. and Gerald N. Smernoff of Virginia, D.D.S., P.C.

Service Agreement dated as of September 16, 1996 by and between US Orthodontic Care, Inc. and Douglas E. Smith, D.D.S., P.C.

Service Agreement dated as of September 23, 1997 by and between US Orthodontic Care, Inc. and D. B. SNEAD, D.M.D., P.A.

Consulting and Business Services Agreement dated as of May 1, 1997 by and between US Orthodontic Care, Inc. and Gilbert H. Snow, D.D.S., Inc.

Consulting and Business Services Agreement dated as of May 12, 1997 by and between Premier Orthodontic Group, Inc. and Les O. Starnes, D.D.S., M.S.

                                    Exhibit A to Pledge and Security Agreement
                                    First Union National Bank, as Agent
                                    OrthAlliance, Inc.
                                    December 30, 1997
                                    ------------------------------------------


                                PLEDGE AMENDMENT


         THIS PLEDGE AMENDMENT, dated as of _______________, _____, is delivered by ________________________, INC. (the "Pledgor") pursuant to SECTION
5.1 of the Pledge Agreement referred to hereinbelow. The Pledgor hereby agrees that this Pledge Amendment may be attached to the Pledge and Security Agreement, dated as of __________, 1997, made by the Pledgor in favor of First Union National Bank, as Agent (as amended, modified, supplemented or restated from time to time, the "Pledge Agreement," capitalized terms defined therein being used herein as therein defined), and that the Investments listed on Annex A to this Pledge Amendment shall be deemed to be part of the Investments within the meaning of the Pledge Agreement and shall become part of the Collateral and shall secure all of the Obligations as provided in the Pledge Agreement. This Pledge Amendment and its attachments are hereby incorporated into the Pledge Agreement and made a part thereof.


                                      _______________________________, INC.


                                      By:    ______________________________

                                      Title: ______________________________

                                      Annex A to Exhibit A (Pledge Amendment)
                                      First Union National Bank, as agent
                                      OrthAlliance, Inc.
                                      December 30, 1997





Pledged Investments
-------------------

                                                                                           Percentage of
                                               Certificate          No. of shares           Outstanding
Name of Issuer       Type of Interests           Number            (if applicable)      Interests in Issuer
--------------       -----------------           ------            ---------------      -------------------

                                    Exhibit B to Pledge and Security Agreement
                                    First Union National Bank, as Agent
                                    OrthAlliance, Inc.
                                    December 30, 1997
                                    ------------------------------------------


                    INSTRUCTIONS FOR REGISTRATION OF PLEDGE
                                       OF
                           UNCERTIFICATED SECURITIES


Date:    _________________________


To:      [name of corporation, partnership, Joint venture or other Person]

         You are hereby instructed to register the pledge of the following uncertificated securities to First Union National Bank of North Carolina, as
Agent:

                 1. A [insert written percentage of interest] (_______%) [insert description of interest, e.g. General Partnership Interest];

                 2.       [insert similar description of any other interests].

         This being all of the interest of [INSERT NAME OF PLEDGOR] in [name of corporation, partnership, joint venture or other Person].


                                     Very truly yours,

                                     ORTHALLIANCE, INC.


                                     By:    ___________________________________

                                     Title: ___________________________________

                                   Exhibit C to Pledge and Security Agreement
                                   First Union National Bank, as Agent
                                   OrthAlliance, Inc.
                                   December 30, 1997
                                   ------------------------------------------



                          INITIAL TRANSACTION STATEMENT

Date:    ___________________________

To:      OrthAlliance, Inc.
         First Union National Bank of North Carolina, as Agent

         This is to advise you that a pledge to First Union National Bank of North Carolina, as Agent, of the following uncertificated securities owned by OrthAlliance, Inc., a Delaware corporation has been registered on the books of [name of corporation, partnership, joint venture or other Person]:

                 1. A [insert written percentage of interest] (________%) [insert description of interest, e.g. General Partnership Interest];

                 2.       [insert similar description of any other interests].

         This being all of the interest of OrthAlliance, Inc. in, as shown on books and records of, [name of corporation, partnership, joint venture or other Person].

         There are no liens or restrictions of the undersigned, nor any adverse claims, in each case registered on the books of the undersigned, to which the interests described hereinabove are subject.

         The pledge referred to above was registered on __________________, 19___.
         THIS STATEMENT IS MERELY A RECORD OF THE REGISTRATION OF THE PLEDGE OF THE ADDRESSEES AS OF THE TIME OF THE ISSUANCE HEREOF. DELIVERY OF THIS STATEMENT, IN ITSELF, CONFERS NO RIGHTS ON THE RECIPIENT. THIS STATEMENT IS NEITHER A NEGOTIABLE INSTRUMENT NOR A SECURITY.

                                   Very truly yours,

                                   [NAME OF CORPORATION, PARTNERSHIP,
                                   JOINT VENTURE OR OTHER PERSON]

                                   [By:    ___________________________________]


                                   By:     ____________________________________

                                   Title:  ____________________________________

                                   Exhibit D to Pledge and Security Agreement
                                   First Union National Bank, as Agent
                                   OrthAlliance, Inc.
                                   December 30, 1997
                                   ------------------------------------------



                                    FORM OF
                         SECURITY AND PLEDGE ACCESSION


         THIS SECURITY AND PLEDGE ACCESSION, dated as of _____________, ____, is delivered by ________________________, a ______________ corporation (a
"Guarantor Pledgor"), to First Union National Bank of North Carolina, as Agent (the "Agent"), under the Credit Agreement referred to below, pursuant to
SECTION 8.6 of the Security and Pledge Agreement referred to below.

         Reference is made to the Credit Agreement dated as of ________________, 1997, between OrthAlliance, Inc., a Delaware corporation (the "Borrower"), the Agent and the Lenders identified therein and from time to time parties hereto (as amended, modified, supplemented or restated from time to time, the "Credit Agreement"). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement.

         Pursuant to the Credit Agreement, the Borrower and the Subsidiaries of the Borrower named thereon as of the Closing Date executed and delivered, as Pledgors, the Security and Pledge Agreement, and any and all future Subsidiaries of the Borrower are also required to become a party to such agreement.

         The undersigned Pledgor is a Subsidiary of the Borrower, and as required by the Credit Agreement, has acceded as of the date hereof to the Guaranty Agreement, thereby guaranteeing the Credit Obligations. To secure its obligations under the Guaranty Agreement and the other Guaranty Documents, the undersigned Guarantor Pledgor adopts and hereby grants a security interest in its Collateral as set forth in ARTICLE II of the Security and Pledge Agreement as if such grant was set forth herein at length. The locations for the filing of financing statements to perfect the security interest granted hereby and the location of the Guarantor's Collateral and records are listed on the revised ANNEX B and ANNEX C to the Security and Pledge Agreement attached hereto. The Service Agreements of the Guarantor as of the date hereof are listed in the revised ANNEX D to the Security and Pledge Agreement attached hereto.

         The undersigned hereby acknowledges that, upon the execution and delivery of this Accession, it will become a party, as a Guarantor Pledgor, to the Security and Pledge Agreement. The undersigned hereby adopts the terms, provisions, representations and warranties of the Security and Pledge Agreement and agrees to be bound thereby. This Accession and its attachments are hereby incorporated into the Security and Pledge Agreement and made a part thereof.



                                      [NAME OF NEW GUARANTOR PLEDGOR]





[CORPORATE SEAL](1)                   By:_____________________________________



ATTEST:                               Title:__________________________________





__________________________________
Secretary or Clerk(2)



                       [attach revised Annexes, B, C and D
                        to Security and Pledge Agreement]











__________________________________

(1)  Affix if the Guarantor Pledgor is a corporation.

(2) Or other appropriate officer, in the case of a Guarantor Pledgor not a corporation.

                                                                    Exhibit F to
                                                                Credit Agreement
                               SUBSIDIARY GUARANTY



         THIS SUBSIDIARY GUARANTY, dated as of the 30th day of December, 1997 (this "Guaranty"), is made by each of the undersigned Subsidiaries of OrthAlliance, Inc., a Delaware corporation (the "Borrower"), and each other Subsidiary of the Borrower that, after the date hereof, executes an instrument of accession hereto substantially in the form of Exhibit A (a "Guarantor Accession"; the undersigned and such other Subsidiaries of the Borrower, collectively, the "Guarantors"), in favor of the Guaranteed Parties (as hereinafter defined). Capitalized terms used herein without definition shall have the meanings given to them in the Credit Agreement referred to below.


                                    RECITALS

         A. The Borrower, certain banks and other financial institutions (collectively, the "Lenders") and First Union National Bank, as agent for the Lenders (in such capacity, the "Agent"), are parties to a Credit Agreement, dated as of December 30, 1997 (as amended, modified or supplemented from time to time, the "Credit Agreement"), providing for the availability of a certain credit facility to the Borrower upon the terms and conditions set forth therein.

         B. It is a condition to the extension of credit to the Borrower under the Credit Agreement that each Guarantor shall have agreed, by executing and delivering this Guaranty, to guarantee to the Guaranteed Parties the payment in full of the Guaranteed Obligations (as hereinafter defined). The Guaranteed Parties are relying on this Guaranty in their decision to extend credit to the Borrower under the Credit Agreement and would not enter into the Credit Agreement without this Guaranty.



                             STATEMENT OF AGREEMENT


         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, to induce the Guaranteed Parties to enter into the Credit Agreement and to induce the Lenders to extend credit to the Borrower thereunder, each Guarantor hereby agrees as follows:

         1. Guaranty. (a) Each Guarantor hereby irrevocably, absolutely and unconditionally, and jointly and severally:

                  (i) guarantees to the Lenders (including any Lender in its capacity as a counterparty to any Hedge Agreement, if any, with the Borrower) and the Agent (collectively, the "Guaranteed Parties") the full and prompt payment, at any time and from time to time as and when due (whether at the stated maturity, by acceleration or otherwise), of all Obligations of the Borrower under the Credit Agreement and the other

         Credit Documents, including, without limitation, all principal of and interest on the Loans, all fees, expenses, indemnities and other amounts payable by the Borrower under the Credit Agreement or any other Credit Document (including interest accruing after the filing of a petition or commencement of a case by or with respect to the Borrower seeking relief under any Insolvency Laws (as hereinafter defined), whether or not the claim for such interest is allowed in such proceeding), all obligations of the Borrower under any Hedge Agreement with any Lender (but only if such Hedge Agreement is permitted pursuant to the Credit Agreement), and all Obligations that, but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, would become due, in each case whether now existing or hereafter created or arising and whether direct or indirect, absolute or contingent, due or to become due (all liabilities and obligations described in this clause (i), collectively, the "Guaranteed Obligations"); and

                 (ii) agrees to pay or reimburse upon demand all reasonable costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred or paid by (y) any Guaranteed Party in connection with any suit, action or proceeding to enforce or protect any rights of the Guaranteed Parties hereunder and (z) the Agent in connection with any amendment, modification or waiver hereof or consent pursuant hereto (all liabilities and obligations described in this clause (ii), collectively, the "Other Obligations"; and the Other Obligations, together with the Guaranteed Obligations, the "Total Obligations").

         (b) Notwithstanding the provisions of subsection (a) above and notwithstanding any other provisions contained herein or in any other Credit
Document:

                  (i) no provision of this Guaranty shall require or permit the collection from any Guarantor of interest in excess of the maximum rate or amount that such Guarantor may be required or permitted to pay pursuant to applicable law; and

                 (ii) the liability of each Guarantor under this Guaranty as of any date shall be limited to a maximum aggregate amount (the "Maximum Guaranteed Amount") equal to the greatest amount that would not render such Guarantor's obligations under this Guaranty subject to avoidance, discharge or reduction as of such date as a fraudulent transfer or conveyance under applicable federal and state laws pertaining to bankruptcy, reorganization, arrangement, moratorium, readjustment of debts, dissolution, liquidation or other debtor relief, specifically including, without limitation, the Bankruptcy Code and any fraudulent transfer and fraudulent conveyance laws (collectively, "Insolvency Laws"), in each instance after taking into account all other liabilities of such Guarantor, contingent or otherwise, that are relevant under applicable Insolvency Laws (specifically excluding, however, any liabilities of such Guarantor in respect of intercompany indebtedness to the Borrower or any of its Affiliates to the extent that such indebtedness would be discharged in an amount equal to the amount paid by such Guarantor hereunder, and after giving effect as assets to the value (as determined under applicable Insolvency Laws) of any rights to subrogation, contribution, reimbursement, indemnity or similar rights of such Guarantor pursuant to (y) applicable law or (z) any agreement (including this Guaranty) providing for an equitable allocation among such Guarantor and other Affiliates of the Borrower of obligations arising under guaranties by such parties).

         (c) The Guarantors desire to allocate among themselves, in a fair and equitable manner, their obligations arising under this Guaranty. Accordingly, in the event any payment or distribution is made hereunder on any date by a Guarantor (a "Funding Guarantor") that exceeds its Fair Share (as hereinafter defined) as of such date, that Funding Guarantor shall be entitled to a contribution from each of the other Guarantors in the amount of such other Guarantor's Fair Share Shortfall (as hereinafter defined) as of such date, with the result that all such contributions will cause each Guarantor's Aggregate Payments (as hereinafter defined) to equal its Fair Share as of such date. "Fair Share" means, with respect to a Guarantor as of any date of determination, an amount equal to (i) the ratio of (x) the Adjusted Maximum Guaranteed Amount (as hereinafter defined) with respect to such Guarantor to
(y) the aggregate of the Adjusted Maximum Guaranteed Amounts with respect to all Guarantors, multiplied by (ii) the aggregate amount paid or distributed on or before such date by all Funding Guarantors hereunder in respect of the obligations guarantied. "Fair Share Shortfall" means, with respect to a Guarantor as of any date of determination, the excess, if any, of the Fair Share of such Guarantor over the Aggregate Payments of such Guarantor. "Adjusted Maximum Guaranteed Amount" means, with respect to a Guarantor as of any date of determination, the Maximum Guaranteed Amount of such Guarantor, determined in accordance with the provisions of subsection (b) above; provided that, solely for purposes of calculating the "Adjusted Maximum Guaranteed Amount" with respect to any Guarantor for purposes of this subsection (c), any assets or liabilities arising by virtue of any rights to subrogation, reimbursement or indemnity or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Guarantor. "Aggregate Payments" means, with respect to a Guarantor as of any date of determination, the aggregate amount of all payments and distributions made on or before such date by such Guarantor in respect of this Guaranty (including, without limitation, in respect of this subsection (c)). The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. Each Funding Guarantor's right of contribution under this subsection (c) shall be subject to the provisions of SECTION 4. The allocation among Guarantors of their obligations as set forth in this subsection (c) shall not be construed in any way to limit the liability of any Guarantor hereunder to the Guaranteed Parties.

         (d) The guaranty of each Guarantor set forth in this Section is a guaranty of payment as a primary obligor, and not a guaranty of collection. Each Guarantor hereby acknowledges and agrees that the Guaranteed Obligations, at any time and from time to time, may exceed the Maximum Guaranteed Amount of such Guarantor and may exceed the aggregate of the Maximum Guaranteed Amounts of all Guarantors, in each case without discharging, limiting or otherwise affecting (subject to the effect of applicable law) the obligations of any Guarantor hereunder or the rights, powers and remedies of any Guaranteed Party hereunder or under any other Credit Document.

         2. Guaranty Absolute. Each Guarantor agrees that its obligations hereunder are irrevocable, absolute and unconditional, are independent of the Guaranteed Obligations and any

Collateral or other security therefor or other guaranty or liability in respect thereof, whether given by such Guarantor or any other Person, and shall not be discharged, limited or otherwise affected by reason of any of the following, whether or not such Guarantor has notice or knowledge thereof:

                  (i) any change in the time, manner or place of payment of, or in any other term of, any Guaranteed Obligations or any guaranty or other liability in respect thereof, or any amendment, modification or supplement to, restatement of, or consent to any rescission or waiver of or departure from, any provisions of the Credit Agreement, any other Credit Document or any agreement or instrument delivered pursuant to any of the foregoing;

                 (ii) the invalidity or unenforceability of any Guaranteed Obligations, any guaranty or other liability in respect thereof or any provisions of the Credit Agreement, any other Credit Document or any agreement or instrument delivered pursuant to any of the foregoing;

                (iii) the addition or release of Guarantors hereunder or the taking, acceptance or release of other guarantees of any Guaranteed Obligations or additional Collateral or other security for any Guaranteed Obligations or for any guaranty or other liability in respect thereof;

                 (iv) any discharge, modification, settlement, compromise or other action in respect of any Guaranteed Obligations or any guaranty or other liability in respect thereof, including any acceptance or refusal of any offer or performance with respect to the same or the subordination of the same to the payment of any other obligations;

                  (v) any agreement not to pursue or enforce or any failure to pursue or enforce (whether voluntarily or involuntarily as a result of operation of law, court order or otherwise) any right or remedy in respect of any Guaranteed Obligations, any guaranty or other liability in respect thereof or any Collateral or other security for any of the foregoing; any sale, exchange, release, substitution, compromise or other action in respect of any such Collateral or other security; or any failure to create, protect, perfect, secure, insure, continue or maintain any Liens in any such Collateral or other security;

                 (vi) the exercise of any right or remedy available under the Credit Documents, at law, in equity or otherwise in respect of any Collateral or other security for any Guaranteed Obligations or for any guaranty or other liability in respect thereof, in any order and by any manner thereby permitted, including, without limitation, foreclosure on any such Collateral or other security by any manner of sale thereby permitted;

                (vii) any bankruptcy, reorganization, arrangement, liquidation, insolvency, dissolution, termination, reorganization or like change in the corporate structure or existence of the Borrower or any other Person directly or indirectly liable for any Guaranteed Obligations;

               (viii) any manner of application of any payments by or amounts received or collected from any Person, by whomsoever paid and howsoever realized, whether in reduction of any Guaranteed Obligations or any other obligations of the Borrower or any other Person directly or indirectly liable for any Guaranteed Obligations, regardless of what Guaranteed Obligations may remain unpaid after any such application; or

                 (ix) any other circumstance that might otherwise constitute a legal or equitable discharge of, or a defense, set-off or counterclaim available to, the Borrower, any Guarantor or a surety or guarantor generally, other than the occurrence of all of the following: (y) the payment in full of the Total Obligations and (z) the termination of the Commitments under the Credit Agreement (the events in clauses (y) and (z) above, collectively, the "Termination Requirements").

         3. Certain Waivers. Each Guarantor hereby knowingly, voluntarily and expressly waives:

                  (i) presentment, demand for payment (other than payment hereunder), demand for performance, protest and notice of any other kind, including, without limitation, notice of nonpayment or other nonperformance (including notice of default under any Credit Document with respect to any Guaranteed Obligations), protest, dishonor, acceptance hereof, extension of additional credit to the Borrower and of any of the matters referred to in Section 2 and of any rights to consent thereto;

                 (ii) any right to require the Guaranteed Parties or any of them, as a condition of payment or performance by such Guarantor hereunder, to proceed against, or to exhaust or have resort to any Collateral or other security from or any deposit balance or other credit in favor of, the Borrower, any other Guarantor or any other Person directly or indirectly liable for any Guaranteed Obligations, or to pursue any other remedy or enforce any other right; and any other defense based on an election of remedies with respect to any Collateral or other security for any Guaranteed Obligations of for any guaranty or other liability in respect thereof, notwithstanding that any such election (including any failure to pursue or enforce any rights or remedies) may impair or extinguish any right of indemnification, contribution, reimbursement or subrogation or other right or remedy of any Guarantor against the Borrower, any other Guarantor or any other Person directly or indirectly liable for any Guaranteed Obligations or any such Collateral or other security; and, without limiting the generality of the foregoing, each Guarantor hereby specifically waives the benefits of Sections 26-7 through 26-9, inclusive, of the General Statutes of North Carolina, as amended from time to time, and any similar statute or law of any other jurisdiction, as the same may be amended from time to time;

                (iii) any right or defense based on or arising by reason of any right or defense of the Borrower or any other Person, including, without limitation, any defense based on or arising from a lack of authority or other disability of the Borrower or any other Person, the invalidity or unenforceability of any Guaranteed Obligations, any Collateral or other security therefor or any Credit Document or other agreement or instrument delivered pursuant thereto, or the cessation of the liability of the Borrower for any reason other than the satisfaction of the Termination Requirements;

                 (iv) any defense based on any Guaranteed Party's acts or omissions in the administration of the Guaranteed Obligations (except to the extent such acts or omissions constitute gross negligence or willful misconduct on the part of such Guaranteed Party), any guaranty or other liability in respect thereof or any Collateral or other security for any of the foregoing, and promptness, diligence or any requirement that any Guaranteed Party create, protect, perfect, secure, insure, continue or maintain any Liens in any such Collateral or other security;

                  (v) any right to assert against any Guaranteed Party, as a defense, counterclaim, crossclaim or set-off, any defense, counterclaim, claim, right of recoupment or set-off that it may at any time have against any Guaranteed Party (including, without limitation, failure of consideration, statute of limitations, payment, accord and satisfaction and usury), other than compulsory counterclaims; and

                 (vi) any defense based on or afforded by any applicable law that limits the liability of or exonerates guarantors or sureties or that may in any other way conflict with the terms of this Guaranty.

         4. Waiver of Subrogation; Subordination. Each Guarantor hereby knowingly, voluntarily and expressly waives all claims and rights that it may have against the Borrower at any time following the occurrence and during the continuation of an Event of Default as a result of any payment made under or in connection with this Guaranty or the performance or enforcement hereof, including all rights of subrogation to the rights of any of the Guaranteed Parties against the Borrower, all rights of indemnity, contribution or reimbursement against the Borrower (including rights of contribution as set forth in SECTION 1(c)), all rights to enforce any remedies of any Guaranteed Party against the Borrower, and any benefit of, and any right to participate in, any Collateral or other security held by any Guaranteed Party to secure payment of the Guaranteed Obligations, in each case whether such claims or rights arise by contract, statute (including without limitation the Bankruptcy
Code), common law or otherwise. Each Guarantor agrees that all indebtedness and other obligations, whether now or hereafter existing, of the Borrower or any other Subsidiary of the Borrower to any Guarantor, including, without limitation, any such indebtedness in any proceeding under the Bankruptcy Code and any intercompany receivables, together with any interest thereon, shall be, and hereby are, subordinated and made junior in right of payment to the Total Obligations. Each Guarantor further agrees that if any amount shall be paid to or any distribution received by any Guarantor (i) on account of any such indebtedness at any time after the occurrence and during the continuance of an Event of Default, or (ii) on account of any such rights of subrogation, indemnity, contribution or reimbursement at any time prior to the satisfaction of the Termination Requirements, such amount or distribution shall be deemed to have been received and to be held in trust for the benefit of the Guaranteed Parties, and shall forthwith be delivered to the Agent in the form received (with any necessary endorsements in the case of written instruments), to be applied against the Guaranteed Obligations, whether or not matured, in accordance with the terms of the applicable Credit Documents and without in any way discharging, limiting or otherwise affecting the liability of such Guarantor under any other provision of this Guaranty. Additionally, in the event the Borrower or any Subsidiary of the Borrower becomes a "debtor" within the meaning of the Bankruptcy Code, the Agent shall be entitled, at its option, on behalf of the Guaranteed Parties and as attorney-in- fact for each Guarantor, and is hereby authorized and appointed by each Guarantor, to file proofs of claim on behalf of each relevant Guarantor and vote the rights of each such Guarantor in any plan of reorganization, and to demand, sue for, collect and receive every payment and distribution on any indebtedness of the Borrower or such Subsidiary to any Guarantor in any such proceeding, each Guarantor hereby assigning to the Agent all of its rights in respect of any such claim, including the right to receive payments and distributions in respect thereof.

         5. Representations and Warranties and Covenants. Each Guarantor hereby represents, warrants and covenants as follows:

         (a) All representations and warranties contained in the Credit Agreement that relate to such Guarantor are true and correct.

         (b) Such Guarantor agrees to comply with each of the covenants contained in the Credit Agreement that imposes or purports to impose, through agreements with the Borrower, restrictions or obligations on such Guarantor.

         (c) Such Guarantor acknowledges that any default in the due observance or performance by such Guarantor of any covenant, condition or agreement contained herein shall constitute an Event of Default as provided in
Article VIII of the Credit Agreement.

         (d) There are no conditions precedent to the effectiveness of this Guaranty that have not been satisfied or waived.

         (e) Such Guarantor has, independently and without reliance upon the Agent or any other Guaranteed Party and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Guaranty. Such Guarantor has investigated fully the benefits and advantages which will be derived by it from execution of this Guaranty, and the board of directors of such Guarantor has decided that a direct or indirect benefit will accrue to such Guarantor by reason of the execution of this Guaranty.

         (f) (i) This Guaranty is not given with actual intent to hinder, delay or defraud any Person to which such Guarantor is or will become, on or after the date hereof, indebted; (ii) such Guarantor has received at least a reasonably equivalent value in exchange for the giving of this Guaranty; (iii) such Guarantor is not insolvent on the date hereof and will not become insolvent as a result of the giving of this Guaranty; (iv) such Guarantor is not engaged in a business or transaction, nor is about to engage in a business or transaction, for which any property remaining with such Guarantor constitutes an unreasonably small amount of capital; and (v) such Guarantor does not intend to incur debts that will be beyond such Guarantor's ability to pay as such debts mature.

         6. Financial Condition of Borrower. Each Guarantor represents that it has knowledge of the Borrower's financial condition and affairs and that it has adequate means to obtain from the Borrower on an ongoing basis information relating thereto and to the Borrower's ability to pay and perform the Guaranteed Obligations, and agrees to assume the responsibility for keeping, and to keep, so informed for so long as this Guaranty is in effect with respect to such Guarantor. Each Guarantor agrees that the Guaranteed Parties shall have no obligation to investigate the financial condition or affairs of the Borrower for the benefit of any Guarantor nor to advise any Guarantor of any fact respecting, or any change in, the financial condition or affairs of the Borrower that might become known to any Guaranteed Party at any time, whether or not such Guaranteed Party knows or believes or has reason to know or believe that any such fact or change is unknown to any Guarantor, or might (or does) materially increase the risk of any Guarantor as guarantor, or might (or would) affect the willingness of any Guarantor to continue as a guarantor of the Guaranteed Obligations.

         7. Payments; Application; Set-Off. (a) Each Guarantor agrees that, upon the failure of the Borrower to pay any Guaranteed Obligations when and as the same shall become due (whether at the stated maturity, by acceleration or otherwise), and without limitation of any other right or remedy that any Guaranteed Party may have at law, in equity or otherwise against such Guarantor, such Guarantor will, subject to the provisions of SECTION 1(b), forthwith pay or cause to be paid to the Agent, for the benefit of the Guaranteed Parties, an amount equal to the amount of the Guaranteed Obligations then due and owing as aforesaid.

         (b) All payments made by each Guarantor hereunder will be made in Dollars to the Agent, without set-off, counterclaim or other defense and, in accordance with Section 2.17 of the Credit Agreement, free and clear of and without deduction for any Taxes, each Guarantor hereby agreeing to comply with and be bound by the provisions of Section 2.17 of the Credit Agreement in respect of all payments made by it hereunder and the provisions of which Section are hereby incorporated into and made a part of this Guaranty by this reference as if set forth herein at length.

         (c) All payments made hereunder shall be applied upon receipt as follows:



                  (i) first, to the payment of all Other Obligations owing to the Agent;

                 (ii) second, after payment in full of the amounts specified in clause (i) above, to the ratable payment of all other Total Obligations owing to the Guaranteed Parties; and

                (iii) third, after payment in full of the amounts specified in clauses (i) and (ii) above, and following the termination of this Guaranty, to the Guarantors or any other Person lawfully entitled to receive such surplus.

         (d) For purposes of applying amounts in accordance with this Section, the Agent shall be entitled to rely upon any Guaranteed Party that has entered into a Hedge Agreement with the Borrower for a determination (which such Guaranteed Party agrees to provide or cause to be provided upon request of the Agent) of the outstanding Guaranteed Obligations owed to such

Guaranteed Party under any such Hedge Agreement. Unless it has actual knowledge (including by way of written notice from any such Guaranteed Party) to the contrary, the Agent, in acting hereunder, shall be entitled to assume that no Hedge Agreements or Obligations in respect thereof are in existence between any Guaranteed Party and the Borrower.

         (e) The Guarantors shall remain jointly and severally liable to the extent of any deficiency between the amount of all payments made hereunder and the aggregate amount of the sums referred to in clauses (i) and (ii) of subsection (c) above.

         (f) In addition to all other rights and remedies available under the Credit Documents or applicable law or otherwise, upon and at any time after the occurrence and during the continuance of any Event of Default, each Guaranteed Party may, and is hereby authorized by each Guarantor, at any such time and from time to time, to the fullest extent permitted by applicable law, without presentment, demand, protest or other notice of any kind, all of which are hereby knowingly and expressly waived by each Guarantor, to set off and to apply any and all deposits (general or special, time or demand, provisional or final) and any other property at any time held (including at any branches or agencies, wherever located), and any other indebtedness at any time owing, by such Guaranteed Party to or for the credit or the account of such Guarantor against any or all of the obligations of such Guarantor to such Guaranteed Party hereunder now or hereafter existing, whether or not such obligations may be contingent or unmatured, each Guarantor hereby granting to each Guaranteed Party a continuing security interest in and Lien upon all such deposits and other property as security for such obligations. Each Guaranteed Party agrees to notify any affected Guarantor promptly after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

         8. No Waiver. The rights and remedies of the Guaranteed Parties expressly set forth in this Guaranty and the other Credit Documents are cumulative and in addition to, and not exclusive of, all other rights and remedies available at law, in equity or otherwise. No failure or delay on the part of any Guaranteed Party in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege or be construed to be a waiver of any Default or Event of Default. No course of dealing between any of the Guarantors and the Guaranteed Parties or their agents or employees shall be effective to amend, modify or discharge any provision of this Guaranty or any other Credit Document or to constitute a waiver of any Default or Event of Default. No notice to or demand upon any Guarantor in any case shall entitle such Guarantor or any other Guarantor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of any Guaranteed Party to exercise any right or remedy or take any other or further action in any circumstances without notice or demand.

         9. Enforcement. The Guaranteed Parties agree that, except as provided in SECTION 7(f), this Guaranty may be enforced only by the Agent, acting upon the instructions or with the consent of the Required Lenders as provided for in the Credit Agreement, and that no Guaranteed Party shall have any right individually to enforce or seek to enforce this Guaranty or to realize upon any Collateral or other security given to secure the payment and performance of the Guarantors' obligations hereunder. The obligations of each Guarantor hereunder are independent of the Guaranteed Obligations, and a separate action or actions may be brought against each Guarantor whether or not action is brought against the Borrower or any other Guarantor and whether or not the Borrower or any other Guarantor is joined in any such action. Each Guarantor agrees that to the extent all or part of any payment of the Guaranteed Obligations made by any Person is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid by or on behalf of any Guaranteed Party to a trustee, receiver or any other party under any Insolvency Laws (the amount of any such payment, a "Reclaimed Amount"), then, to the extent of such Reclaimed Amount, this Guaranty shall continue in full force and effect or be revived and reinstated, as the case may be, as to the Guaranteed Obligations intended to be satisfied as if such payment had not been received; and each Guarantor acknowledges that the term "Guaranteed Obligations" includes, without duplication, all Reclaimed Amounts that may arise from time to time.

         10. Amendments, Waivers, etc. No amendment, modification, waiver, discharge or termination of, or consent to any departure by any Guarantor from, any provision of this Guaranty, shall be effective unless in a writing signed by the Agent and such of the Lenders as may be required under the provisions of the Credit Agreement to concur in the action then being taken, and then the same shall be effective only in the specific instance and for the specific purpose for which given.

         11. Addition, Release of Guarantors. Each Guarantor recognizes that the provisions of the Credit Agreement require Persons that become Subsidiaries of the Borrower and that are not already parties hereto to become Guarantors hereunder by executing a Guarantor Accession, and agrees that subject to SECTION 3(iv) hereof, its obligations hereunder shall not be discharged, limited or otherwise affected by reason of the same, or by reason of the Agent's actions in effecting the same or in releasing any Guarantor hereunder, in each case without the necessity of giving notice to or obtaining the consent of any other Guarantor.

         12. Continuing Guaranty; Term; Successors and Assigns; Assignment; Survival. This Guaranty is a continuing guaranty and covers all of the Guaranteed Obligations as the same may arise and be outstanding at any time and from time to time from and after the date hereof, and shall (i) remain in full force and effect until satisfaction of all of the Termination Requirements,
(ii) be binding upon and enforceable against each Guarantor and its successors and assigns (provided, however, that no Guarantor may sell, assign or transfer any of its rights, interests, duties or obligations hereunder without the prior written consent of the Lenders) and (iii) inure to the benefit of and be enforceable by each Guaranteed Party and its successors and assigns. Without limiting the generality of clause (iii) above, any Guaranteed Party may, in accordance with the provisions of the Credit Agreement, assign all or a portion of the Guaranteed Obligations held by it (including by the sale of participations), whereupon each Person that becomes the holder of any such Guaranteed Obligations shall (except as may be otherwise agreed between such Guaranteed Party and such Person) have and may exercise all of the rights and benefits in respect thereof granted to such Guaranteed Party under this Guaranty or otherwise. Each Guarantor hereby irrevocably waives notice of and consents in advance to the assignment as provided above from time to time by any Guaranteed Party of all or any portion of the Guaranteed Obligations held by it and of the corresponding rights and interests of such Guaranteed Party hereunder in connection therewith. All representations, warranties, covenants and agreements herein shall survive the execution and delivery of this Guaranty and any Guarantor Accession.

         13. Governing Law; Consent to Jurisdiction; Appointment of Borrower as Representative, Process Agent, Attorney-in-Fact.

         (a) THIS GUARANTY SHALL BE DEEMED TO HAVE BEEN EXECUTED, DELIVERED AND ACCEPTED AT, AND SHALL BE DEEMED TO HAVE BEEN MADE IN, NORTH CAROLINA AND SHALL BE INTERPRETED, AND THE RIGHTS AND LIABILITIES OF THE GUARANTEED PARTIES AND THE GUARANTORS DETERMINED, IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAW PROVISIONS) OF THE STATE OF NORTH CAROLINA. AS PART OF THE CONSIDERATION FOR NEW VALUE THIS DAY RECEIVED, EACH OF THE GUARANTORS AND THE AGENT HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE COURT WITHIN MECKLENBURG COUNTY, NORTH CAROLINA OR ANY FEDERAL COURT LOCATED WITHIN THE WESTERN DISTRICT OF THE STATE OF NORTH CAROLINA FOR ANY PROCEEDING INSTITUTED HEREUNDER OR UNDER ANY OF THE OTHER CREDIT DOCUMENTS, OR ARISING OUT OF OR IN CONNECTION WITH THIS GUARANTY OR ANY OF THE OTHER CREDIT DOCUMENTS, OR ANY PROCEEDING TO WHICH ANY GUARANTEED PARTY OR SUCH GUARANTOR IS A PARTY, INCLUDING ANY ACTIONS BASED UPON, ARISING OUT OF, OR IN CONNECTION WITH ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY GUARANTEED PARTY OR SUCH GUARANTOR. EACH OF THE PARTIES HERETO IRREVOCABLY AGREES TO BE BOUND (SUBJECT TO ANY AVAILABLE RIGHT OF APPEAL) BY ANY JUDGMENT RENDERED OR RELIEF GRANTED THEREBY AND FURTHER WAIVES ANY OBJECTION THAT IT MAY HAVE BASED ON LACK OF JURISDICTION OR IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY SUCH PROCEEDING.

         (b) EACH GUARANTOR HEREBY IRREVOCABLY DESIGNATES AND APPOINTS THE BORROWER AS ITS DESIGNEE, APPOINTEE AND AGENT TO RECEIVE ON ITS BEHALF ALL SERVICE OF PROCESS IN ANY ACTION OR PROCEEDING AND ANY OTHER NOTICE OR COMMUNICATION HEREUNDER, CONSENTS THAT ALL SERVICE OF PROCESS UPON IT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL DIRECTED TO THE BORROWER AT ITS ADDRESS SET FORTH HEREINABOVE (AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT THEREOF OR THREE (3) BUSINESS DAYS AFTER DEPOSIT IN THE UNITED STATES MAILS, PROPER POSTAGE PREPAID AND PROPERLY ADDRESSED), AND AGREES THAT SERVICE SO MADE SHALL BE EFFECTIVE AND BINDING

UPON SUCH GUARANTOR IN EVERY RESPECT AND THAT ANY OTHER NOTICE OR COMMUNICATION GIVEN TO THE BORROWER AT THE ADDRESS AND IN THE MANNER SPECIFIED HEREIN SHALL BE EFFECTIVE NOTICE TO SUCH GUARANTOR. FURTHER, EACH GUARANTOR DOES HEREBY IRREVOCABLY MAKE, CONSTITUTE AND APPOINT THE BORROWER AS ITS TRUE AND LAWFUL ATTORNEY-IN-FACT, WITH FULL AUTHORITY IN ITS PLACE AND STEAD AND IN ITS NAME, THE BORROWER'S NAME OR OTHERWISE, AND WITH FULL POWER OF SUBSTITUTION IN THE PREMISES, FROM TIME TO TIME IN THE BORROWER'S DISCRETION TO AGREE ON BEHALF OF, AND SIGN THE NAME OF, SUCH GUARANTOR TO ANY AMENDMENT, MODIFICATION OR SUPPLEMENT TO, RESTATEMENT OF, OR WAIVER OR CONSENT IN CONNECTION WITH, THIS GUARANTY, ANY OTHER CREDIT DOCUMENT OR ANY DOCUMENT OR INSTRUMENT PURSUANT HERETO OR THERETO, AND TO TAKE ANY OTHER ACTION AND DO ALL OTHER THINGS ON BEHALF OF SUCH GUARANTOR THAT THE BORROWER MAY DEEM NECESSARY OR ADVISABLE TO CARRY OUT AND ACCOMPLISH THE PURPOSES OF THIS GUARANTY AND THE OTHER CREDIT DOCUMENTS. THE BORROWER WILL NOT BE LIABLE FOR ANY ACT OR OMISSION NOR FOR ANY ERROR OF JUDGMENT OR MISTAKE OF FACT UNLESS THE SAME SHALL OCCUR AS A RESULT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE BORROWER. THIS POWER, BEING COUPLED WITH AN INTEREST, IS IRREVOCABLE BY ANY GUARANTOR FOR SO LONG AS THIS GUARANTY SHALL BE IN EFFECT WITH RESPECT TO SUCH GUARANTOR. BY ITS SIGNATURE HERETO, THE BORROWER CONSENTS TO ITS APPOINTMENT AS PROVIDED FOR HEREIN AND AGREES PROMPTLY TO DISTRIBUTE ALL PROCESS, NOTICES AND OTHER COMMUNICATIONS TO EACH GUARANTOR.

         (c) NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF ANY GUARANTEED PARTY TO BRING ANY ACTION OR PROCEEDING AGAINST ANY GUARANTOR IN THE COURTS OF ANY OTHER JURISDICTION.

         14. Arbitration; Preservation and Limitation of Remedies. (a) Upon demand of any party hereto, whether made before or after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to this Guaranty or any other Credit Document ("Disputes") between or among the Guarantors and the Guaranteed Parties, or any of them, shall be resolved by binding arbitration as provided herein. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder. Disputes may include, without limitation, tort claims, counterclaims, claims brought as class actions, claims arising from documents executed in the future, or claims arising out of or connected with the transactions contemplated by this Guaranty, the Credit Agreement and the other Credit Documents. Arbitration shall be conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association (the "AAA"), as in effect from time to time, and Title 9 of the U.S. Code, as amended. All arbitration hearings shall be conducted in the city in which the principal office of the Agent is located. The expedited procedures set forth in Rule 51 et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000. All applicable statutes of limitation shall apply to any Dispute. A judgment upon the award may be entered in any court having jurisdiction. The panel from which all arbitrators are selected shall be comprised of licensed attorneys. The single arbitrator selected for expedited procedure shall be a retired judge from the highest court of general jurisdiction, state or federal, of the state where the hearing will be conducted. Notwithstanding the foregoing, this arbitration provision does not apply to Disputes under or related to Hedge Agreements.

         (b) Notwithstanding the preceding binding arbitration provisions, the parties hereto agree to preserve, without diminution, certain remedies that any party hereto may employ or exercise freely, either alone, in conjunction with or during a Dispute. Any party hereto shall have the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable: (i) all rights to foreclose against any Collateral by exercising a power of sale granted pursuant to any of the Credit Documents or under applicable law or by judicial foreclosure and sale, including a proceeding to confirm the sale; (ii) all rights of self-help, including peaceful occupation of real property and collection of rents, set-off, and peaceful possession of personal property; (iii) obtaining provisional or ancillary remedies, including injunctive relief, sequestration, garnishment, attachment, appointment of a receiver and filing an involuntary bankruptcy proceeding; and (iv) when applicable, a judgment by confession of judgment. Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a Dispute. The parties hereto agree that no party shall have a remedy of punitive or exemplary damages against any other party in any Dispute, and each party hereby waives any right or claim to punitive or exemplary damages that it has now or that may arise in the future in connection with any Dispute, whether such Dispute is resolved by arbitration or judicially.

         15. Notices. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, facsimile transmission or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered (a) if to any Guarantor, in care of the Borrower and at the Borrower's address for notices set forth in the Credit Agreement and (b) if to any Guaranteed Party, at its address for notices set forth in the Credit Agreement; or to such other address as any of the Persons listed above may designate for itself by like notice to the other Persons listed above; and in each case, with copies to such other Persons as may be specified under the provisions of the Credit Agreement. All such notices and communications shall be deemed to have been given (i) if mailed as provided above by any method other than overnight delivery service, on the third Business Day after deposit in the mails, (ii) if mailed by overnight delivery service, telegraphed, telexed, telecopied or cabled, when delivered for overnight delivery, delivered to the telegraph company, confirmed by telex answerback, transmitted by telecopier or delivered to the cable company, respectively, or (iii) if delivered by hand, upon delivery; provided that notices and communications to the Agent shall not be effective until received by the Agent.

         16. Severability. To the extent any provision of this Guaranty is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Guaranty in any jurisdiction.

         17. Construction. The headings of the various sections and subsections of this Guaranty have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof. Unless the context otherwise requires, words in the singular include the plural and words in the plural include the singular.

         18. Counterparts; Effectiveness. This Guaranty may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. This Guaranty shall become effective, as to any Guarantor, upon the execution and delivery by such Guarantor of a counterpart hereof or a Guarantor Accession.

         IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be executed by its duly authorized officers as of the date first above written.


            THE SIGNATURES OF THE GUARANTORS EXECUTING THIS GUARANTY
             AS OF THE DATE FIRST ABOVE WRITTEN ARE ON THE FOLLOWING
                     SEQUENTIALLY NUMBERED SIGNATURE PAGES.

         The Borrower hereby joins in this Guaranty for purposes of evidencing its consent to, and agreement to perform, the provisions of SECTION 13(b).


                                  ORTHALLIANCE, INC.


                                  By:    _____________________________________

                                  Title: _____________________________________





Accepted and agreed to:

FIRST UNION NATIONAL BANK, as Agent


By:    _____________________________________

Title: _____________________________________









                               Subsidiary Guaranty
                               OrthAlliance, Inc.
                       First Union National Bank, as Agent

                             (Signatures continued)

                                  ORTHALLIANCE FINANCE, INC.


                                  By:    _____________________________________

                                  Title: _____________________________________



















                               Subsidiary Guaranty
                               OrthAlliance, Inc.
                       First Union National Bank, as Agent

                             (Signatures continued)

                                           Exhibit A to Subsidiary Guaranty
                                           First Union National Bank, as Agent
                                           OrthAlliance, Inc.
                                           December 30, 1997 / $25,000,000
                                           ------------------------------------


                              GUARANTOR ACCESSION


         THIS GUARANTOR ACCESSION, dated as of _______________, ____, is delivered by [NAME OF NEW GUARANTOR] (the "Guarantor") pursuant to SECTION 11 of the Guaranty referred to hereinbelow.

         Reference is hereby made to the Subsidiary Guaranty, dated as of _____________, 1997, made by the Guarantors (as defined therein) named therein (as amended, modified or supplemented from time to time, the "Guaranty," capitalized terms defined therein being used herein as therein defined).

         The undersigned is a Subsidiary of OrthAlliance, Inc. (the "Borrower") and is required to guarantee the Guaranteed Obligations. The undersigned hereby adopts and makes for itself all of the representations and warranties set forth in SECTION 5 of the Guaranty as if such representations and warranties were set forth herein at length.

         The undersigned hereby acknowledges that, upon the execution and delivery of this Guarantor Accession, it will become a party to the Guaranty as a Guarantor thereunder. The undersigned hereby adopts the terms and provisions of the Guaranty and agrees to be bound by all of the duties, liabilities and obligations of the Guarantors set forth in the Guaranty. This Guarantor Accession and its attachments are hereby incorporated into the Guaranty and made a part thereof.





                                  [NAME OF NEW GUARANTOR]




                                  By:    _____________________________________

                                  Title: _____________________________________

                                                   Exhibit G to Credit Agreement


                                     FORM OF
                         OPINION OF COUNSEL TO BORROWER

                                     [Date]

First Union National Bank, as Agent
One First Union Center, 5th Floor
301 South College Street
Charlotte, North Carolina 28288-0735


The other Lenders party to the
Credit Agreement referred to below

Ladies and Gentlemen:

         We have acted as counsel to OrthAlliance, Inc., a Delaware corporation (the "BORROWER"), and [EACH COUNSEL SHOULD DESCRIBE THOSE GUARANTORS LOCATED IN OR INCORPORATED UNDER THE STATE WHERE SUCH COUNSEL IS LICENSED, AND SHOULD INCLUDE A DESCRIPTION OF ALL GUARANTORS] (collectively, the "GUARANTORS"), in connection with (a) the execution and delivery of (i) the Credit Agreement, dated as of ________ , 1997, among the Borrower, First Union National Bank as Agent, and the financial institutions party thereto, as Lenders (the "CREDIT AGREEMENT"), and (ii) the other Loan Documents (as defined in the Credit Agreement) and (b) the negotiation, preparation and consummation of the transactions contemplated thereby. This opinion is furnished to you pursuant to
Section 3. 1 (a)(iv) of the Credit Agreement and at the instruction of the Borrower. All capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in the Credit Agreement.

         We have examined executed copies of the following documents:

         (1) the Credit Agreement,

         (2) the Notes executed as of the Closing Date (the "NOTES"),

         (3) the Guaranty,

         (4) the Fee Letter (the "FEE LETTER"),

First Union National Bank, as Agent
Page 2

         (5) the Pledge and Security Agreement (the "PLEDGE AND SECURITY AGREEMENT"; together with the Credit Agreement, the Notes, the Guaranty and the Fee Letter, the "LOAN DOCUMENTS"), together with copies of the financing statements on Form UCC-1 (the "FINANCING STATEMENTS") in the form attached hereto as Exhibit 1, in favor of the Agent, as secured party, reports from ____________ as to copies of UCC financing statements naming the Borrower or any Guarantor as debtor and of federal tax liens filed against the Borrower or any Guarantor that are on file as set forth therein (the "SEARCH REPORTS") in the [DESCRIBE APPROPRIATE FILING OFFICES] (the "FILING JURISDICTIONS"), and originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for purposes of this opinion.

         Based upon the foregoing, we are of the opinion that:

         1 . The Borrower and the Guarantors (collectively, the "OBLIGORS") are corporations duly incorporated, validly existing and in good standing under the laws of their state of incorporation and are duly qualified to do business in each other jurisdiction where the absence of such qualification would have a Material Adverse Effect.(1)

         2. Each of the Obligors has the corporate power and authority: (i) to carry on its business as now being conducted, (ii) to execute, deliver and perform each Loan Document to which it is a party; and (iii) to take all action as may be necessary to consummate the transactions contemplated under the Loan Documents to which it is a party.(2)

         3. The execution, delivery and performance by each Obligor of the Loan Documents to which it is a party and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action and do not (a) contravene (i) any Obligor's charter or bylaws, (ii) any law, statute, rule or regulation applicable to such Obligor, or (iii) to the best of our knowledge after due inquiry, any order, writ, judgment, injunction, decree or determination of any Governmental Authority applicable to it, (b) to the best of our knowledge after due inquiry, conflict with, result in a breach of or constitute (with notice, lapse of time or both) a default under any material indenture, agreement or other instrument to which any Obligor is a party, by which such Obligor or any of its properties is bound or to which such Loan Party is subject, or, (c) to the best of our knowledge after due inquiry, result in or require the creation of any lien, security interest or other encumbrance (other than the liens and security interests of the Agent and the Lenders pursuant to the Loan Documents) upon or with respect to any Obligor's properties.(3)


-------------------------------------

1     To be given by local counsel as to entities incorporated in those states.

2     Ditto footnote 1

3     Local counsel to give (a)(i)-(ii) only.

First Union National Bank, as Agent
Page 3

         4. Each of the Credit Agreement and the other Loan Documents has been duly executed and delivered by each Obligor that is a party thereto.(4)

         5. A [STATE] court or a federal court sitting in [STATE] in a diversity action will give effect to the provisions of the Credit Agreement and the other Loan Documents providing that the Credit Agreement and each of the other Loan Documents is to be governed by and construed in accordance with the internal laws of the State of North Carolina insofar as such provisions relate to the substantive laws of the State of North Carolina and to the validity, nature, interpretation and effect of the Credit Agreement and each other Loan Document except (i) to the extent, if any, that federal law applies, (ii) to the extent that North Carolina law provides that the validity or perfection of any security interest created thereunder or remedies thereunder or the assignment thereof are governed by the laws of a jurisdiction other than the State of North Carolina (whether pursuant to Section 9-103 or 8-106 of the Uniform Commercial Code as enacted in North Carolina or otherwise) or (iii) to the extent that procedural (as opposed to substantive) laws are involved.(5)

         6. If a California court were to apply California law in construing the validity of the Credit Agreement or any other Loan Document notwithstanding the choice of North Carolina law provided for therein, the Credit Agreement and the other Loan Documents (other than the choice of law provisions and other than the Mortgages and Lease Assignments (as to which you are obtaining opinions from other counsel)) would constitute the legal, valid and binding obligations of the Borrower and the other Obligors, enforceable against the Borrower and the other Obligors in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally and subject to the availability of equitable remedies.(6)

         7. To the best of our knowledge after due inquiry, there are no actions, suits or proceedings pending or threatened against or affecting the Borrower or any other Obligor or their properties at law or in equity before any court or administrative officer or agency (i) that might result in a Material Adverse Effect, (ii) that question the validity of the Credit Agreement or any other Loan Document, or (iii) that might impair the ability of any Obligor to perform its obligations thereunder.(7)

         8. If a [NAME STATE] court were to apply [NAME STATE] in construing the validity of the Pledge and Security Agreement, the Pledge and Security Agreement would be in sufficient form under [NAME STATE] law to create security interests in favor of the Agent as security for the Secured

 ---------------------------

4     To be given by [BORROWER'S MAIN COUNSEL].

5     To be given by all counsel.

6     To be given by [MAIN COUNSEL] only.

7     To be given by [MAIN COUNSEL] only.

First Union National Bank, as Agent
Page 4

Obligations (as defined in the Pledge and Security Agreement) in such of the collateral purported to be covered thereby in which a security interest may be created under Article 9 of the Uniform Commercial Code as enacted in the State of [STATE] (the "[STATE] UCC"), except that the Pledge and Security Agreement will create such security interests in property in which the Borrower or such other Pledgor (as defined in the Pledge and Security Agreement) has no present rights only when the Borrower or such other Pledgor acquires rights therein.(8)

         9. a. The authorized capital stock of [name of subsidiary] consists of ________ shares of __________ stock, $___ par value per share, of which _______ shares are issued and outstanding and are held legally and beneficially by the Borrower, subject only to the pledge of such shares to the Agent pursuant to the Loan Documents. All such issued and outstanding shares of capital stock have been duly and validly authorized and issued, and are fully paid and non-assessable, subject to no preemptive rights, options to purchase or similar rights or restrictions. There are no outstanding options, warrants or other agreements or obligations to issue additional shares of capital stock of such Subsidiary to any Person.

            b. [repeat for all subsidiaries](9)

         10. After giving effect to the delivery to the Agent of the Stock listed in Part I of Schedule D to the Pledge and Security Agreement and assuming continuous possession at all times thereafter by the Secured Party of the Stock, the security interests created in favor of the Agent under the Pledge and Security Agreement with respect to the Stock constitute valid and perfected security interests in the Stock in favor of the Agent under the Pledge and Security Agreement, subject to no consensual security interest of any other Person, and no filings or recordings are required in order to perfect the security interests in the Stock in favor of the Agent under the Pledge and Security Agreement. Assuming the Agent acquires its interest in the Stock in good faith and without notice of any adverse claims, the Agent will acquire its security interests in the Stock free of adverse claims. (10)

         11. a. The Search Reports cover every jurisdiction (i) prescribed under the Uniform Commercial Code as jurisdictions in which filings should be made to perfect security interests in the Collateral which are perfected by filing under
Article 9 of the Uniform Commercial Code and (ii) having files which must be searched in order to determine fully the existence of notice of the filing of federal tax liens (filed pursuant to Schedule 6323 of the Internal Revenue Code of 1986, as amended) on the Collateral. (11)

----------------------------

 (8) To be given by all counsel.

 (9) To be given by [MAIN COUNSEL] only.

(10) To be given by local counsel as to entities incorporated in those states.

(11) To be given by all counsel.

First Union National Bank, as Agent
Page 5


         12. The law of [STATE] requires that continuation statements complying with the Uniform Commercial Code must be filed with the office of the Secretary of State and the [filing office] not more than six months prior to the expiration of the five-year period dating from the date of filing of the financing statement and not more than six months prior to the expiration of each subsequent five-year period after the original filing in order to protect the priority of the security interest in any personal property. Additional filings with respect to any personal property described in a financing statement also may be necessary for any Obligor that changes its name or the jurisdiction in which its place of business (or, if it has more than one place of business, its chief executive office) or such personal property is located.(12)


         13. No authorization, approval, consent or other action by, and no notice, registration or filing with, (i) any Governmental Authority, (ii) any creditor or holder of any capital stock of any Obligor or (iii) any other Person, required on the part of the Borrower or any other Obligor pursuant to any presently existing law or regulation of the United States of America or the State of [state] is required for the due execution, delivery and performance by any Obligor of the Loan Documents. (13)

         14. The execution, delivery and performance of the Loan Documents in accordance with the terms thereof, including, without limitation, the execution, delivery and recording of the Financing Statements and the Mortgage(s), do not give rise to any state taxes, assessments or other charges, except UCC filing fees and mortgage recording fees. No state taxes, assessments or other charges, except UCC filing fees and mortgage recording fees, will be imposed upon, or be payable by any of the Lenders or the Agent solely as a precondition to the enforcement of its rights and remedies under the Credit Agreement or any of the other Loan Documents. (14)

         15. Notwithstanding the North Carolina choice of law provisions in the Loan Documents, if [State] usury laws were applicable to the Loan Documents, the fees, interest, and other charges payable under the Loan Documents do not violate any usury or similar laws under [STATE] law.

         16. Neither any Lender nor the Agent needs to qualify for the purpose of doing business in the State of [STATE] in connection with the valid execution, delivery and performance of the Credit Agreement, the Loan Documents or any promissory notes delivered pursuant to the terms of the Credit Agreement.
(15)


-------------------

12 To be given by all counsel. Modify continuation statements requirements, as applicable.

13 All counsel to give opinion re: clause (i), and [MAIN COUNSEL] to give opinion on all matters described.

14    To be given by all counsel.

15    To be given by all counsel.

First Union National Bank, as Agent
Page 6


         17. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock and consummation of the transactions contemplated by the Credit Agreement and the Loan Documents will not violate Regulation G, T, U or X as promulgated by the Board of Governors of the Federal Reserve System.

         18. The Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         In rendering the opinion expressed in paragraph 9(a) above, we express no opinion with respect to any Collateral of a type described in Section 9-401(l)(a) or (b) of the [____________] UCC or represented by a certificate of title. In addition, we note that our opinion in paragraphs 7 and 9(a) above may be limited by Sections 9-307, 9-314 and 9-315 of the [______________] UCC.

         The opinions herein expressed are limited in all respects solely to the matters governed by the internal laws of the State of [_____________], [the General Corporation Law of the State of Delaware] and the federal laws of the United States of America.


         This opinion is rendered solely to you and is solely for your benefit in connection with the transactions covered hereby. This opinion may not be relied upon by you for any other purpose, or relied upon by any other Person, firm or corporation for any purpose, without our prior written consent. We hereby consent to the distribution of and reliance hereon by any party which, pursuant to SECTION 10.7 of the Credit Agreement, becomes a participant in or assignee of your interest in the Credit Agreement. We do not undertake to advise you of any matters that might hereafter arise that would affect the opinions expressed herein. Our opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.


                                Very truly yours,

                                                   Exhibit H to Credit Agreement


                                     FORM OF
                         FINANCIAL CONDITION CERTIFICATE

         THIS FINANCIAL CONDITION CERTIFICATE is delivered pursuant to Section 3.1(j) of the Credit Agreement, dated as of _______________(the "Credit Agreement"), among ORTHALLIANCE, INC., a Delaware corporation (the "Borrower"), certain banks and other financial institutions from time to time parties thereto (the "Lenders") and FIRST UNION NATIONAL BANK, as Agent. Capitalized terms used herein without definition shall have the meanings given to such terms in the Credit Agreement.

The undersigned hereby certifies for and on behalf of the Borrower as follows:

         1. Capacity. The undersigned is, and at all pertinent times mentioned herein has been, the duly qualified and acting Chief Financial Officer of the Borrower, and in such capacity has responsibility for the management of the Borrower's financial affairs and for the preparation of the Borrower's financial statements.

         2. Procedures. The undersigned has carefully reviewed the contents of this certificate and has conferred with counsel for the Borrower for the purpose of discussing the meaning, of the term "unreasonably small capital" (as used in Section 548(a) of the Bankruptcy Code, 11 U.S.C ss. 548(a)) for purposes of the certification contained in SECTION 3.6 hereof. The statements made herein by the undersigned are based upon the personal knowledge of the undersigned, or upon reports and other information given to the undersigned by supervisory personnel of the Borrower having responsibility for the reports and information given. The statements are made in good faith and, to the best of the knowledge of the undersigned, are reasonable in all material respects.

         3. Certifications. Based on the foregoing, the undersigned hereby certifies as follows:

         3.1. Attached hereto as ANNEX A is a true, correct and complete copy of the Projections. Such Projections cover the fiscal year[s] ending December 31, ___ and give effect to the extensions of credit contemplated by the Credit Agreement, the payment of transaction fees and expenses incident to the foregoing and the consummation of the other transactions contemplated thereby. The Projections have been prepared in good faith by the executive and financial personnel of the Borrower and, to the best knowledge of the undersigned, represent, as of the date hereof, a reasonable estimate of the future performance and financial condition of the Borrower and its Subsidiaries, it being acknowledged by the Agent and the Lenders that these projections as to future events are subject to the uncertainties and estimations inherent in any projections, and that the actual results during the periods covered thereby may be different than the projected results (and that such differences may be material and adverse). The undersigned knows of no material facts that have occurred since the date of the preparation of the Projections that would lead him to believe that the Projections, taken as a whole, are no longer appropriate.

         3.2 The assumptions used in the preparation of the Projections are, to the knowledge of the undersigned, reasonable.

         3.3 The Borrower and its Subsidiaries, on a consolidated basis, are not now, nor will the incurrence of the Obligations pursuant to the Credit Agreement render them, "insolvent" (as hereinafter defined). The undersigned understands that, in this context, "insolvent" means that the present fair saleable value of assets is less than the amount that will be required to pay the probable liability on existing debts as such debts mature. The undersigned understands that the term "debts" includes any known reasonable contingencies and contingencies that should be included in notes to the financial statements of the Borrower and its Subsidiaries pursuant to GAAP. The foregoing, is supported by an analysis of the Projections.

         3.4 The undersigned believes that, by incurring, the Obligations pursuant to the Credit Agreement, the Borrower and its Subsidiaries, on a consolidated basis, will not incur debts beyond their ability to pay as such obligations as they mature (taking into account the timing and amounts of cash to be payable on or in respect of the Indebtedness of the Borrower and its Subsidiaries). The foregoing conclusion is based in part on the Projections, which reflect that the cash flow of the Borrower and its Subsidiaries, on a consolidated basis, after taking, into account all anticipated uses of the cash of the Borrower and its Subsidiaries, will at all times be sufficient to pay all amounts on or in respect of Indebtedness of the Borrower and its Subsidiaries when such amounts are required to be paid (including, without limitation, scheduled payments pursuant to the Credit Agreement).

         3.5 After giving effect to the consummation of the transactions contemplated by the Credit Agreement, the assets of the Borrower and its Subsidiaries, on a consolidated basis, do not constitute "unreasonably small capital" (as used in Section 548(a) of the Bankruptcy Code, 11 U.S.C. Section 548(a)), for the Borrower and its Subsidiaries to carry on its business as now conducted and as proposed to be conducted (taking, into account the particular capital requirements of the business conducted and to be conducted by the Borrower and its Subsidiaries and the availability of capital in respect thereof (with reference to, without limitation, the Projections)).

         3.6 Neither the Borrower nor any of its Subsidiaries has executed the Credit Agreement or any documents mentioned herein, or made any transfer or incurred any obligations thereunder, with intent to hinder, delay or defraud either present or future creditors of the Borrower or any Subsidiary.

         3.7 The undersigned understands that the Lenders have performed their own review and analysis of the financial condition of the Borrower and its Subsidiaries, but that the Lenders are relying on the foregoing statements in connection with the extension of credit to the Borrower and its Subsidiaries pursuant to the Credit Agreement. By its acceptance of this Financial Condition Certificate, the Agent and each Lender are acknowledging that the undersigned is delivering this Financial Condition Certificate on behalf of the Borrower in his capacity as Chief Financial Officer of the Borrower, and the Agent and each Lender agrees that the undersigned will have no personal liability arising out of or in connection with the undersigned's delivery of this Financial Condition Certificate.

         Executed as of the ___day of _______ , 1997.


                                    ORTHALLIANCE, INC.

                                    By:________________________
                                    Chief Financial Officer

                         FINANCIAL CONDITION CERTIFICATE
                                     ANNEX A


                               ORTHALLLIANCE, INC.
                                   Projections



                                 [see attached]